AGREEMENT AND PLAN OF REORGANIZATION

                               BY AND AMONG

                          RADIX VENTURES, INC.,
                         A DELAWARE CORPORATION,

                                   AND

                  AIR EXPRESS INTERNATIONAL CORPORATION,
                         A DELAWARE CORPORATION,

                      AEIC ACQUISITION CORPORATION,
                          A DELAWARE CORPORATION
                                   AND

                     THE STOCKHOLDER REPRESENTATIVES
                         (AS HEREINAFTER DEFINED)

                           DATED:  MAY 3, 1995

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          AGREEMENT AND PLAN OF REORGANIZATION, dated as of the 3rd day of May, 1995 (the "AGREEMENT"), by and among Air Express International Corporation, a Delaware corporation ("AEI"), AEIC Acquisition Corporation, a Delaware corporation wholly-owned by AEI ("NEWCO"), the Stockholder Representatives (as hereafter defined) and Radix Ventures, Inc., a Delaware corporation ("RADIX").

                                RECITALS:

          WHEREAS, AEI, through several direct and indirect subsidiaries, conducts business primarily as an international air freight forwarder, and also as an international ocean freight forwarder, customs broker, and warehouser under the name "Air Express International"; and

          WHEREAS, Radix, through certain of its direct and indirect subsidiaries and their respective branch offices, conducts business primarily as a customs broker, and also as an international air and ocean freight forwarder (such collective activities and any other business activities conducted by Radix and such subsidiaries constituting the "RADIX BUSINESS") under the name "Radix Group International"; and

          WHEREAS, Radix's authorized capital stock consists of 1,000,000 shares of common stock, $.01 par value per share ("RADIX COMMON STOCK"), 771,500 shares of which are issued and outstanding as of the date hereof (the "RADIX SHARES"); and

          WHEREAS, AEI's authorized capital stock consists of (i) 40,000,000 shares of common stock, par value $.01 per share ("AEI COMMON STOCK"), 17,481,694 shares of which are issued and outstanding as of the date hereof (net of 2,187,833 shares of AEI Common Stock held in treasury), and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share ("AEI PREFERRED STOCK"), no shares of which are issued and outstanding as of the date hereof; and

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                                                                        2



 WHEREAS, Newco's authorized capital stock consists of 20,000 shares of common stock, par value $.01 per share (the "NEWCO COMMON STOCK"), 1 share of which is issued and outstanding as of the date hereof (the "NEWCO SHARE");

          WHEREAS, the Boards of Directors of AEI, Newco and Radix have, prior to the date hereof, determined that it is advisable and in the best interests of their respective stockholders that AEI and Radix become affiliated by effecting a merger of Newco with and into Radix (the "MERGER") subject to the terms and conditions contained herein; and

          WHEREAS, the parties hereto have agreed upon the terms and provisions of such affiliation, and desire herein to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

          NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree hereby as follows:

                                ARTICLE I.

                          MERGER AND AFFILIATION

          SECTION 1.1. MERGER. Upon the terms and subject to the satisfaction of the conditions hereof, the affiliation of the parties hereto shall be carried out in the following manner: On the date (the "EFFECTIVE DATE") and at the time (the "EFFECTIVE TIME") that all of the conditions to the Merger set forth in ARTICLE VI hereof have been satisfied or waived in accordance with the terms hereof, Newco shall be merged with and into Radix pursuant to the terms set forth below, with Radix to be the surviving corporation (sometimes hereinafter referred to as the "SURVIVING CORPORATION").

          SECTION 1.2. CONVERSION OF RADIX SHARES. From and after the Effective Time and as and when required by the provisions of this Agreement, AEI shall issue 1,000,000 shares of AEI Common Stock, or pay cash in lieu of fractional shares of AEI

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                                                                        3



 Common Stock or in respect of Dissenting Shares and Non-Qualified Shares (as hereafter defined), calculated based on the Market Value (as hereafter defined), to the record holders of Radix Shares as of the Effective Time (the "RADIX STOCKHOLDERS"); PROVIDED, HOWEVER, that 110,000 shares of AEI Common Stock otherwise payable in respect of the Radix Shares, or the cash payable in lieu of such shares that would otherwise have been paid to Non-Qualified Shareholders, shall be delivered to Mellon Bank, N.A., as escrow agent (the "ESCROW AGENT") to be held and disbursed pursuant to the terms of Article II and Article VIII hereof (such cash and shares being the "ESCROWED PROPERTY"). The aggregate number of shares of AEI Common Stock, and cash in lieu of shares to Non-Qualifying Stockholders, payable hereunder is sometimes herein referred to as the "PURCHASE PRICE"). Approval of this Agreement by the Radix Stockholders shall constitute approval of the appointment of Mellon Bank, N.A. as Escrow Agent.

               a) The manner of converting the Newco Share and the Radix Shares shall be as follows:

                    (i) At the Effective Time, the Newco Share shall be converted into one (1) share of Radix Common Stock;

                    (ii) At the Effective Time, by virtue of the Merger and in accordance with this Agreement, and without any action on the part of the holders thereof, each of the Radix Shares then issued and outstanding, other than Dissenting Shares and the Non-Qualified Shares, shall be converted into and exchanged for 1.2962 shares of AEI Common Stock; and

                    (iii) At the Effective Time, certificates evidencing Radix Shares shall cease to evidence any interest in Radix or the Surviving Corporation, but shall thereafter evidence only the right of the holder thereof to receive such shares of AEI Common Stock or cash in lieu of fractional shares, or in the case of Dissenting Shares or Non-Qualified Shares, the right to receive cash in accordance with the terms hereof. Any

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                                                                        4



 Radix Stockholder receiving cash in lieu of fractional shares of AEI Common Stock shall not be entitled to dividends or other rights in respect of any such fractional interest.

               b) At the Effective Time of the Merger, each of the Radix Shares held by a stockholder who has not represented in writing to the reasonable satisfaction of AEI that such stockholder is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended ("REGULATION D"), or who has not provided reasonable substantiation to AEI that such stockholder has duly appointed a "purchaser representative" in accordance with Regulation D, shall by virtue of the consummation of the Merger and without any action on the part of such stockholder be converted into the right to receive an amount of cash equal to the product of (i) the number of shares of AEI Common Stock into which each of such stockholder's Radix Shares would otherwise have been converted pursuant to this SECTION 1.2 and
 (ii) the Closing Market Value of a share of AEI Common Stock. The Radix Shares held by any such stockholder are herein referred to as the "NON-QUALIFIED SHARES" and any such stockholder is herein a "NON-QUALIFIED STOCKHOLDER".

               c) Promptly after the Effective Time, Mellon Securities Trust Co., as exchange agent appointed by AEI (the "EXCHANGE AGENT"), shall send or cause to be sent to each holder of record of a certificate or certificates which as of the Effective Time represented Radix Shares (the "CERTIFICATES") a form letter of transmittal specifying that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and providing instructions to assist such holder in effecting the surrender of the Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor either (i) a certificate representing shares of AEI Common Stock and any cash in lieu of

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                                                                        5



 fractional shares determined in accordance herewith, less such holder's pro rata share of the Escrowed Property, or (ii) in the case of Non-Qualified Shares, cash as determined in accordance with SECTION 2.1(b) hereof, less such holder's pro rata share of the Escrowed Property and the Certificate so surrendered shall forthwith be cancelled. All payments of cash shall be made by check drawn to the order of the registered holder or other person specified in the letter of transmittal in accordance with the requirements thereof. Approval of this Agreement by the stockholders of Radix shall constitute approval of the appointment of Mellon Securities Trust Co. as Exchange Agent.

               d) Until a Certificate is surrendered and exchanged in accordance herewith, each such outstanding Certificate shall for all purposes evidence the right to receive the shares of AEI Common Stock into and for which such Radix Shares have been so converted, and any cash in lieu of fractional shares, as aforesaid, or the right to receive cash in respect of Dissenting Shares or Non-Qualified Shares, in either case subject to the provisions of Article II and Article VIII relative to the escrow and disbursement of Escrowed Property. Whenever a dividend is declared by AEI on AEI Common Stock after the Effective Date, such declaration shall include dividends on all shares of AEI Common Stock into which Radix Shares shall be converted and exchanged hereunder; PROVIDED, HOWEVER, that no former stockholder of Radix shall be entitled to receive his or her distribution of such dividends until physical exchange of his or her Certificates shall have been effected in accordance herewith; and PROVIDED, FURTHER, HOWEVER, that dividends paid in respect of shares of AEI Common Stock constituting a part of the Escrowed Property shall be paid to the Escrow Agent and held and disbursed in accordance with the terms of the Escrow Agreement. Upon physical exchange of his or her Certificates, any such person shall be entitled to receive from AEI an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared, and for which payment has occurred, on the shares represented thereby,

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                                                                        6



 subject to the preceding sentence with respect to Escrowed Property. The shares of AEI Common Stock into and for which Radix Shares shall have been converted and exchanged pursuant to this Agreement shall be entitled to full voting privileges only from and after the surrender of the Certificates, and, in the case of shares of AEI Common Stock constituting a part of the Escrowed Property, as provided in the Escrow Agreement.

               e) All rights to receive cash in lieu of fractional share interests, and all shares of AEI Common Stock into and for which Radix Shares shall have been converted and exchanged pursuant to this Agreement, less the related Escrowed Property that may be returned to AEI in accordance with Article II or Article VIII hereof, shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such converted and exchanged Radix Shares.

               f) Radix Shares held by stockholders who take all of the steps required to be taken in order to entitle such stockholders to be paid the fair value of such shares (the "DISSENTING SHARES") under
 Section 262 of the Delaware General Corporation Law (as amended from time to time, the "DELAWARE ACT") (any such stockholder being a "DISSENTING STOCKHOLDER"), shall be deemed to have ceased to represent any interest in Radix at such time as is provided by the Delaware Act and the stockholders thereof shall be entitled to such rights as are specified at the time in the Delaware Act; PROVIDED, HOWEVER, that Radix shall not, except with the prior written consent of AEI, voluntarily make any payment with respect to, or settle or offer to settle, any demands for payment relating to Dissenting Shares.

          SECTION 1.3. CERTAIN EFFECTS OF THE MERGER. At the Effective Time of the Merger, the separate existence of Newco shall cease. The Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all restrictions, disabilities and duties of Newco and Radix; and all of the rights, privileges, powers and franchises of Newco and Radix, and all

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                                                                        7



 of the property, real, personal and mixed, and all debts due to Newco or Radix on whatever account, as well as for stock subscriptions and all other things in action or belonging to Newco or Radix shall be vested in the Surviving Corporation; and all of the property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter effectually the property of the Surviving Corporation as they were of Newco or Radix, and the title to any real estate vested by deed or otherwise, under the laws of any state, in Newco or Radix, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Newco or Radix shall be preserved unimpaired, and all debts, liabilities and duties of Newco and Radix shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. On and after the Effective Date, any action, suit or proceeding, whether civil, criminal or administrative, pending by or against either Newco or Radix shall be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in any such action, suit or proceeding.

          SECTION 1.4.  CERTAIN POST-MERGER MATTERS.

               a) If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm or record in the Surviving Corporation the title to any property or rights of Newco or Radix, or otherwise to carry out the provisions hereof, the persons who are the proper officers and directors of Newco or Radix immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the provisions hereof.


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                                                                        8



                b) The Surviving Corporation shall be governed by the laws of the State of Delaware. The Certificate of Incorporation of Radix as in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Certificate of Incorporation until changed as provided therein or under the Delaware Act. The By-laws of Radix as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's By-laws until changed as provided therein or under the Delaware Act. The directors and officers of the Surviving Corporation shall be as set forth in EXHIBIT A attached hereto. Each such director or officer shall continue in such office until his or her successor is elected or appointed and shall have duly qualified or until his or her earlier resignation or removal, as the case may be, in accordance with the By-laws of the Surviving Corporation and applicable law.

          SECTION 1.5.  CERTAIN ACTIONS TO BE TAKEN PRIOR TO OR
 CONTEMPORANEOUSLY WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT.

          Prior to or contemporaneously with the execution and delivery hereof, the parties hereto shall have taken or caused to be taken the following actions:

               a) Radix, as the Surviving Corporation, shall have executed a Certificate of Merger substantially in the form attached hereto as EXHIBIT B.

               b) Each of AEI and the Indemnitors (as defined therein) shall have executed and delivered the indemnification agreement in the form attached hereto as EXHIBIT C (the "INDEMNIFICATION AGREEMENT");

               c) Each of Mr. Matthew P. Sheppard and Radix shall have executed and delivered to AEI an employment agreement in the form attached hereto as EXHIBIT D (the "SHEPPARD EMPLOYMENT AGREEMENT");


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                                                                        9



               d) Each of Mr. Don S. Friedkin and Radix shall have executed and delivered to AEI the services agreement in the form attached hereto as EXHIBIT E (the "SERVICES AGREEMENT");

               e) Each of Mr. John Radziwill and Radix shall have executed and delivered to AEI a Supplemental Agreement in the form attached hereto as EXHIBIT F (the "RADZIWILL SUPPLEMENTAL AGREEMENT");

               f) Each of Mr. Pierre Schoenheimer and Radix shall have executed and delivered to AEI a Supplemental Agreement in form attached hereto as EXHIBIT G (the "SCHOENHEIMER SUPPLEMENTAL AGREEMENT");

               g) Each of Mr. Matthew Sheppard and Radix shall have executed and delivered to AEI a Supplemental Agreement in form attached hereto as EXHIBIT H (the "SHEPPARD SUPPLEMENTAL AGREEMENT");

               h) Each of AEI, the Stockholder Representatives (as hereafter defined) and the Escrow Agent shall have agreed to the form of an escrow agreement having the normal and customary terms of such an agreement;

               i) AEI shall have received reasonable evidence that the holders of not less than 87% of the Radix Shares either (a) are Accredited Investors within the meaning of Rule 501 of Regulation D or
 (b) have duly appointed a Purchaser Representative reasonably acceptable to AEI pursuant to the provisions of Regulation D, which Purchaser Representative shall have certified to AEI that he has the requisite knowledge and experience to evaluate the risks and merits of the Merger as required by Rule 502 of Regulation D;

               j) AEI shall have received the opinions of Messrs. Spitzer & Feldman, P.C., addressed to AEI and dated as of the date hereof, in such form as is satisfactory to AEI;


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                                                                       10



               k) Radix shall have received the opinion of Messrs. Cummings & Lockwood, counsel to AEI, addressed to Radix and dated as of the date hereof, in such form as is reasonably satisfactory to Radix;

               l) Radix shall have delivered to AEI, in such form reasonably satisfactory to AEI, evidence of the approval of the Board of Directors of Radix of the matters set forth in SECTION 3.34 hereof;

               m) Any and all consents, waivers, clearances, approvals and authorizations from third parties under the Material Contracts listed on SECTION 3.13 of the Disclosure Schedule (as hereinafter defined) as being required to be obtained prior to the Merger shall have been obtained at no cost to Radix and without any adverse effect on the terms of such contracts;

               n) Radix shall have obtained all required licenses, consents, permits, approvals and authorizations, in form and substance satisfactory to AEI, necessary to permit Radix to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, all licenses, consents, permits, approvals and authorizations of the Regulatory Agencies (as hereinafter defined), if any, necessary for Radix to continue to conduct Radix's Business following the Effective Date in a manner which is consistent with that in which it is presently conducted, subject to no conditions which in the opinion of AEI imposes any material burden on the conduct of such business and such licenses, consents, permits, approvals and authorizations thereby shall have been duly obtained, made or given and shall be in full force and effect as of the date hereof;

               o) Radix shall have delivered a certified copy of a list of the Radix Stockholders to AEI, which list shall identify their states of residence, after which delivery there shall be no further transfers or registration of the Radix Shares on the stock

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                                                                       11



 transfer books of Radix without prompt notice thereof to AEI, and no issuances of any new shares of Radix.

               p) The execution, delivery and performance of this Agreement shall have been duly adopted and approved by the Board of Directors of Radix and AEI shall have received a copy of such resolutions, duly certified by the secretary of Radix;

               q) The execution, delivery and performance of this Agreement shall have been duly adopted and approved by the Board of Directors of AEI and Radix shall have received a copy of such resolutions, duly certified by the secretary of AEI;

               r) The execution, delivery and performance of this Agreement shall have been duly adopted and approved by written consent in accordance with the provisions of Section 228 of the Delaware Act by the sole holder of the Newco Share, and Radix shall have received a copy of said consent, duly certified by the secretary of Newco;

               s) Radix and AEI shall have mutually agreed upon the content and timing of a press release or other public statement with respect to the execution and delivery of this Agreement; and

               t) Each of Radix and AEI shall have filed a Notification under the HSR Act (as hereinafter defined) in respect of the transactions contemplated hereby.

          SECTION 1.6.  CERTAIN ACTIONS TO BE TAKEN PRIOR TO THE CLOSING.

               a) On or before May 24, 1995 (the "MAILING DATE"), AEI shall mail by overnight courier or deliver to the Radix Shareholders identified on SCHEDULE 1.6 hereto (the "IDENTIFIED STOCKHOLDERS") an Information Statement ("INFORMATION STATEMENT") meeting the requirements of Rule 506 of Regulation D which Information Statement shall be in substantially the form previously delivered to such Identified Stockholders with such updated information as may be required and shall include as exhibits (1) an opinion of Messrs. Spitzer & Feldman P.C., counsel of Radix, as to the tax consequences of the merger to the holders of the Radix Shares, (2) a fairness opinion of Tucker Anthony to the

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                                                                       12



 effect that the consideration to be received by the holders of Radix Shares in the Merger is fair to such holders and (3) an opinion of Messrs. Cummings & Lockwood as to the legality of the Shares of AEI Common Stock being issued in the Merger, all substantially in the form previously contained in such prior Information Statement, provided, however, that AEI shall have the right to postpone the Mailing Date for up to 14 days by notice to Radix.

               b) Within five (5) business days after the Information Statement shall have been delivered to the Identified Stockholders, Radix shall deliver to AEI the written consents of the holders of not less than eighty-seven percent (87%) of the issued and outstanding Radix Shares approving the Merger and the other transactions contemplated hereby in accordance with Section 228 of the Delaware Act, and shall mail a notice thereof to any Radix Stockholders who did not execute such written consents, in accordance with such Section 228. Radix shall deliver an Officer's Certificate to AEI certifying the foregoing actions, together with an opinion of counsel in form reasonably satisfactory to AEI with respect to the due approval of the Merger by the Radix Stockholders..

               c) Within one (1) business day after delivery of the consents set forth in subsection (b) to AEI, AEI shall mail by overnight courier the Information Statement to the Radix Stockholders, other than the Identified Stockholders ("REMAINING STOCKHOLDERS").

          SECTION 1.7.  THE CLOSING.

               a) Subject to the satisfaction of the conditions precedent specified in ARTICLE VI hereof and of the terms and covenants set forth herein, the consummation of the Merger and the other transactions contemplated hereby (the "CLOSING") shall take place at the offices of Cummings & Lockwood, Four Stamford Plaza, Stamford, Connecticut, at 10:00 a.m., Eastern Standard Time, fourteen (14) days after the mailing of the Information Statement to the Remaining Stockholders or, if the waiting period specified in SECTION 6.1(a) shall not have expired at least two business days prior to such date, then on

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 the third business day after the expiration of such waiting period or, if such conditions of Closing have not been satisfied or waived by such date, at such other time and place and on such other date as AEI and Radix may reasonably agree upon in writing (the "CLOSING DATE"). At the Closing, the parties shall exchange the documents and take the actions contemplated by this SECTION 1.7 and shall cause the filing of the Certificate of Merger.

               b) At the Closing, Radix shall deliver to AEI all other previously undelivered documents required to be delivered in accordance with the terms of this Agreement by Radix to AEI at or prior to the Closing in connection with the consummation of the Merger and the other transactions contemplated herein.

               c) At the Closing, AEI shall deliver to Radix all other previously undelivered documents required to be delivered in accordance with the terms of this Agreement by AEI to Radix at or prior to the Closing in connection with the consummation of the Merger and the other transactions contemplated herein.

               d) At the Closing, AEI shall deliver the Escrowed Property to the Escrow Agent in accordance with the provisions of
 Article II hereof.

               e) At the Closing, Radix shall deliver the Officer's Certificate relating to Seller Expenses and Seller Reimbursable Expenses as described in SECTION 2.5 hereof.

          SECTION 1.8.  PAYMENT OF EXPENSES.

               a) AEI shall be obligated to pay for any and all fees and expenses of its counsel and accountants and all other costs and expenses incurred by it in the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the following costs and expenses: (i) expenses arising out of its preparation, filing and prosecution of the Registration Statement (as hereinafter defined) and all applications for regulatory approval and any appeals therefrom (including, without limitation, all blue sky fees and expenses); (ii)

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                                                                       14



 legal fees and expenses payable to Cummings & Lockwood; and (iii) fees and expenses payable to Arthur Andersen LLP ("AEI'S AUDITORS").

               b) Radix will pay the expenses incurred on behalf of the Radix Stockholders in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, which expenses ("SELLER EXPENSES") shall be limited to (i) legal fees and expenses payable to Spitzer & Feldman, P.C.; (ii) fees and expenses payable to Ernst & Young LLP ("RADIX'S AUDITORS"); (iii) the broker's fee payable to Tucker Anthony pursuant to SECTION 3.20 hereof; and (iv) the fees and expenses of a Purchaser's Representative in respect of any of the Radix Stockholders that are not Accredited Investors within the meaning of Regulation D. Such Seller Expenses, whether paid or to be paid (including those incurred during the period between the date hereof and the Closing Date) shall fully be reflected on the Closing Balance Sheet (as hereinafter defined).

          SECTION 1.9.  BNY FACILITY

               a) AEI shall notify Radix within five business days prior to the Closing whether it intends to pay off all amounts outstanding under that certain Revolving Credit and Security Agreement dated January 31, 1995, between Radix Group International, Inc. ("RADIX GROUP") and The Bank of New York Commercial Corporation ("BNY") (the "BNY FACILITY"). If AEI shall so notify Radix, Radix shall cause BNY to deliver a pay-off letter at the Closing, which shall specify the dollar amount required to pay in full all amounts outstanding under the BNY Facility and, upon payment by such amount by AEI in accordance with the payment instructions in such pay-off letter, which payment will be made by AEI at Closing, Radix shall cause BNY to deliver evidence satisfactory to AEI that such BNY Facility shall have been terminated, that no liabilities or obligations of Radix remain outstanding thereunder, and of the release by BNY of all security interests and other liens and encumbrances in favor of BNY under such facility (the "BNY LIENS")

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                                                                       15



 (which shall include the delivery of fully executed UCC termination statements in respect of all recorded security interests.

               b) In the event that AEI shall not notify Radix of its intention to pay off of the BNY Facility in accordance with the foregoing SECTION 1.9(a), then AEI acknowledges that the BNY Liens and all of Radix's obligations to BNY under the BNY Facility will remain in place following the Closing.

                               ARTICLE II.

                  ESCROW; ADJUSTMENTS TO PURCHASE PRICE

          SECTION 2.1.  ESCROW.

               a) At the Closing, AEI shall deliver certificates and cash representing the Escrowed Property to the Escrow Agent, to be held and disbursed in accordance with the terms hereof. The Escrowed Property shall be used (i) in the event of a negative adjustment to the Purchase Price in accordance with SECTION 2.2 hereof, (ii) to indemnify AEI pursuant to the terms of Article VIII hereof, (iii) to provide for the payment of Seller Expenses and Seller Reimbursable Expenses pursuant to SECTION 2.5 hereof, and (iv) pursuant to Exhibit K.

               b) Whenever pursuant to this Agreement the Escrow Agent is required to deliver Escrowed Property to AEI, the Escrow Agent shall distribute cash plus shares of AEI Common Stock as originally deposited, with the cash and shares being distributed on a pro-rata basis, based on their respective representation when deposited in the Escrow. The number of shares of AEI Common Stock to be delivered shall be determined on the basis of its Market Value as hereafter defined. By way of example, if the Escrow Agent were required to deliver Escrowed Property in respect of a $100,000 claim, and the Market Value of the AEI Common Stock were $25 per share, with the Escrow consisting

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                                                                       16



 of 90% AEI Common Stock and 10% cash, then the Escrow Agent would distribute $10,000 in cash and 3,600 shares of AEI Common Stock in respect of such claim.

               c) Upon the termination of the Escrow, any remaining Escrowed Property shall be delivered as follows: (i) any cash (other than Dividends and income earned on such dividends, which shall be distributed in the manner provided in the Escrow Agreement) shall be distributed to the Non-Qualified Stockholders on a pro-rata basis, based on the number of Radix Shares held by each Non-Qualified Stockholder as compared to the number of Radix Shares held by all Non-Qualified Stockholders; and (ii) shares of AEI Common Stock shall be distributed to the other Radix Stockholders (except Dissenting Stockholders and Non-Qualified Stockholders) on a pro-rata basis, based on the number of Radix Shares held by each such Radix Stockholder as compared to the number of Radix Shares held by all such other Radix Stockholders (other than Dissenting Stockholders.)

          SECTION 2.2. NEGATIVE ADJUSTMENT TO PURCHASE PRICE. In the event that Radix's Tangible Net Assets (as hereafter defined) are less than or equal to $2,970,000, then the Purchase Price shall be reduced by an amount equal to the amount by which Radix's Tangible Net Assets are less than $3,300,000, and the Escrow Agent shall deliver Escrowed Property to AEI in the amount of the deficiency (determined in accordance with SECTION 2.1(b)).

          SECTION 2.3.  DEFINITIONS.

               a) "MARKET VALUE" means the average closing price of a share of AEI Common Stock on NASDAQ for the ten (10) consecutive trading days preceding the date of execution hereof rounded to the nearest whole cent.

               b) Radix's "TANGIBLE NET ASSETS" shall be equal to the difference between the tangible assets of Radix and its liabilities on a consolidated basis as of April 30, 1995, in each case as shown on the Closing Balance Sheet (as hereinafter defined).

 The calculation of Tangible Net Assets shall further be subject to the provisions set forth on EXHIBIT I hereto.

               c) "SELLER REIMBURSABLE EXPENSES" means (i) a termination fee payable to Radix Organizations Inc. ("ROI") in the amount of $300,000, less the tax benefits attributable thereto, as more fully described in SECTION 3.27 (the "TERMINATION FEE"); (ii) a severance payment in the aggregate amount of $200,000, less the tax benefits attributable thereto, payable to an officer of Radix Group, which officer is not also a Radix Stockholder, and which shall be paid in two equal installments on June 1, 1995 and January 1, 1996 (the "SEVERANCE PAYMENT"); (iii) the Seller Expenses (as defined in SECTION 1.8) in excess of $500,000; (iv) the fees and expenses of Radix's Auditors in connection with the preparation of the Closing Balance Sheet; (v) the fees and expenses of the Balance Sheet Arbitrator, to the extent attributable to the Radix Stockholders pursuant to SECTION 2.5(b), and the fees and expenses of Radix's Auditors in connection with any Balance Sheet Arbitration, and the legal and accounting fees and expenses incurred by the Stockholder Representatives on behalf of the Radix Stockholders in connection with such arbitration and the claims associated therewith; (vi) the fees and expenses of the member of the Board of Arbitration appointed by the Stockholder Representatives pursuant to SECTION 8.8(f), the fees and expenses of the third member of the Board of Arbitration to the extent attributable to the Radix Stockholders pursuant to such SECTION 8.8(f), and the legal and accounting fees and expenses incurred by the Stockholder Representatives on behalf of the Radix Stockholders in connection with such arbitration and the claims associated therewith; and (vii) the out-of-pocket reasonable fees and expenses incurred on behalf of the Radix Stockholders in connection with the defense of any Third Party Claims under Section 8.6 hereof.

          SECTION 2.4.  CALCULATION OF RADIX TANGIBLE NET ASSETS.

               a) Messrs. Schoenheimer, Radziwill and Sheppard acting as Stockholder Representatives in accordance with the terms of SECTION
 2.7 hereof, shall cause to be delivered to AEI a consolidated balance sheet reflecting Radix's Tangible Net Assets as of April 30, 1995, together with the notes thereto (the "CLOSING BALANCE SHEET"). Ernst & Young LLP ("RADIX'S AUDITORS") shall, within 90 days of the date of execution hereof, perform the audit necessary for the Closing Balance Sheet and complete the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in good faith, consistent with the representations and warranties set forth in SECTION 3.7 and SECTION 3.23 hereof, and in accordance with GAAP, except for the specific criteria identified on
 EXHIBIT I attached hereto and made a part hereof, and shall be audited by Radix's Auditors. It is understood that the Closing Balance Sheet may exclude transportation liabilities and other accounts payable older than six (6) months as of the date of the Closing Balance Sheet. It is further agreed that, subsequent to agreement on the Closing Balance Sheet, that any liabilities determined to be due and payable to a Radix supplier, vendor or any other party older than six (6) months as of the date of the Closing Balance Sheet are to be subsequently reflected as a liability on the Closing Balance Sheet. In the event that Radix's Tangible Net Assets as reflected thereon are less than $2,970,000, unless AEI shall dispute such calculation in accordance with SECTION 2.4(b) hereof, then the Stockholder Representatives and AEI shall jointly notify the Escrow Agent of the amount of the Escrowed Property required to be delivered by SECTION 2.2 hereof, and the Escrow Agent shall promptly deliver such Escrowed Property to AEI. Any Escrowed Property remaining in the escrow shall continued to be held in escrow in accordance with the terms and conditions hereof. In the event that the Escrowed Property shall not be sufficient to satisfy any deficiency of Radix's Tangible Net Assets in accordance with SECTION 2.2 hereof, then, in accordance with the terms of the Indemnification Agreement, AEI shall have an immediate claim against the Indemnitors, jointly and severally, for the dollar amount of any such deficiency (subject to the limitations set forth therein). No other Radix Stockholder shall have any liability to AEI or the Indemnitors in respect of such deficiency.

               b) Disputes with respect to the Closing Balance Sheet shall be resolved as follows:

                    (i) AEI shall have fifteen (15) days after its receipt of the Closing Balance Sheet (the "DISPUTE PERIOD"), to dispute any of the elements of or amounts reflected in the Closing Balance Sheet (a "BALANCE SHEET DISPUTE"). If AEI has a Balance Sheet Dispute, AEI shall deliver to the Stockholder Representatives written notice (a "BALANCE SHEET DISPUTE NOTICE") within the Dispute Period, with a copy to the Escrow Agent, setting forth in reasonable detail a description of the Balance Sheet Dispute. Within ten (10) days after AEI's delivery of any such Balance Sheet Dispute Notice, AEI and the Stockholder Representatives shall meet at a mutually acceptable time and place and thereafter as often as such parties reasonably deem necessary and shall, in good faith, cooperate in an attempt to resolve such Balance Sheet Dispute and agree in writing upon an appropriate adjustment to Radix's Tangible Net Assets as reflected in the Closing Balance Sheet. Without limiting the generality of the foregoing, in connection with any such Balance Sheet Dispute, each of the parties hereto, as the case may be, agrees to furnish the other parties hereto and their respective accountants and agents with full access to all relevant working papers, books, records, financial data and other documentation used in the calculation of Radix's Tangible Net Assets.

                    (ii) If any Balance Sheet Dispute is not finally resolved within twenty (20) business days after AEI shall have delivered a Balance Sheet Dispute Notice, as aforesaid, or if the parties shall fail to meet within ten (10) days after AEI's delivery of any such Balance Sheet Dispute Notice, then the Balance Sheet Dispute shall be referred to an independent "big six" certified public accounting firm (the "BALANCE SHEET

 ARBITRATOR"), other than Radix's Auditors and Arthur Andersen LLP, for resolution in accordance with the terms hereof (the BALANCE SHEET ARBITRATION"), and in any event as soon as practicable. AEI and the Stockholder Representatives shall select the Balance Sheet Arbitrator by mutual written agreement, which firm shall not be then rendering (and during the preceding ten (10) year period shall not have rendered) services to any party hereto, or Radix or any affiliate of any of them, nor shall such firm then have or have had during the past ten (10) years any other business or financial relationship with the parties hereto, or any affiliate of any of them. Upon the request of the Balance Sheet Arbitrator, each party hereto agrees to enter into an arbitration agreement providing reasonable protection to the Balance Sheet Arbitrator, in such form as may be mutually acceptable to the Balance Sheet Arbitrator and the parties hereto.

                    (iii) The Balance Sheet Arbitrator shall hold a hearing within thirty (30) days of the submission of the Balance Sheet Dispute for arbitration (the BALANCE SHEET HEARING") and shall render a decision within thirty (30) days of the conclusion of such hearing. In preparation for their respective presentations at such Balance Sheet Hearing, AEI and the Stockholder Representatives may depose such directors, officers, employees or agents of AEI or Radix, the Radix Subsidiaries or Radix's respective outside accountants or advisors, and any third parties, as such parties deem reasonably necessary for such preparation. Each party hereto may file with the Balance Sheet Arbitrator such briefs, affidavits and supporting documents as they deem appropriate. The Stockholder Representatives shall afford the Balance Sheet Arbitrator with the same access as AEI to any documentation used in the calculation of Radix's Tangible Net Assets. Any decision made by the Balance Sheet Arbitrator within the scope of its authority shall be final, nonappealable and binding upon the parties hereto.

                    (iv) The Balance Sheet Arbitrator shall only be authorized on any one issue to decide in favor of and choose the position of either AEI or the Stock-holder Representatives or to decide upon a compromise position between the respective positions asserted by the parties hereto at the Balance Sheet Hearing. The Balance Sheet Arbitrator shall base its decision solely upon the presentations of the parties hereto at the Balance Sheet Hearing, the agreed treatment set forth herein (including as to the matters set forth on Exhibit I) and any materials made available under clauses (iii) or (v) of this SECTION 2.4(b) and not upon independent review. The Balance Sheet Arbitrator shall not place any reliance in reaching its determination in respect of any disputed item that such item was treated in a particular manner in a balance sheet previously certified by Radix's Auditors, nor will the Balance Sheet Arbitrator apply any test of consistency (other than depreciation of fixed assets) between previously certified balance sheets and the Closing Balance Sheet; PROVIDED, HOWEVER, that the Balance Sheet Arbitrator shall in all cases be obligated to give effect to the treatment of a disputed item in a prior balance sheet provided that such treatment was in accordance with GAAP, to otherwise adhere to GAAP and to give effect to the criteria established on EXHIBIT I.

                    (v)  The Balance Sheet Arbitrator's decision
 regarding its final resolution of any Balance Sheet Dispute (the "BALANCE SHEET ARBITRATOR'S DECISION") shall be in writing, shall set forth the calculations made in reaching its decision, shall describe the manner in which such calculations were made and shall include a representation that the manner so used was in accordance with GAAP and the specific terms of this Agreement relative to the calculation of Radix's Tangible Net Assets. The Balance Sheet Arbitrator's Decision shall specifically set forth the amount of any Escrowed Property required to be distributed to AEI pursuant to SECTION 2.2 hereof. If the Balance Sheet Arbitrator determines that the value of Radix's Tangible Net Assets requires a distribution of Escrowed Property in accordance with SECTION 2.2 hereof, then such Escrowed Property shall be distributed by the Escrow Agent promptly after receipt by the Escrow Agent of a copy of the Balance Sheet Arbitrator's Decision.

                    (vi) Any such Balance Sheet Arbitration shall take place in New York, New York, unless the parties hereto shall mutually agree on another location. The Balance Sheet Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 through 16, and judgment upon the award of the Balance Sheet Arbitrator may be entered by any court having jurisdiction thereof.

                    (vii) The fees and expenses of the Balance Sheet Arbitrator shall be borne (A) by the Radix Stockholders in the event that AEI's calculation of Radix's Tangible Net Assets was closer in dollar amounts to the Balance Sheet Arbitrator's determination than was the Indemnitors' calculation thereof, and (B) by AEI in the event that the Stockholders Representatives' calculation of Radix's Tangible Net Assets was closer in dollar amounts to the Balance Sheet Arbitrator's determination than was AEI's calculation thereof. Each of the parties hereto shall bear their own costs and expenses related to any such Balance Sheet Arbitration, provided, however, that the expenses of the Radix Stockholders may be paid in accordance with the provisions of
 SECTION 2.5 hereof.

          SECTION 2.5.  PAYMENT OF SELLER EXPENSES AND SELLER
 REIMBURSABLE EXPENSES.

               a) At the Closing, Radix shall deliver an Officer's Certificate itemizing all Seller Expenses, duly certified by the President or the Chief Financial Officer of the Company. AEI shall be entitled to retain such amount of Escrowed Property that would otherwise be delivered into escrow as shall be equal to the Seller Expenses in excess of such $500,000. In the event that there shall be additional Seller Expenses not reflected on such Officer's Certificate, then AEI shall be entitled to receive such amount of Escrowed Property from the escrow, and the Escrow Agent shall deliver such amount of Escrowed Property to AEI.

               b) At the Closing, Radix shall pay the Termination Fee, and AEI shall be entitled to retain such amount of Escrowed Property that would otherwise be delivered into escrow as shall be equal to the amount thereof, net of any tax benefit (which amount, net of any tax benefit, is $180,000).

               c) AEI shall cause Radix Group to pay the Severance Payments on the date when due. AEI shall be entitled to retain such amount of Escrowed Property that would otherwise be delivered into escrow as shall be equal to the aggregate amount of such payments, net of any tax benefit (which amount, net of any tax benefit, is $120,000).

               d) At such time as all Balance Sheet Disputes shall have finally been resolved, or if there none, within twenty (20) days after the delivery of the Closing Balance Sheet, the Stockholder Representatives shall deliver a Stockholders' Representative Certificate, itemizing all Seller Reimbursable Expenses incurred in connection with the preparation of the Closing Balance Sheet and resolution of all Balance Sheet Disputes, if any, sworn to by two of the three Stockholder Representatives. Radix shall pay the amounts shown thereon, by ordinary check drawn to the parties to whom such expenses are owed, on behalf of the Radix Stockholders. AEI shall deliver a copy of such Stockholders' Representative Certificate to the Escrow Agent, who shall cause AEI to be reimbursed for the amounts so paid by delivering to AEI such amount of Escrowed Property as shall be equal to the amounts paid by AEI on behalf of the Radix Stockholders.

               e) At such time as any dispute submitted to arbitration pursuant to SECTION 8.8 shall have finally been resolved, the Stockholder Representatives shall deliver a Stockholder Representative's Certificate itemizing all Seller Reimbursable Expenses incurred in connection with the resolution thereof, sworn to by two of the three Stockholder Representatives. Radix shall pay the amounts shown thereon, by ordinary check drawn to the party to whom such expenses are owed, on behalf of the Radix Stockholders. AEI shall deliver a copy of such Stockholders' Representative Certificate to the Escrow Agent, who shall cause AEI to be reimbursed for the amounts so paid by delivering to AEI such amount of Escrowed Property as shall be equal to the amounts paid by AEI on behalf of the Radix Stockholders.

               f) The parties agree that AEI is not an obligor with respect to such Seller Reimbursable Expenses, and the persons to whom such expenses are owed are not third party beneficiaries of the agreement by AEI to pay such expenses in accordance with the terms of this SECTION 2.5.

          SECTION 2.6.  STOCKHOLDER REPRESENTATIVES.

               a) Each Radix Stockholder that elects not to become a Dissenting Stockholder hereby appoints Messrs. John Radziwill, Pierre L. Schoenheimer and Matthew P. Sheppard (hereinafter referred to as the "STOCKHOLDER REPRESENTATIVES") as the attorney-in-fact of such Radix Stockholder, with full power and authority, including, without limitation, power of substitution, acting in the name of and for and on behalf of such Radix Stockholder to amend or waive any provision of this Agreement, to terminate this Agreement, and to execute the Escrow Agreement with such amendments thereto as are appropriate in the sole and absolute discretion of the Stockholder Representatives, and to do all other things and to take all other action under or related to this Agreement or the Escrow Agreement which, in the sole and absolute discretion of the Stockholder Representatives, they may consider necessary or proper to carry out the terms hereof and to resolve any dispute with AEI over any aspect of the Merger Agreement or the Escrow Agreement (including, without limitation, as to any adjustment to Radix's Tangible Net Assets, as to the distribution of the Escrowed Property or as to the resolution of any indemnification obligations under Article VIII hereof) and on behalf of each such Radix Stockholder to enter into any agreement, instrument or other document to effectuate any of the foregoing, which shall have the effect of binding each such Radix Stockholder as if such Radix Stockholder had personally entered into such agreement, instrument or document. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be subject to termination by operation of law, whether by the death, incapacity or bankruptcy of any Radix Stockholder, or the occurrence of any other event or events and the Stockholder Representatives may not terminate this power of attorney with respect to any Radix Stockholder or such Radix Stockholder's successors or assigns without the prior written consent of AEI.

               b) Each Radix Stockholder agrees that the Stockholder Representatives shall have no liability except for willful misconduct or bad faith hereunder or under the Escrow Agreement, and that the Stockholder Representatives shall be entitled to be indemnified and held harmless for any Losses (as hereinafter defined) incurred by them as a result of the performance of their obligations as Stockholder Representatives, provided that (i) such Losses shall not be as a result of willful misconduct or bad faith and (ii) the sole source for such indemnification shall be any Escrowed Property that would otherwise be available for release to the Radix Stockholders at the expiration of the escrow period pursuant to the terms of the Escrow Agreement.

               c) The Stockholder Representatives shall act on behalf of the Stockholders pursuant hereto by the written approval of two of the three Stockholder Representatives or their duly appointed successors. Upon the death, disability or resignation of any of the Stockholder Representatives (or any of their respective successors), a successor shall be appointed by the mutual written agreement of the remaining Stockholder Representatives. The Stockholder Representatives shall promptly notify the Radix Stockholders and AEI in writing of any such appointment of a successor Stockholder Representative. In the event that the Stockholder Representatives are then unable to reach agreement on the appointment of a successor Stockholder Representative, the Radix Stockholders shall by a majority vote appoint a successor Stockholder Representative.

                               ARTICLE III.

                REPRESENTATIONS AND WARRANTIES AS TO RADIX

          Radix hereby represents and warrants to AEI, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows:

          SECTION 3.1.  INVESTMENTS; ORGANIZATION AND QUALIFICATION.

               a) Set forth on SECTION 3.1(a) of the disclosure schedule attached hereto and made a part hereof (the "DISCLOSURE SCHEDULE"), is a list of all corporations, limited liability companies, partnerships, joint ventures and other business enterprises or entities in which Radix owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock, partnership interests or other ownership interests, as the case may be (the "RADIX SUBSIDIARIES") which list shows for each of the Radix Subsidiaries (i) the number of shares authorized for each class of capital stock, (ii) the number of shares outstanding for each such class and (iii) the recordholder(s) thereof.
 SECTION 3.1(a) of the Disclosure Schedule also sets forth (i) a list of all corporations, limited liability companies, partnerships, joint ventures and other business enterprises or entities in which Radix owns, directly or indirectly, less than or equal to fifty percent (50%) of the outstanding capital stock, partnership interests or other ownership interests, as the case may be, and (ii) a list of all of Radix's equity investments, direct or indirect, in any person, corporation, limited liability company, partnership, joint venture or other business enterprise or entity.

               b) Each of Radix and the Radix Subsidiaries is a corporation, limited liability company, partnership or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority and legal right to own, operate and lease its properties and assets, as the case may be, and to carry on Radix's Business as it is now being conducted. Each of Radix and the Radix Subsidiaries is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of Radix's Business requires such licensing or qualification, except in such jurisdictions where the failure to so qualify would not have a material adverse effect on the respective business, revenues, financial condition, results of operations, properties, assets or prospects of Radix and the Radix Subsidiaries, taken as a whole, or on the respective business, revenues, financial condition, results of operations, properties, assets or prospects of Radix Group (a "MATERIAL ADVERSE EFFECT").

               c) Radix has delivered to AEI complete and correct copies of: (i) Articles of Incorporation and By-laws for Radix and each of the Radix Subsidiaries that is organized as a corporation, and (ii) all organizational documents relating to each of the Radix Subsidiaries that is not organized as a corporation, including, without limitation, operating agreements, certificates of limited partnership or formation, partnership agreements and joint venture agreements (the "OTHER ORGANIZATIONAL DOCUMENTS").

          SECTION 3.2. AUTHORIZATION. Radix has full corporate power, authority and legal right to execute and deliver and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Radix and the performance by Radix of its obligations hereunder have been duly authorized by Radix's Board of Directors and stockholders. No other action on the part of Radix is necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Radix and constitutes a legal, valid and binding obligation of Radix, enforceable against Radix in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally.

          SECTION 3.3. NO VIOLATION. Neither the execution and delivery of this Agreement by Radix and the performance by Radix of its obligations hereunder, nor the consummation of the Merger, will:

               a) violate or result in any breach of any provision of the Certificate of Incorporation, By-laws or Other Organizational Documents of Radix or any of the Radix Subsidiaries;

               b) except as set forth in SECTION 3.3(b) of the Disclosure Schedule, violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of Radix or otherwise) any obligation, or result in the loss of any benefit, or give rise to the creation of any options, pledges, security interests, liens, mortgages, claims, debts, charges, voting agreements, voting trusts or other encumbrances or restrictions on transfer of any kind whatsoever (collectively, the "ENCUMBRANCES", provided that such term shall not include the BNY Liens upon any of the respective properties or assets of Radix or any of the Radix Subsidiaries under any of the terms, conditions or provisions of any contract, agreement or arrangement to which Radix or any of the Radix Subsidiaries is a party, whether written or oral, and which would have a Material Adverse Effect; nor

               c) violate any order, writ, judgment, injunction, decree, statute, law, rule, regulation or ordinance of any court or governmental, quasi-governmental or regulatory department, body, agency, commission, instrumentality or authority (a "GOVERNMENTAL AUTHORITY") applicable to Radix or any of the Radix Subsidiaries or any of their respective properties or assets.

          SECTION 3.4. CAPITALIZATION OF RADIX. The authorized capital stock of Radix consists of 1,000,000 shares of Radix Common Stock, par value $.01 per share. As of the date hereof, there were issued and outstanding 771,500 shares of Radix Common Stock. The Radix Shares constitute all of the issued and outstanding shares of Radix Common Stock. The Radix Shares have been duly authorized, validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned free and clear of all Encumbrances. Except as set forth in SECTION 3.4 of the Disclosure Schedule, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating Radix to issue any additional shares of capital stock of Radix or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or otherwise acquire any shares of capital stock of Radix.

          SECTION 3.5. OWNERSHIP OF THE RADIX SUBSIDIARIES' CAPITAL STOCK. Except as set forth in SECTION 3.5 of the Disclosure Schedule, all of the outstanding shares of capital stock, partnership interests or other ownership interests, as the case may be, of each of the Radix Subsidiaries are beneficially owned by Radix, directly or indirectly, and have been duly authorized, validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and are owned free and clear of all Encumbrances. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Radix Subsidiaries to issue any additional shares of capital stock, partnership interests or other ownership interests of any such Radix Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or otherwise acquire any shares of such capital stock, partnership interests or other ownership interests.

          SECTION 3.6. CONSENTS AND APPROVALS. Other than the consents and approvals of or filings or registrations with the Governmental Authorities listed on SECTION 3.6 of the Disclosure Schedule and taking into consideration the execution, delivery and performance of the Services Agreement and the Radziwill Supplemental Agreement, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authorities, including, without limitation, the Regulatory Agencies (as defined in SECTION 3.29 hereof) is necessary for the execution and delivery of this Agreement and the consummation of the Merger or to enable Radix and the Radix Subsidiaries to continue to conduct Radix's Business after the Closing in a manner which is consistent with that in which it is presently conducted.

          SECTION 3.7.  FINANCIAL STATEMENTS.

               a) Radix has delivered to AEI the Consolidated Balance Sheets of Radix and the Radix Subsidiaries as of January 31, 1995 (the "JANUARY 31, 1995 BALANCE SHEET"), October 31, 1994, July 31, 1994, 1993
 and 1992, and the related Consolidated Statements of Income and Retained Earnings and the Consolidated Statements of Cash Flows for the periods then ended, together with the notes thereto and, in the case of the statements for July 31, 1994, 1993 and 1992, in each case certified by Radix's Auditors (sometimes hereinafter collectively referred to as the "FINANCIAL STATEMENTS"). Such Balance Sheets, including, without limitation, the notes thereto, are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP"), and except as set forth in Section 3.7 of the Disclosure Schedule, such accounting principles have been consistently followed throughout the periods indicated. Such Financial Statements fairly present the financial condition of Radix and the Radix Subsidiaries as of the dates thereof. The related Consolidated Statements of Income and Cash Flows fairly present the results of the operations and cash flow of Radix and the Radix Subsidiaries for the periods indicated.

               b) The balance sheet reflecting the Company's Tangible Net Assets (as hereinafter defined) as of April 30, 1995, together with the notes thereto, (the "CLOSING BALANCE SHEET"), when delivered, will be true and correct in all material respects, will have been prepared in accordance with GAAP and shall fairly present the financial condition of Radix and the Radix Subsidiaries, including, without limitation, Radix's Tangible Net Assets, as of the date thereof. Radix's "TANGIBLE NET ASSETS" shall be equal to the difference between the tangible assets of Radix and its liabilities on a consolidated basis as of such date, in each case as shown on the Closing Balance Sheet and in accordance with

 Exhibit I. For the purposes of this SECTION 3.7(b), AEI agrees and acknowledges that in the event of a breach of this representation, any recovery by AEI in respect of a deficiency in Tangible Net Assets pursuant to SECTION 2 of the Indemnification Agreement shall be an offset against any other damages for breach of this representation (so that AEI shall be precluded from recovering double damages for any such breach).

          SECTION 3.8. ABSENCE OF UNDISCLOSED LIABILITIES. At January 31, 1995 (the "BALANCE SHEET DATE"), neither Radix nor any Radix Subsidiary had any liability (whether accrued, absolute, contingent or otherwise, and whether then due or to become due), nor any loss contingency, except as reflected on the January 31, 1995 Balance Sheet, which would be required to be included therein in accordance with GAAP, consistently applied with prior periods, and Radix has no knowledge of any valid basis for the assertion of any of the foregoing.

          SECTION 3.9. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SECTION 3.9 of the Disclosure Schedule, since the Balance Sheet Date, Radix and the Radix Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, without limiting the generality of the foregoing, since the Balance Sheet Date there has not been:

               a) any event, change or condition of any character in or on the business, properties, assets, financial condition, results of operations or prospects of Radix and the Radix Subsidiaries which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect;

               b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Radix or any Radix Subsidiary, except as shall have been fully paid or distributed prior to April 30, 1995, and which payment or distribution is fully reflected on the Closing Balance Sheet, or any split, combination or reclassification of such equity interests;

                c) any sale, lease, license, encumbrance or other transfer or disposition of any material assets or properties of Radix or any Radix Subsidiary (either singly or in the aggregate);

               d) any forgiveness or cancellation of any debts or claims, or, except in the ordinary course, any discharge or satisfaction of any lien, charge or other Encumbrance or payment of any liability or obligation;

               e) any material change in the credit practices of Radix or any Radix Subsidiary or any creation or assumption of indebtedness for money borrowed, or any making of loans, advances or capital contributions;

               f) (i) any material increase in the rate or terms of compensation (including termination and severance pay) payable or to become payable by Radix or any of the Radix Subsidiaries to their respective directors, officers, employees or agents, or any increase in the rate or terms of any bonus, insurance, pension or other Employee Plan (as hereinafter defined), or any program or arrangement made to, for or with any such directors, officers, employees or agents, or (ii) any entry by Radix or any Radix Subsidiary into any employment, compensation, severance or termination agreement providing for payments after April 30, 1995 with any such person;

               g)   any entry into any Material Contract (as defined in
 SECTION 3.13 hereof) by Radix or any Radix Subsidiary;

               h) any material damage, destruction or loss to the properties or assets owned, leased or used by Radix or any Radix
 Subsidiary, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect;

               i) any material change by Radix or any Radix Subsidiary in its respective financial or tax accounting principles or methods;

                j) any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, limited liability company, partnership or other business enterprise or division or significant assets thereof;

               k) any failure to maintain the books, accounts and records of Radix and the Radix Subsidiaries in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP;

               l) any change made or authorized in the respective Articles of Incorporation, By-laws or Other Organizational Documents of Radix or the Radix Subsidiaries; or

               m) any purchase, redemption, issue, sale, pledge, Encumbrance or other acquisition or disposition by Radix or any Radix Subsidiary of any shares of capital stock or other equity securities, partnership interests or other ownership interests of Radix or any Radix Subsidiary, or the grant of any options, warrants or other rights to purchase, or convert any obligation into, shares of capital stock, partnership interests or other ownership interests or any evidence of indebtedness or other securities of Radix or any Radix Subsidiary.

          SECTION 3.10. LITIGATION. Except as set forth in SECTION 3.10 of the Disclosure Schedule, there is no action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation pending or, to the best of Radix's knowledge, threatened against Radix or any of the Radix Subsidiaries, or any of their properties, assets or rights, before any court, arbitrator or administrative or Governmental Authority, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against, and unsatisfied by, Radix or any of the Radix Subsidiaries (any of the foregoing being herein referred to as "EXISTING LITIGATION"), nor does Radix know of any fact, event or condition for the assertion of any such action, suit, inquiry, judicial or admin-istrative proceeding, arbitration or investigation, which, if determined adversely to Radix, could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.11. TITLE TO ASSETS. Radix has good and marketable title or valid and binding leases (in the case of properties and assets not owned but used by Radix or the Radix Subsidiaries), as the case may be, to all of the properties and assets used by Radix and the Radix Subsidiaries in the conduct of Radix's Business or reflected in the Financial Statements or the Closing Balance Sheet as owned or leased by Radix or the Radix Subsidiaries, free and clear of any and all Encumbrances. SECTION 3.11 of the Disclosure Schedule lists all of such properties and assets that are individually or in the aggregate material to the conduct of the Radix Business by Radix or any Radix Subsidiary and which are not owned by Radix or the Radix Subsidiary, as the case may be.

          SECTION 3.12. CONDITION OF PROPERTY. All of the properties and assets used by Radix and the Radix Subsidiaries in the conduct of Radix's Business or reflected in the Financial Statements or Closing Balance Sheet as owned by Radix or any Radix Subsidiary are, in all material respects, in operating condition and repair in accordance with industry practice (subject only to ordinary wear and tear). Radix has no knowledge that such properties and assets will not be in all material respects adequate for AEI to operate Radix's Business after the Closing Date as heretofore conducted.

          SECTION 3.13.  CONTRACTS.

               a) SECTION 3.13(a) of the Disclosure Schedule sets forth a list of all of contracts, agreements or arrangements, whether written or oral, to which Radix or the Radix Subsidiaries are a party or by which Radix or the Radix Subsidiaries or their respective properties or assets are bound that individually or as a group are material to the conduct of Radix's Business (the "MATERIAL CONTRACTS"). The Material Contracts also include contracts, commitments and agreements to purchase capital equipment, noncompetition agreements, guarantees, loan or other financing agreements, and employment, collective bargaining, consulting, distribution, agency and sales representative agreements. The Material Contracts were negotiated at arms' length and in good faith on the part of Radix or the Radix Subsidiaries, as the case may be.

               b) Neither Radix nor any Radix Subsidiary is in default with respect to any obligation to be performed under any Material Contract which default could reasonably be expected to have a Material Adverse Effect.

               c) Radix has no knowledge of any default under any Material Contract by any third party, nor is Radix aware of any fact, condition or event, including, without limitation, the execution, delivery and performance of this Agreement and the consummation of the Merger, that could reasonably be expected to result in the termination of any Material Contract. To the best knowledge of Radix, there exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time, would become a default by Radix, any Radix Subsidiary or any third party under any Material Contract the result of which could reasonably be expected to have a Material Adverse Effect. Anything herein to the contrary notwithstanding, AEI acknowledges that parties to agency agreements may seek to terminate their agency agreements as a result of the consummation of the transactions contemplated hereby.

               d) Except as set forth in SECTION 3.13(d) of the Disclosure Schedule, no consent by, notice to or approval from any third party is required under any of the Material Contracts as a result of or in connection with the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and such Material Contracts shall continue in full force and effect after the consummation of the Merger and the other transactions contemplated hereby.

               e) Except as set forth in SECTION 3.13(e) of the Disclosure Schedule, neither Radix nor any of the Radix Subsidiaries is a party to or bound by any contract for the employment (including as a consultant) of any director, officer, employee or agent of Radix or any Radix Subsidiary (including, without limitation, collective bargaining agreements) and no present or former director, officer, employee or agent of Radix or any Radix Subsidiary, is or would be eligible to receive, or has received, as a result of the consummation of the Merger or any of the other transactions contemplated hereby, any severance pay, lump-sum or other similar payment, compensation or other remuneration from Radix or any Radix Subsidiary, except pursuant to the agreements included as Exhibits hereto under
 Section 1.5 hereof.

          SECTION 3.14. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 AND OTHER EMPLOYMENT MATTERS.

               a) Except as otherwise disclosed on SECTION 3.14(a) of the Disclosure Schedule, neither Radix nor any of the Radix Subsidiaries has established, maintains or contributes to, or has any obligation to contribute to, or has any liability with respect to, any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance or vacation, plan, program, arrangement, agreement or commitment, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (individually, an "EMPLOYEE PLAN", and collectively, the "EMPLOYEE PLANS"). Each such Employee Plan is identified in SECTION 3.14(a) of the Disclosure Schedule, to the extent applicable, as one or more of the following: an "EMPLOYEE PENSION BENEFIT PLAN" (as defined in Section 3(2) of ERISA), a "DEFINED BENEFIT PLAN" (as defined in Section 414 of the Internal Revenue Code of 1986 (the "CODE")), an "EMPLOYEE WELFARE BENEFIT PLAN" (as defined in Section 3(1) of ERISA), a plan intended to be qualified under Section 401 of the Code or as an agreement, plan, program or arrangement providing for payments contingent, in whole or in part, on a change in con-trol of Radix or any of the Radix Subsidiaries. No Employee Plan is a multiemployer plan or a multiple employer plan.

               b)   With respect to each employee benefit plan
 (including, without limitation, the Employee Plans) that is subject to the provisions of Title IV of ERISA and with respect to which Radix or any of the Radix Subsidiaries may, directly or indirectly, incur any liability:

                    (i) no such plan has been terminated so as to result, directly or indirectly, in any liability, contingent or otherwise, of Radix or any of the Radix Subsidiaries under Title IV of ERISA;

                    (ii) no complete or partial withdrawal from such plan has been made by Radix or any of the Radix Subsidiaries, or by any other person, so as to result in a liability of Radix or any of the Radix Subsidiaries, whether such liability is contingent or otherwise, except as otherwise reflected in the Financial Statements of Radix or any of Radix Subsidiaries;

                    (iii) no proceeding has been initiated by any person or Governmental Authority (including, without limitation, the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such plan;

                    (iv) no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any liability of Radix or any of the Radix Subsidiaries under Title IV of ERISA, whether to the PBGC or otherwise (except for required premium payments under Title IV of ERISA, which payments have been or will be made when due) on account of the termination of any such plan;

                    (v) if any such plan were to be terminated as of the date hereof or as of the Effective Date, none of Radix, any of the Radix Subsidiaries, nor AEI would incur any liability under Title IV of ERISA;

                    (vi) no "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan; and

                    (vii) no such plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived.

               c) No event has occurred in connection with which Radix or any of the Radix Subsidiaries or any Employee Plan, directly or indirectly, could be subject to any liability under ERISA, the Code or any other law, rule, regulation or governmental order applicable to any Employee Plan, including, without limitation, Sections 404, 405, 406, 407, 408, 409, 501(i) and 502 (1) of ERISA, and Section 4975 of the
 Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which Radix or any of the Radix Subsidiaries has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such agreement, instrument, statute, rule of law or regulation, other than the obligation to pay benefits or plan expenses in accordance with the terms of any Employee Plan and any applicable trust thereunder.

               d) With respect to each Employee Plan, (i) all payments due from Radix and each of the Radix Subsidiaries to date have been made when due, and all amounts properly accrued to date or as of April 30, 1995 as liabilities of Radix and such Radix Subsidiary which have not been paid have been or will be properly recorded in the Financial Statements of Radix and the Radix Subsidiaries, as the case may be; (ii) Radix and each of the Radix Subsidiaries have complied with, and each Employee Plan is in compliance in all material respects with, all applicable statutes, laws, rules and regulations, including, without limitation, ERISA and the Code to the extent applicable; (iii) each Employee Plan which is an "EMPLOYEE PENSION BENEFIT PLAN" (as defined in
 Section 3(2) of

 ERISA) and intended to qualify under Section 401 of the Code has received or applied for a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust (if any) has been determined to be exempt from taxation under
 Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that has adversely affected or is likely to adversely affect such qualification or exemption; (iv) each Employee Plan which is an "EMPLOYEE WELFARE BENEFIT PLAN" (as defined in Section 3(1) of ERISA) and its related trust (if any) is in compliance in all material respects with all applicable requirements of the Code for obtaining the tax benefits the Code permits and for which any such trust is intended to qualify with respect to any Employee Plan; and (v) there are no actions, suits, proceedings or claims pending or, to the best knowledge of Radix, threatened with respect to any Employee Plan or against the assets of such Employee Plan or against any trust established to fund the benefits under any Employee Plan.

               e) All obligations of Radix and the Radix Subsidiaries, whether arising by operation of law, by contract or by past custom, for payments to trusts or other funds or to any Governmental Authority or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation or Social Security benefits (or similar benefits under foreign laws, rules and regulations), or for vacation or holiday pay, bonuses and other forms of compensation, which are payable to its directors, officers, employees or agents, have been paid when due.

               f) No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former directors, officers, employees or agents of Radix or any of the Radix Subsidiaries beyond their retirement or other termination of service.

               g) The consummation of the transactions contemplated by this Agreement will not result (either alone or in conjunction with any other event) in the pay-ment or series of payments by Radix or any Radix Subsidiary or AEI to any person of an "EXCESS PARACHUTE PAYMENT" within the meaning of
 Section 280G of the Code.

               h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer, employee or agent of Radix or any of the Radix Subsidiaries to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former director, officer, employee or agent, under any Employee Plan or otherwise result in any liability for benefits with respect to any Employee Plan. Without limiting the generality of the foregoing, neither Radix nor any officer or director thereof has had any discussions with any employee of Radix or Radix Group regarding severance payments, nor has any such officer or director had any other discussion with such employees in respect of any other type of payment or consideration payable as a result of the change in control of Radix being effected by the Merger, except for discussions with those employees identified on SCHEDULE 8.2(a)(iv).

               i) There has been delivered to AEI, with respect to each Employee Plan:

                    (i) a copy of the annual report, if required to be prepared under ERISA, and all other required reports and supporting schedules filed with any Governmental Authority in respect of such Employee Plan for the three (3) most recent years prior to the date hereof;

                    (ii) a copy of each Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Employee Plan, all material employee communications relating to such Employee Plan, and, unless the Employee Plan is embodied entirely in an insurance policy to which Radix or one of the Radix Subsidiaries is a party, a true and complete copy of such Plan;

                    (iii) if the Employee Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof; and

                    (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan that is intended to be a "QUALIFIED" plan under Section 401 of the Code or in connection with which a trust that is intended to be exempt from tax under Section 501 of the Code is maintained.

               j) With respect to each Employee Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under such insurance policy have been paid, all premiums required to be paid under such insurance policy through April 30, 1995 will have been paid or accrued on or before April 30, 1995 and, as of April 30, 1995, there will be no liability of Radix or any of the Radix Subsidiaries or AEI under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or prior to April 30, 1995.

               k) Neither Radix nor any of the Radix Subsidiaries has any announced plan or legally binding commitment to create any additional Employee Plans, or to amend or modify any existing Employee Plan, other than amendments required by applicable law which do not increase the cost to Radix or the Radix Subsidiaries of maintaining such Employee Plan.

               l) With respect to any employee benefit plans, programs, arrangements, agreements or commitments that are not United States Employee Plans (each a "FOREIGN BENEFIT PLAN"), (i) each Foreign Benefit Plan has been administered in all respects in compliance with its terms and the requirements of all applicable laws, rules, regulations and ordinances; (ii) each Foreign Benefit Plan has been maintained and funded all respects in accordance with its terms and the requirements of all applicable laws, rules, regulations and ordinances; (iii) all contributions and other payments required to be made by Radix or any Radix Subsidiary to any Foreign Benefit Plan with respect to any period ending on or before April 30, 1995 have been made or reserves adequate for such contributions or other payments have been or shall be set aside therefor and, to the extent made or reserved for the period prior to April 30, 1995, have been reflected in the Closing Balance Sheet in accordance with GAAP; (iv) there are no actions, suits or proceedings pending or, to the best knowledge of Radix, threatened by any Governmental Authority or any participant or beneficiary, with respect to any Foreign Benefit Plan; and (v) there are no unfunded liabilities with respect to each Foreign Benefit Plan.

               m) Neither Radix nor any of the Radix Subsidiaries has received a written notification informing such party that it has violated any provision of federal, state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Governmental Authority regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and arbitration awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees which, taken alone or together with any such violation or violations of Radix or any of the Radix Subsidiaries, could have a Material Adverse Effect, nor does Radix have knowledge of any such violation, and nor do the general practices of Radix and the Radix Subsidiaries, taken individually or in the aggregate, violate such laws, rules, regulations or orders.

               n) Except as disclosed in SECTION 3.14(n) of the Disclosure Statement, there is no petition, charge, claim or other complaint against Radix or any of the Radix Subsidiaries pending before the National Labor Relations Board, any Governmental

 Authority or any comparable organization, domestic or foreign, including, without limitation, any such claims brought by any workers' counsel or trade union.

               o) There is no labor strike, formal dispute, formal grievance, lockout or work stoppage pending or threatened against or affecting Radix or any of the Radix Subsidiaries.

               p) Neither Radix nor any of the Radix Subsidiaries has experienced any material work stoppage in the last five (5) year period.

               q) To the best knowledge of Radix, no present or former director, officer, employee or agent of Radix or any Radix Subsidiary has any uninsured claim against Radix or any Radix Subsidiary (whether under federal, state, local or foreign law), under any employment agreement or otherwise, on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal or calendar year and which amount is in excess of $25,000 in the aggregate for all officers, employees and agents of Radix or any Radix Subsidiary; or (iv) any violation of any statute, ordinance or regulation relating to payment of wages and fringe benefits, minimum wages or maximum work hours.

               r) SECTION 3.14(r) of the Disclosure Schedule lists all current employees of Radix and the Radix Subsidiaries (the "RADIX EMPLOYEES"), other than employees who regularly work less than thirty
 (30) hours per week for Radix or the Radix Subsidiaries (the "PART-TIME EMPLOYEES") or who are employed by Radix solely with respect to a specific project ("PROJECT EMPLOYEES"), which list includes the base salary and job title of each such Radix Employee and the commission, vacation, severance, bonus and other Employee Plans, in which each such Radix Employee is eligible to participate as of the date hereof, or will be eligible to participate on the Closing Date, whether pursuant to any Employee Plan or any individual contractual or other arrangement between or among such Radix Employee on the one hand, and Radix or any of the Radix Subsidiaries, on the other hand.

               s) Except as set forth in Section 3.14(s) of the Disclosure Schedule, as of the date hereof no Part-Time Employee or Project Employee is entitled to participate in or receive any payments or benefits under any Employee Plan.

               t) SECTION 3.14(t) of the Disclosure Schedule lists all of the Part-Time Employees, Project Employees and individual sales representatives or independent contractors providing services to or otherwise engaged by Radix or a Radix Subsidiary, and collectively all current plans, agreements, arrangements, contracts and policies of Radix and of each Radix Subsidiary with respect to the compensation or remuneration of all such Part-Time Employees, Project Employees, individual sales representatives and independent contractors, which list also includes the services, fees and commission rates of such individual sales representatives. Anything herein to the contrary notwithstanding, such SECTION 3.14(t) of the DISCLOSURE SCHEDULE shall not be required to list any person or arrangement that can be terminated on less than thirty (30) days' notice without penalty or other payment.

          SECTION 3.15.  ENVIRONMENTAL MATTERS.

               a) Except as set forth in SECTION 3.15(a) of the Disclosure Schedule, Radix and the Radix Subsidiaries are in compliance with all applicable Environmental Laws (as defined in EXHIBIT J), which compliance includes, but is not limited to, the possession by Radix and the Radix Subsidiaries of all permits and other authorizations and approvals of Governmental Authorities required under all Environmental Laws, and compliance with the terms and conditions thereof, except to the extent that any failure in compliance would not have a Material Adverse Effect. Radix and the Radix Subsidiaries are in compliance with all Environmental Laws in respect of the proper handling and dis-posal by Radix or any Radix Subsidiary of all Materials of Environmental Concern (as defined in EXHIBIT J), except to the extent that any failure in compliance would not have a Material Adverse Effect. Except as set forth in SECTION 3.15(a) of the Disclosure Schedule, neither Radix nor any Radix Subsidiary (nor any predecessor to Radix or a Radix Subsidiary) has, within the past five (5) years, received any written communication from a Governmental Authority, citizens group, or director, officer, employee or agent, alleging that Radix or any Radix Subsidiary is not in compliance with or has violated any Environmental Laws. All permits and other authorizations and approvals of Governmental Authorities currently held by Radix or any of the Radix Subsidiaries pursuant to the Environmental Laws are identified in
 SECTION 3.15(b) of the Disclosure Schedule. Neither Radix nor any of the Radix Subsidiaries have had any environmental audits, assessments and similar reports prepared for Radix or the Radix Subsidiaries with respect to any parcel of real property owned, leased, subleased or used by Radix or any of the Radix Subsidiaries pursuant to the Real Estate Leases (as hereinafter defined) or otherwise.

               b) Except as set forth in SECTION 3.15(a) of the Disclosure Schedule, there is no Environmental Claim (as defined in EXHIBIT J) pending or, to the best knowledge of Radix, threatened against Radix or any Radix Subsidiary or pending or, to the best knowledge of Radix, threatened against any person or entity whose liability for any Environmental Claim Radix or any Radix Subsidiary has or may have retained or assumed either contractually, by operation of law or otherwise.

               c) Except as set forth in SECTION 3.15(a) of the Disclosure Schedule, to the best knowledge of Radix there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim against Radix or any Radix Subsidiary or against any person or entity whose liability for any Environmental Claim

 Radix or any Radix Subsidiary has or may have retained or assumed either contractually, by operation of law or otherwise.

          SECTION 3.16.  TAXES.

               a) Except as set forth in SECTION 3.16(a) of the Disclosure Schedule, Radix and the Radix Subsidiaries have during the previous six (6) year period:

                    (i) taking into consideration all applicable and permissible extension periods properly obtained, timely filed or caused to be filed with appropriate Governmental Authorities all Federal, state, local and foreign returns (the "TAX RETURNS") for Taxes (as hereinafter defined) required to be filed by each of them (including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns);

                    (ii) made available to AEI for review complete and accurate copies of such Tax Returns; and

                    (iii) have paid or caused to be paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which such Tax Returns are due, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved up to and including the Effective Date.

               b) There are included in each of the balance sheets contained in the Radix Reports (as hereinafter defined) adequate provisions for the payment of all unpaid Taxes of Radix and the Radix Subsidiaries, including, without limitation, interest and penalties (if any) for the periods then ended and all periods prior thereto. Except as set forth in SECTION 3.16(b) of the Disclosure Schedule, neither Radix nor any Radix Subsidiary is a party to any action, suit or proceeding by any Governmental Authority for the assessment or collection of Taxes, nor has any claim or assessment for collection of Taxes been asserted against any of them, and there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes that might result in a determination the effect of which could cause a Material Adverse Effect. No claim by any taxing department Governmental Authority is pending in any jurisdiction where Radix or any Radix Subsidiary does not file Tax Returns to the effect that Radix or any Radix Subsidiary is or may be subject to taxation by that jurisdiction.

               c) All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid; and neither Radix nor any of the Radix Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.
 For these purposes, the Taxes attributable to the period including the Effective Date should be determined as if the taxable year of Radix and the Radix Subsidiaries ended on the Effective Date.

               d) The Tax Returns are complete and accurate in all material respects and the calculations and deductions set forth therein have been made, in all respects, in compliance with all applicable Tax statutes, laws, rules and regulations. The federal, state, local and foreign income Tax Returns that include Radix or any of the Radix Subsidiaries were last audited by the Internal Revenue Service or by comparable state, local or foreign Governmental Authorities on the dates set forth in SCHEDULE 3.16(d) of the Disclosure Schedule.

               e) For the purposes of this SECTION 3.16, the term "TAX" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States Federal, state or local and foreign or other taxing department or Governmental Authority on Radix or any of the Radix Subsidiaries (including, without limitation, as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other person), and including, but not limited to, those related to income, gross receipts, gross income, sales, use, excise, occupation, services, leasing, valuation, transfer, license, customs duties or franchise.

          SECTION 3.17.  COMPLIANCE WITH APPLICABLE LAWS; PERMITS AND
 LICENSES.

               a) Except as set forth in SECTION 3.17(a) of the Disclosure Schedule, Radix and each of the Radix Subsidiaries holds, and at all relevant times has held, all material licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of Radix's Business and Radix's Business is not being and has not, during the relevant statute of limitations period, been conducted in violation of any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other authorization or approval of a Governmental Authority applicable to Radix or any Radix Subsidiary, which, singly or in the aggregate, could have a Material Adverse Effect.

               b) Other than routine notices from US Customs delivered in the ordinary course of business and except as set forth in SECTION 3.17(b) of the Disclosure Schedule, neither Radix nor any Radix Subsidiary has received any notification of any failure by Radix or any Radix Subsidiary to comply with any such federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other authorization or approval of a Governmental Authority applicable to Radix or any Radix Subsidiary, which, singly or in the aggregate, could have a Material Adverse Effect.

               c) Radix and the Radix Subsidiaries have all of the licenses, franchises, permits, consents and authorizations reasonably necessary for the lawful conduct of Radix's Business. Each of the licenses, franchises, permits, consents and authorizations reasonably necessary for the lawful conduct of Radix's Business has been properly obtained and lawfully issued and, assuming due performance of the Services Agreement and the Radziwill Supplemental Agreement, will not be adversely impacted in any manner by the consummation of the Merger and the other transactions contemplated hereby. SECTION 3.17 of the Disclosure Schedule sets forth a list of all of the licenses, franchises, permits, consents and authorizations issued to Radix and the Radix Subsidiaries by the US Customs and the FMC (each as hereinafter defined).

          SECTION 3.18. RADIX REPORTS. In the last six (6) year period, Radix has timely filed all reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the Securities Act of 1933, as amended (the "1933 ACT"). Radix's Annual Reports on Form 10-K for the last six (6) fiscal years ended July 31, its Quarterly Reports on Form 10-Q for the periods ended October 31, 1994 and January 31, 1995 (collectively, the "RADIX REPORTS"), as of their respective dates, complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the Radix Reports and Form 10-Qs for prior periods, since July 31, 1990, and as of the date hereof, Radix has not filed any other reports or other documents with the SEC. The financial statements of Radix or the Radix Subsidiaries, as the case may be, in or incorporated by reference in the Radix Reports, including, without limitation, any related notes and schedules, complied as to form in all material respects on the dates thereof with the then applicable accounting requirements and published rules and regulations of the SEC. Radix has previously delivered to AEI a true and correct copy of a letter dated March 31, 1995, from the SEC containing comments on its Annual Report on Form 10K for 1994, which is the only communication between the SEC and Radix on this subject.

          SECTION 3.19. ABSENCE OF QUESTIONABLE PAYMENTS. Neither Radix, nor any Radix Subsidiary, nor, to the best of Radix's knowledge, any directors, officers, employees or agents thereof, in their capacity as such, nor any other person acting on their behalf:

          (i)  has made any unlawful political contributions;

          (ii) has received any payments, services or gratuities which were not legal to receive or which Radix or any Radix Subsidiary or such persons should have known were not legal for the payor or the provider to make or provide; or

          (iii) has made any unlawful payments or given or agreed to give any gift or similar benefit of more than nominal value to governmental officials in their individual capacities for the purpose of assisting Radix or the Radix Subsidiaries in securing or retaining any business opportunity, contract, permit or license or in conducting its usual and customary operations or in clearing the shipment of goods through customs in any country.

          SECTION 3.20. FEES, COMMISSIONS AND OTHER PAYMENTS. Neither Radix nor any of the Radix Subsidiaries, nor any of their directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any third party, in connection with the transactions contemplated hereby, except that Tucker Anthony, upon consummation of the Merger, shall be entitled to receive from Radix a cash payment equal to 2% of the consideration to be exchanged in the Merger. The amounts payable to Tucker Anthony with respect to the consummation of the Merger and the other transactions contemplated hereby are the sole legal responsibility of Radix; provided, however, that AEI has agreed that payment thereof may be made in accordance with SECTION 2.5 hereof.

               SECTION 3.21.  PROPRIETARY RIGHTS.

               a)   Set forth in SECTION 3.21(a) of the Disclosure
 Schedule is a list of all patents, copyrights, trademarks and trade names in which Radix or any Radix Subsidiary has proprietary rights (hereinafter referred to as the "PROPRIETARY RIGHTS").

               b) The use of the Proprietary Rights does not infringe upon the rights of any other person or entity, whether or not registered, patented or copyrighted. Neither Radix nor any Radix Subsidiary has received any notice of a claim of such infringement nor were any such claims the subject of any action, suit or proceeding involving Radix or any Radix Subsidiary.

               c) Neither Radix nor any Radix Subsidiary has knowledge of any infringement or improper use by any third party of the Proprietary Rights, nor has Radix or any Radix Subsidiary instituted any action, suit or proceeding in which an act constituting an infringement of any of the Proprietary Rights was alleged to have been committed by a third party.

               d) There are no licenses, sublicenses or agreements relating to (i) the use by third parties of the Proprietary Rights or
 (ii) the use by Radix or any Radix Subsidiary of the Proprietary Rights and there is no prior right of any other party or other impediment which would invalidate or adversely affect any of the Proprietary Rights.

               e)   SECTION 3.21(e) of the Disclosure Schedule identifies
 (i) all of the software and computer databases (excluding non-proprietary software of general application available generally through retail outlets, which in any event is being transferred as part of the Merger) (collectively, the "COMPUTER SYSTEMS") that are material to the conduct of Radix's Business and which are used by Radix and any of the Radix Subsidiaries in the conduct of their respective businesses, (ii) whether such Computer Systems are owned or licensed by Radix or any of the Radix Subsidiaries and, (iii) if licensed, the name of such licensor. Radix and each of the Radix Subsidiaries have all legal right to use the Computer Systems as they are currently being used, and will continue to have the legal right to use the Computer Systems in this manner following the consummation of the Merger and the other transactions contemplated hereby. The use of the Computer Systems does not infringe upon the rights of any other person or entity, nor has Radix nor any Radix Subsidiary received any notice of a claim of such infringement or relating to the improper use of the Computer Systems. Except as set forth in SECTION 3.21(e) of the Disclosure Schedule, there are no material licenses, sublicenses or other agreements relating to the use of the Computer Systems by Radix, the Radix Subsidiaries or third parties. AEI and Radix Group have contemporaneously herewith entered into an agreement with ASA, a software vendor to Radix Group. EXHIBIT K annexed hereto sets forth certain agreements of the parties hereto with regard to the post-Effective Date relationship with such vendor.

          SECTION 3.22.  NON-COMPETE AGREEMENTS.  Except as set forth in
 SECTION 3.22 of the Disclosure Schedule, no agreement, understanding or arrangement, whether oral or written, restricts the ability of Radix or any of the Radix Subsidiaries to own, possess or use its respective assets or properties or conduct business or operations in any geographic area or region.

          SECTION 3.23.  ACCOUNTS RECEIVABLE; PAYABLES.

               a) Except as set forth in SECTION 3.23(a) of the Disclosure Schedule, all outstanding accounts and notes receivable reflected on the January 31, 1995 Balance Sheet, and that will be reflected on the Closing Balance Sheet, are due and valid claims against account debtors for goods or services delivered or rendered, and the best of Radix's knowledge, are not subject to any defenses, offsets or counterclaims, except as specifically reserved against in such balance sheets and except offsets against accounts payable in the same or greater dollar amount also set forth in such balance sheets. The reserves reflected in the January 31, 1995 Balance Sheet and as will be reflected in the

 Closing Balance Sheet reflect Radix's historical bad debt experience. Except as set forth in SECTION 3.23(a) of the Disclosure Schedule, all accounts receivable arose in the ordinary course of business. No accounts receivable are subject to prior assignment or other Encumbrance. Except as reflected in such balance sheets and except as set forth in SECTION 3.23(a) of the DISCLOSURE SCHEDULE, neither Radix nor any Radix Subsidiary has incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise.

               b) Except as set forth in SECTION 3.23(b) of the Disclosure Schedule, all obligations of Radix or any Radix Subsidiary for money owed, whether in respect of the payment for goods and services, pursuant to financing arrangements or otherwise, have been fully reflected in the Closing Balance Sheet. All such payables arose in the ordinary course of business.

          SECTION 3.24. BANK ACCOUNTS. SECTION 3.24 of the Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Radix or any Radix Subsidiary maintains an account, deposit, safe deposit box, lock box or line of credit or other loan facility relationship or account of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. SECTION 3.24 of the Disclosure Schedule sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by Radix or any Radix Subsidiary (the "INVESTMENTS"). Radix and the Radix Subsidiaries have good and marketable title to all of the Investments, free and clear of all Encumbrances.

          SECTION 3.25. INSURANCE. SECTION 3.25 of the Disclosure Schedule sets forth an accurate, correct and complete list and summary description (including the name of the insurer, name, address and telephone number of the insurance broker or agent, type of coverage, premium, policy number, limits of liability for personal injury and property damage and expiration date) of all binders, policies of insurance, self insurance programs or fidelity bonds, other than bonds for excise taxes and custom duties and Federal Maritime Commission bonds, Interstate Commerce Commission bonds and a Pension Benefit Guaranty bond, provided in the ordinary course of business (collectively the "INSURANCE POLICIES") maintained by Radix or any of the Radix Subsidiaries or in which Radix or any of the Radix Subsidiaries is a named insured. All of the Insurance Policies have been issued under valid policies or binders for the benefit of Radix or the Radix Subsidiaries. All of the Insurance Policies are currently valid, issued, outstanding and enforceable and each of the Insurance Policies are scheduled to remain in full force and effect at least through the respective expiration dates set forth in SECTION 3.25 of the Disclosure Schedule. There are no pending or asserted claims against any Insurance Policy as to which any insurer has denied liability, and there are no claims under any Insurance Policy that have been disallowed or, to the best knowledge of Radix, improperly filed.
 If Radix or any Radix Subsidiary receives, prior to the Closing Date, any notice of cancellation or other termination of any such Insurance Policies, Radix or the Radix Subsidiaries, as the case may be, shall replace or cause to be replaced such Insurance Policies with policies of insurance providing substantially the same coverage not later than a date prior to the effective date of any such cancellation or other termination.

          SECTION 3.26.  OWNED REAL ESTATE.  Except as set forth in
 SECTION 3.26 of the Disclosure Schedule, Radix and the Radix
 Subsidiaries do not own any real property or hold any option, whether written or oral, to acquire real property or any interest therein.

          SECTION 3.27.  REAL ESTATE LEASES; ELIMINATED EXPENSES.

               a) SECTION 3.27(a) of the Disclosure Schedule sets forth an accurate, correct and complete list of all real property leased, subleased, occupied or used by Radix or any Radix Subsidiary (the "LEASED REAL ESTATE"), including, without limitation, identification of the lease or sublease (whether oral or written), monthly base rent payments and street address (as amended from time to time, the "REAL ESTATE LEASES"), true and correct copies of which have heretofore been provided to AEI by Radix or, in the case of oral Real Estate Leases, the material terms of which have been summarized in a writing and delivered to AEI. Radix has delivered to AEI accurate, correct and complete copies of each Real Estate Lease. Radix shall not have any liability in respect of any discrepancy between the terms of such leases shown on SCHEDULE 3.27(b) and the full text of the Real Estate Lease, provided, however, that such discrepancy results from an error made in good faith by Radix in preparing the related schedule. Radix and the Radix Subsidiaries have all licenses, certificates of occupancy, permits, consents and authorizations required to occupy and utilize the Leased Real Estate for the purposes for which they are currently being occupied and used and Radix and the Radix Subsidiaries comply in all respects with such licenses, certificates of occupancy, permits, consents and authorizations, except for those which the failure to obtain or comply with would not give rise to a Material Adverse Effect .

               b) Radix's occupation and use of the premises, equipment and personnel at 230 Park Avenue, New York, New York ("RADIX'S HEADQUARTERS"), and all of the expenses of any nature whatsoever associated therewith (including, without limitation, allocation of rent, salaries, equipment leases, taxes and utilities) (collectively, the "HEADQUARTERS EXPENSES") are immediately terminable by Radix, without any notice period, cancellation penalty, or any liability whatsoever to Radix, the Radix Subsidiaries or AEI arising out of any such termination. Radix's Headquarters Expenses, together with the professional fees arising out of services provided by legal and financial professionals in connection with Radix's status as a reporting company under the 1934 Act and the other fees identified on SCHEDULE 3.27(b) of the DISCLOSURE SCHEDULE (collectively, the "SCHEDULED FEES"), have totaled at least $1,000,000 per year during each of Radix's fiscal year ended July 31, 1994 and as estimated for Radix's fiscal year ending July 31, 1995. There is no arrangement or agreement obligating Radix or any Radix Subsidiary to continue to incur such Scheduled Fees with the providers thereof following the Closing Date. Upon termination of such occupation and use of Radix's Headquarters, Radix will immediately be relieved of all obligations related to such Headquarters Expenses. The elimination of such Headquarter Expenses and the Scheduled Fees shall result in an annual expense reduction of at least $1,000,000; PROVIDED, HOWEVER, that the parties hereto recognize that such savings do not reflect the fact that AEI may have to incur similar expenditures with third parties following the termination of the Headquarter Expenses and the Scheduled Fees. Radix has heretofore delivered to AEI a written summary of the arrangement with ROI pursuant to which Radix occupies and uses Radix's Headquarters. Notwithstanding the foregoing, it is understood that Radix and/or the Radix Stockholders shall incur similar fees following the Closing which may be payable by Radix or out of the Escrowed Property in accordance with Section 1.8 and Article VIII hereof.

               c) Included in the Headquarter Expenses are the payments for management, sales and other services rendered to Radix by Radix Organization, Inc., a Delaware corporation ("ROI") (the "MANAGEMENT AGREEMENT"), which agreement is more fully described in the Information Statement. Radix is obligated to pay a termination fee in the amount of $300,000 in respect of such Management Agreement as a result of the cancellation thereof in connection with the consummation of the Merger (the "TERMINATION FEE").

          SECTION 3.28. TRANSACTIONS WITH INSIDERS. Except as set forth in the January 31, 1995 Balance Sheet, and in SECTION 3.28 of the Disclosure Schedule, and except with respect to the Real Estate Lease covering Radix's Headquarters and equity interests constituting less than 5% of the capital stock of any publicly traded corporation, no Insider (as hereinafter defined): (i) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of Radix or any Radix Subsidiary, or otherwise has a business relationship with Radix or any Radix Subsidiary; (ii) has pending or threatened any action, suit, proceeding or other claim against or owes any amount to, or is owed any amount by, Radix or any Radix Subsidiary, other than for amounts accrued in the ordinary course of employment; (iii) has any interest in or owns any property or right used in the conduct of the operations of Radix' Business; (iv) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of Radix or any Radix Subsidiary, which loans, debts or guarantees are now outstanding or will be outstanding on the Closing Date; or (v) is a party to any contract, lease, agreement, arrangement or commitment, whether oral or written, concerning the operations of Radix's Business. The term "INSIDER" shall mean any director or officer of Radix or any Radix Subsidiary or any member of the immediate family of any such person or any corporation, partnership, trust or other entity in which any such director, officer or family member has a five percent (5%) or greater interest or is a director or officer thereof. The term "INSIDER" shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

          SECTION 3.29. REGULATORY REPORTS. Radix and each of the Radix Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file in the last six (6) year period with any federal, state, local or foreign Governmental Authority, including, without limitation, (i) the United States Customs Service (the "US CUSTOMS"), (ii) the United States Department of the Treasury (the "US TREASURY"), (iii) the Federal Maritime Commission (the "FMC"), (iv) the International Air Transport Association (the "IATA"),
 (v) the Interstate Commerce Commission (the "ICC"), and (vi) any state or other regulatory department or authority with jurisdiction over Radix's Business (the "STATE REGULATORS") (together with US Customs, US Treasury, FMC, IATA and ICC hereinafter sometimes collectively referred to as the "REGULATORY AGENCIES"), and have paid all fees or assessments due and payable in connection therewith. Except for normal examinations conducted by the applicable Regulatory Agency in the regular course of Radix's Business, to the best knowledge of Radix no Regulatory Agency has initiated any proceeding or investigation into the business or operations of Radix or any of the Radix Subsidiaries in the last six (6) year period. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to an examination of Radix or any of the Radix Subsidiaries the result of which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.30. AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in SECTION 3.30 of the Disclosure Schedule, neither Radix nor any of the Radix Subsidiaries is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with, any Regulatory Agency the result of which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.31. CUSTOMERS OF RADIX. SECTION 3.31 of the Disclosure Schedule contains an accurate and complete list of fifty-two large customers of Radix during the last twelve months (the "KEY CUSTOMERS"), which list includes the twenty-five largest customers of Radix during such period. Radix's relationship with the Key Customers and its other customers and accounts is good and Radix does not know of any fact, condition or event (including, without limitation, the consummation of the Merger and the other transactions contemplated hereby) which would adversely affect the relationship of Radix with its customers generally or with any Key Customer identified in SECTION 3.31 of the Disclosure Schedule. Notwithstanding the foregoing, AEI acknowledges that relationships between Radix and its independent agents may be adversely affected by the consummation of the Merger.

               SECTION 3.32.  POWERS OF ATTORNEY; GUARANTIES.  Other
 than sub-powers of attorney given by Radix or the Radix Subsidiaries to licensed customs brokers and Radix Group employees in the ordinary course of business in respect of the clearance of customer goods through customs, neither Radix nor any Radix Subsidiary has any power of attorney, revocable or irrevocable, which remains outstanding as of the date hereof or will be outstanding as of the Closing Date, and was given by Radix or any Radix Subsidiary to any person, firm, organization or other entity for any purpose whatsoever, nor does there exist any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, firm, organization or other entity, except guaranties by Radix of obligations of the Radix Subsidiaries identified on SECTION 3.32 of the Disclosure Schedule.

          SECTION 3.33. ABSENCE OF REGISTRATION. Radix is not and has not been in the past two years registered pursuant to the 1934 Act, and was not required during such period, and is not currently required, to be registered under the 1934 Act. Radix is not subject to the proxy rules of Section 14(a) of the 1934 Act, the information statement rules of Section 14(c) of the 1934 Act, or the tender offer rules of Section 14(d) of the 1934 Act, or the Williams Act (Section 13(d) and (e) of the 1934 Act).

          SECTION 3.34. ROI ARRANGEMENT. The payment of the Termination Fee has been approved by a majority of the disinterested members of the Board of Directors of Radix in accordance with Section 144 of the Delaware Act.

          SECTION 3.35. HANJIN CONTRACT. By April 30, 1995, Radix, through its subsidiary United Star Line, Inc. ("UNITED") or otherwise will have fulfilled at least 11/12th of the minimum required number of FEUs under the Service Contract between United and Hanjin Shipping Company, Ltd., dated May 25, 1994, absent which the amount of any penalty up to $500 per unfulfilled FEUs during the period ended April 30, 1995 shall be deemed a Loss hereunder to the extent actually billed to and paid by Radix.

          SECTION 3.36. RADIX STOCKHOLDERS; ACCREDITED INVESTOR STATUS. The number of beneficial owners of Radix Shares not constituting Accredited Investors within the meaning of Rule 501 of Regulation D under the 1933 Act is less than 35 and the balance of the beneficial owners of Radix Shares constitute Accredited Investors within the meaning of Rule 501 of Regulation D.

          SECTION 3.37. DISCLOSURE. No representation or warranty as to Radix or any of the Radix Subsidiaries contained in this Agreement and no statement contained in the Disclosure Schedule or any document, instrument or agreement delivered pursuant hereto or in connection herewith contains any untrue statement of a material fact, or, to the best knowledge of Radix, omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statement herein or therein not misleading.

          SECTION 3.38. KNOWLEDGE OF RADIX, ETC. Radix does not have knowledge of any event, fact, condition, circumstance or other matter concerning Radix or the Radix Subsidiaries which constitutes a breach of any representation, warranty or covenant in this Agreement, or any document, instrument or agreement delivered pursuant hereto or in connection herewith which is not properly disclosed herein, therein or in the Disclosure Schedule. To the extent that Radix represents and warrants itself to have had knowledge or belief as to any event, fact, condition, circumstance or other matter set forth in this Agreement, "KNOWLEDGE" or "BELIEF" shall mean the knowledge or belief of the directors and executive officers of Radix and the Radix Subsidiaries, including, without limitation, Messrs. John Radziwill, Pierre L. Schoenheimer, Matthew P. Sheppard, Don S. Friedkin and Michael Simpson.

                               ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF AEI

          AEI, for itself and on behalf of Newco, hereby represents and warrants to Radix, as of the date hereof (except as to any representation or warranty which specifically relates to an earlier date), as follows:

          SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of AEI and Newco is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite power and authority to own, operate and lease its respective properties and assets and to carry on its respective business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its respective business requires such licensing or qualification, except in such jurisdictions where the failure to so qualify would not have a material adverse effect on the respective business, revenues, financial condition, properties, assets or prospects of AEI or Newco, taken as a whole. AEI has delivered to Radix complete and correct copies of AEI's and Newco's respective Certificate of Incorporation and By-laws.

          SECTION 4.2. AUTHORIZATION. Each of AEI and Newco has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. Other than the consent of the Board of Directors of AEI and of the Board of Directors and sole stockholder of Newco, no corporate proceeding on the part of AEI or Newco is necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, which consents have heretofore been obtained. This Agreement has been duly and validly executed and delivered by each of AEI and Newco and constitutes the legal, valid and binding obligation of each of AEI and Newco, enforceable against such respective parties in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally.

          SECTION 4.3. NO VIOLATION. Neither the execution and delivery of this Agreement by AEI or Newco, nor the performance by AEI or Newco of their respective obligations hereunder, will:

               a) violate or result in any material breach of any provision of the respective Certificate of Incorporation or By-laws of AEI or Newco;

               b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to AEI or Newco or their respective properties or assets, the effect of which would have a material adverse effect on the respective business, revenues, financial condition, properties, assets or prospects of AEI or Newco, taken as a whole.

          SECTION 4.4. CAPITALIZATION OF AEI. The authorized capital stock of AEI consists of (i) 40,000,000 shares of AEI Common Stock, par value $.01 per share; and (ii) 1,000,000 shares of AEI Preferred Stock, par value $1.00 per share. As of March 27, 1995, there were issued and outstanding (i) 17,481,694 shares of AEI Common Stock (net of 2,187,833 shares of AEI Common Stock held in treasury); and (ii) no shares of AEI Preferred Stock. The shares of AEI Common Stock to be issued to the holders of Radix Shares upon consummation of the Merger, subject to the terms and conditions of this Agreement, will upon such issuance be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all Encumbrances, except as may arise from any action taken by holders of Radix Shares or as otherwise specified in this Agreement.

          SECTION 4.5. CONSENTS AND APPROVALS. Other than: (i) consents and approvals of or filings or registrations with the Federal Trade Commission ("FTC") and the

 Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"); (ii) requirements of federal and state securities laws including, without limitation, the delivery of an information statement (the "INFORMATION STATEMENT") to the stockholders of AEI in compliance with Regulation D ; or (iii) as set forth in SECTION 3.5 of the Disclosure Schedule, to the best knowledge of AEI, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or Governmental Authority is necessary for the consummation by AEI and Newco, as the case may be, of the Merger and the other transactions contemplated hereby.

          SECTION 4.6. ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof AEI has no liabilities (whether accrued, absolute, contingent, or otherwise, and whether due or to become due), nor any loss contingency, except as reflected in AEI's financial statements or disclosed in the AEI Reports (as hereafter defined) which would be required to be included in such financial statements in accordance with GAAP, and AEI has no knowledge of any valid basis for the assertion of any of the foregoing.

          SECTION 4.7. AEI REPORTS. AEI has timely filed (i) a copy of its 1994 Annual Report to Stockholders ("AEI'S ANNUAL REPORT"); (ii) a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 ("AEI'S 10-K"); (iii) a copy of the Proxy Statement for its annual meeting held on June 23, 1994 ("AEI'S PROXY STATEMENT") (AEI's Annual Report, AEI's 10-K, and AEI's Proxy Statement are sometimes hereinafter collectively referred to as the "AEI REPORTS"). The AEI Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and, to the best knowledge of AEI, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for AEI Reports, and an amendment on Form 10-K/A filed in respect of AEI's 10-K, since December 31, 1994, and as of the date hereof, AEI has not filed any other reports or other documents with the SEC. The financial statements of AEI in or incorporated by reference in AEI Reports, including any related notes and schedules, complied as to form in all material respects on the dates thereof with the then applicable accounting requirements and published rules and regulations of the SEC. There have been not material adverse changes in the business of AEI and its subsidiaries as a whole since the date of AEI's 10-K for the year ended December 31, 1994.

          SECTION 4.8. BROKERS' FEES AND COMMISSIONS. Neither AEI nor, to the best knowledge of AEI, any of its shareholders, directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any such third party in connection with the transactions contemplated hereby.

          SECTION 4.9. DISCLOSURE. No representation or warranty as to AEI or Newco contained in this Agreement and no statement made by AEI in the Disclosure Schedule contains any untrue statement of a material fact, or, to the best knowledge of AEI, omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statement herein or therein not misleading.

          SECTION 4.10. KNOWLEDGE OF AEI, ETC. AEI has no knowledge of any event, fact, condition, circumstance or other matter concerning AEI which constitutes a material breach of any representation, warranty or covenant contained in this Agreement, or any document, instrument or agreement delivered pursuant hereto or in connection herewith which is not properly disclosed herein, therein or in the Disclosure Schedule. To the extent that AEI represents and warrants itself to have had knowledge or belief as to any event, fact, condition, circumstance or other matter set forth in this Agreement,

 "KNOWLEDGE" or "BELIEF" shall mean the knowledge or belief of AEI's Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel.

                                ARTICLE V.

                                COVENANTS

          SECTION 5.1.  CONDUCT OF RADIX'S BUSINESS PENDING THE MERGER.

               a) Radix hereby agrees to fully cooperate with AEI and its officers and agents during the period between the execution of this Agreement and the Closing so as to ensure a smooth transition following the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, AEI shall be permitted to participate in presentations to clients and prospective clients during the period prior to the Closing, and to participate in presentations to employees relative to the Merger.

               b) Additionally, during the period prior to Closing, Radix agrees as to itself and the Radix Subsidiaries that, except as expressly contemplated or permitted by this Agreement or to the extent that AEI shall otherwise consent in writing, Radix and the Radix Subsidiaries shall scrupulously carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with past practice, except to the extent directed otherwise by AEI. Without limiting the generality of the foregoing, during the period prior to Closing, and except as expressly contemplated or permitted by this Agreement, Radix will not, and will cause each of the Radix Subsidiaries not to, without the prior written consent of AEI, take any of the following actions:

                    (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Radix or the Radix Subsidiaries, except as shall have been fully paid or distributed prior to April 30, 1995, and which payment or distribution is fully reflected on the Closing Balance Sheet or any split, combination or reclassification of such equity interests;

                    (ii) any sale, lease, license, encumbrance or other transfer or disposition of any material assets or properties of Radix or any Radix Subsidiary (either singly or in the aggregate);

                    (iii) any forgiveness or cancellation of any debts or claims, or, except in the ordinary course of business, any discharge or satisfaction of any lien, charge or other Encumbrance or payment of any liability or obligation;

                    (iv) any material change in the credit practices of Radix or any Radix Subsidiary or any creation or assumption of indebtedness for money borrowed, or any making of loans, advances or capital contributions, except for such advances as are made pursuant to the specific terms of the BNY facility;

                    (v)  except in ordinary course of business,
 consistent with past practice, (A) any increase in the rate or terms of compensation (including termination and severance pay) payable or to become payable by Radix or any of the Radix Subsidiaries to their respective directors, officers, employees or agents, or any increase in the rate or terms of any bonus, insurance, pension or other Employee Plan, or any program or arrangement made to, for or with any such directors, officers, employees or agents, or (B) any entry by Radix or any Radix Subsidiary into any employment, compensation, severance or termination agreement with any such person;

                    (vi) any entry into any Material Contract (as defined in SECTION 3.13 hereof) by Radix or any Radix Subsidiary;

                    (vii) any change by Radix or any Radix Subsidiary in its respective financial or tax accounting principles or methods;

                    (viii) any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, limited liability company, partnership or other business enterprise or division or significant assets thereof;

                    (ix) any failure to maintain the books, accounts and records of Radix and the Radix Subsidiaries in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP;

                    (x) any change made or authorized in the respective Articles of Incorporation, By-laws or Other Organizational Documents of Radix or the Radix Subsidiaries; or

                    (xi) any purchase, redemption, issue, sale, pledge, encumbrance or other acquisition or disposition by Radix or any Radix Subsidiary of any shares of capital stock or other equity securities, partnership interests or other ownership interests of Radix or any Radix Subsidiary, or the grant of any options, warrants or other rights to purchase, or convert any obligation into, shares of capital stock, partnership interests or other ownership interests or any evidence of indebtedness or other securities of Radix or any Radix Subsidiary.

          SECTION 5.2. ACCESS TO INFORMATION. During the period prior to Closing, at reasonable times without causing unreasonable disruption to Radix's Business, Radix will give AEI and its authorized representatives full access to all personnel, offices and other facilities, and to all books and records of Radix and the Radix
 Subsidiaries.

          SECTION 5.3. MAINTENANCE OF EMPLOYEE AND KEY CUSTOMER RELATIONS. During the period prior to Closing, Radix shall use its best efforts to retain the services and goodwill of Radix Employees and to maintain the goodwill of the Key Customers and its customers generally, and shall not take, nor permit any Radix Subsidiary nor any director, officer, employee, agent or independent contractor of Radix or the Radix Subsidiaries to take, any action (i) with respect to any Radix Employee, which action is intended, or a likely effect of which would be, to solicit, entice, persuade or induce such employee to terminate its employment with Radix or any of the Radix Subsidiaries at any time, whether before or after the Effective Date, or to decline to accept employment with AEI on or after the Effective Date, and (ii) with respect to any Key Customer, or its customers generally, which action is intended, or a likely effect of which would be, to cause such Key Customer or its customers generally, to terminate or substantially diminish their business dealings with Radix or any Radix Subsidiary.

          SECTION 5.4. ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, fulfillment of the conditions set forth in ARTICLE V hereof. If at any time after the Closing any further action is necessary or desirable to consummate the Merger or carry out the purposes of this Agreement, including, without limitation, the execution of additional agreements, documents, certificates and instruments, the proper officers and directors of AEI and Radix shall take all such necessary action.

          SECTION 5.5. CONSENTS AND APPROVALS. To the extent not heretofore completed or obtained, the parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act), to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the Merger and the other transactions contemplated hereby. Each party hereto will keep the other parties hereto apprised of the status of any inquiries made of such party by the FTC, the DOJ, or any other Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby or thereby.

          SECTION 5.6. OTHER PUBLIC ANNOUNCEMENTS. Following the execution and delivery hereof, AEI and Radix will consult with each other and will mutually agree upon the content and timing of any press releases or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or based upon the advice of counsel that such disclosure would be prudent under applicable securities laws.

          SECTION 5.7.  REGISTRATION OF AEI COMMON STOCK.

               a) REGISTRATION. AEI agrees to use its best efforts to file with the SEC as soon as practicable, taking into consideration the availability of timely financial statements of AEI, and to cause to become effective as soon as practicable after the Effective Date a Registration Statement on Form S-3 under the 1933 Act (the "REGISTRATION STATEMENT") covering the AEI Common Stock to be received by holders of Radix Shares, and shall use all reasonable efforts to make all proper filings under any applicable state securities laws. The Registration Statement will comply in all material respects with the rules and regulations of the SEC. AEI shall keep the Registration Statement effective for a minimum of two (2) years following its initial effective date.

               b) INDEMNIFICATION BY AEI. AEI hereby indemnifies, to the extent permitted by law, each Radix Stockholder, any officers and directors of a Radix Stockholder, and any person who controls such Radix Stockholder (within the meaning of the 1933 Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; except insofar as the same are caused by or contained in any information furnished in writing to AEI by any Radix Stockholder expressly for use therein or by any such Radix Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

               c) INDEMNIFICATION BY THE RADIX STOCKHOLDERS. In connection with any registration statement in which a Radix Stockholder is participating, each such Radix Stockholder will furnish to AEI in writing such information as is reasonably requested by AEI for use in such registration statement or prospectus and will indemnify, to the extent permitted by law, AEI, its directors and officers and each person who controls AEI (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information so furnished in writing by such Radix Stockholder specifically for use in preparation of the registration statement.

               d) PROCEDURES AS TO INDEMNIFICATION RELATIVE TO REGISTRATION. Any person entitled to indemnification hereunder shall
 (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume to defense of such claim with counsel reasonable satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               e) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party shall have failed to give the notice required by clause (d) above, then each indemnifying party shall contribute to the amounts paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable in respect of any claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such claim.

                f) PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. AEI agrees it will prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two years or until the shares of AEI Common Stock included therein have been sold.

               g) COPIES OF DOCUMENTS. AEI agrees it will furnish to each Radix Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto and the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as such Radix Stockholder may reasonably request in order to facilitate the disposition of the AEI Common Stock included therein owned by such Radix Stockholder.

               h) NOTIFICATION OF EFFECTIVENESS; AMENDMENTS. AEI agrees it will notify each Radix Stockholder at any time when a prospectus relating to the AEI Common Stock included therein is required to be delivered under the 1933 Act within the period that AEI is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and AEI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such AEI Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

               i) LISTING. AEI will cause all of the AEI Common Stock included in the Registration Statement to be listed or included on NASDAQ or such other securities exchanges on which the AEIC Common Stock as a class is then listed or included.

               j) TRANSFER AGENT. AEI will provide a transfer agent and registrar for all of the AEI Common Stock included in the Registration Statement such Registrable Securities not later than the effective date of such registration statement.

               k) REGISTRATION EXPENSES. AEI will pay all Registration Expenses incurred in connection with a registration of the AEIC Common Stock pursuant to this SECTION 5.7, whether or not such Registration Statement shall become effective; provided that each Radix Stockholder shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's AEIC Common Stock pursuant to the Registration Statement. As used herein, "REGISTRATION EXPENSES" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all printing, messenger and delivery expenses, and (iii) the reasonable fees and disbursements of counsel for AEI and AEI's independent public accountants. AEI shall not be obligated to incur any fees, costs or expenses relating to the use by any Radix Stockholder of an underwriter in disposing of their shares of AEIC Common Stock, including fees, costs and expenses of such underwriter or their counsel, or fees, costs and expenses associated with compliance with state securities laws, it being agreed that AEI's obligations relate only to the initial shelf registration of the AEIC Common Stock and the maintenance thereof in accordance with the terms hereof.

               l) SPECIFIC PERFORMANCE. AEI acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this SECTION 5.7 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this SECTION 5.7 may be specifically enforced.

                SECTION 5.8. RADIX NAME. AEI agrees not to oppose, challenge or otherwise attempt to prohibit any Insider of Radix or ROI from using the name "RADIX" in connection with any business not in any manner, directly or indirectly, related to, connected with or similar to the business of delivering cargo and other goods, arranging such delivery, providing customs brokerage services in connection with such delivery, storing cargo and other goods and any other activity or business related thereto. AEI further agrees on its behalf and on behalf of Radix that it will limit its use of the name "RADIX" to the conduct of a business or businesses that are related to, connected with or similar to the business currently conducted by AEI or to the Radix Business.

                               ARTICLE VI.

                    CONDITIONS PRECEDENT TO THE MERGER

          SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under ARTICLE I of this Agreement to cause the Merger to be consummated shall be subject to the satisfaction, or to the waiver by the parties hereto, at or prior to the Closing (if prior to the Closing, as designated below) of each of the following conditions precedent:

               a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               b) The Merger shall have been approved by the Identified Stockholders within the time periods specified in Section 1.6(b) hereof.

               c) No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other law, rule, regulation, legal restraint or prohibition preventing the consummation of the Merger and the other transactions contemplated hereby shall be in effect as of or shall have commenced on or prior to the Closing Date, and no action, suit or proceeding brought by any Governmental Authority shall be pending or threatened as of the Closing Date which seeks any injunction, restraining order or other order which would prohibit the consummation of the Merger and the other transactions contemplated hereby or materially impair the ability of AEI to own and operate Radix's Business as contemplated hereby after the Closing.

          SECTION 6.2. CONDITIONS TO THE OBLIGATIONS OF AEI UNDER THIS AGREEMENT. The obligations of AEI under ARTICLE I of this Agreement to cause the Merger to be consummated shall be further conditioned on the issuance of the AEI Shares pursuant to this Agreement being exempt from the registration requirements of the 1933 Act. If such condition shall not be satisfied, then AEI agrees that it shall promptly prepare and file a Registration Statement covering the AEI Common Stock to be issued in the Merger with the SEC and take all other appropriate actions so as to give effect to the intentions of the parties hereto in respect of the consummation of the Merger, and the parties agree that the Merger shall thereafter be consummated at the earliest practicable date following the effectiveness of such Registration Statement.

          SECTION 6.3. LIMITATION OF REMEDY. Each party hereby confirms that the sole remedy of any party for breach of the covenants, representations and warranties of the other party made herein during the period prior to the date of Closing shall be to seek indemnification or such other remedies as are available hereunder in respect of such breach, but not to terminate or cancel this Agreement; PROVIDED, HOWEVER, that AEI shall be entitled to terminate this Agreement and avail itself of all legal remedies in the event of an intentional breach of any covenant made by Radix herein, the result of which shall materially change the fundamental economics of the transaction for AEI.

                               ARTICLE VII.

                               ABANDONMENT

          In the event that Radix, on the one hand, or AEI and Newco, on the other hand, willfully fails to consummate the Merger following satisfaction of all of the conditions set forth in ARTICLE V hereof, the other party shall have the right to pursue all available remedies at law or in equity, including, without limitation, instituting legal proceedings to obtain damages for any such breach, enforcing the specific performance of this Agreement or enjoining any further breach of this Agreement. Such remedies may be exercised cumulatively or in conjunction with all other rights and remedies provided by law.

                              ARTICLE VIII.

                             INDEMNIFICATION

          SECTION 8.1. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement, and in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby in all cases shall be deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that any such representations, warranties, covenants and agreements shall be fully effective and enforceable only for a period of eighteen (18) months after the Closing Date, and shall thereafter be of no further force or effect, except that the representations and warranties set forth in SECTION 3.15 (Environmental) shall survive for a period of five (5) years and the representations and warranties set forth in SECTION 3.16 (Taxes) shall survive for a period of three (3) years or, if Radix shall agree to an extension of the statute of limitations at the request of any taxing authority, for a period of five (5) years. Additionally, the parties agree that the indemnification obligations set forth in this Article VIII shall survive with respect to the Existing Litigation and to claims made within the applicable survival period until finally determined in accordance with the terms hereof. The representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto shall not be affected by any investigation, verification or examination by any party hereto or by any person acting on behalf of any such party.

          SECTION 8.2.  INDEMNIFICATION OF AEI.

               a) Each Radix Stockholder, other than Dissenting Stockholders, jointly and severally, agrees to indemnify, defend and save AEI and its directors, officers, employees, owners, agents and affiliates and their successors and assigns or heirs and personal representatives, as the case may be (each an "AEI INDEMNIFIED PARTY"), forever harmless from and against, and to promptly pay to an AEI Indemnified Party or reimburse an AEI Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities or obligations, net in any case of any tax benefit attributable thereto (for these purposes, based on the combined effective tax rate then in effect), and in any case subject to the limitations of SECTION 8.3(c) (collectively, the "LOSSES;" for purposes hereof, any Losses incurred by Radix or any Radix Subsidiary shall be considered as Losses to an AEI Indemnified Party), sustained or incurred by such AEI Indemnified Party relating to, caused by or resulting from:

                    (i) any misrepresentation or breach of warranty of Radix contained in this Merger Agreement, or any failure of Radix or a Radix Stockholder to fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document or other writing delivered by the Radix Stockholders or by Radix pursuant to this Merger Agreement, as the case may be, in any such case for Losses relating to the survival periods specified in SECTION 8.1 hereof;

                    (ii) any liability of Radix for Taxes for any period prior to the Closing, except to the extent that the same have been reserved against in the Closing Balance Sheet (including, without limitation, any such liability for interest or penalties and whether arising upon audit or otherwise).

                    (iii) any Existing Litigation relating to the period prior to the Closing, whether or not disclosed on SCHEDULE 3.10 or
 SCHEDULE 3.14 or elsewhere; and

                    (iv)  any claim made by the persons identified on
 SCHEDULE 8.2(a)(iv) hereof within eighteen (18) months of the date hereof, in any case to the extent such claim alleges that commitments or assurances were given to such person by any officer or director of Radix or Radix Group relating to the terms and conditions of their employment following the Merger (including as to any severance, bonuses or similar payments) (the "EMPLOYEE CLAIMS").

               b) The parties agree that the Tangible Net Assets shall be adjusted from time to time during the applicable survival periods to reflect such Losses and any other actual experience and transactions after the Closing Balance Sheet date (except that Accounts Receivable will not be adjusted except to the extent of a breach of the representations contained in SECTION 3.23). For purposes of such adjustments, the amount of any transportation liabilities and other accounts payable or credit balances as they become more than six (6) months old as to which there is no reasonable anticipation that payment will be required shall thereupon be deducted from liabilities in determining the Tangible Net Assets, provided, however that any payable to a Radix supplier, vendor, customer or any other party shall be added back to liabilities when determined to be due and payable.

                c) At such time as the Tangible Net Assets shall be less than $2,970,000, then AEI shall have the right to claim from the Radix Stockholders the difference between adjusted Tangible Net Assets and $3,300,000. For purposes of subsequent claims, any prior reimbursement shall be taken into account.

               d) Anything to the foregoing notwithstanding, the Radix Stockholders shall fully indemnify any AEI Indemnified Party for Losses relating to the Employee Claims, net of any tax benefit, without regard to any threshold, PROVIDED, however, (a) that the amount payable in respect of such Losses shall be reduced by the amount of any severance payment made or offered to be made by AEI and/or Radix following the Closing and (b) the amount of any payment for such Losses shall not be included in the calculation of Losses or Tangible Net Assets for purposes of the preceding sentence. AEI agrees that it will in good faith make a determination as to severance payments for such individuals in accordance with its practices for similarly situation employees.

          SECTION 8.3. INDEMNIFICATION OF RADIX STOCKHOLDERS. AEI agrees to indemnify, defend and save each Radix Stockholder (other than Dissenting Stockholders and Non-Qualified Stockholders) and their respective legal representatives, heirs, successors, assigns, agents and affiliates (each, a "RADIX INDEMNIFIED PARTY") forever harmless from and against, and to promptly pay to such Radix Indemnified Party or reimburse such Radix Indemnified Party for, any and all Losses, net in any case of any tax benefit attributable thereto, sustained or incurred by such Radix Indemnified Party relating to, caused by or resulting from any misrepresentation or material breach of warranty of AEI contained in this Merger Agreement, or material failure to fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document or other writing delivered by AEI pursuant to this Merger Agreement, as the case may be, in any such case for Losses relating to the survival periods specified in Section 8.1 hereof.

           SECTION 8.4. LIMITATIONS ON INDEMNIFICATION. The maximum liability of the Radix Stockholders under this Merger Agreement for all Losses shall be the value of any Escrowed Property remaining after any adjustment to the Purchase Price in accordance with Article II hereof, and such remaining Escrowed Property shall be the sole source of indemnification by the Radix Stockholders hereunder; PROVIDED, HOWEVER, that the Indemnitors have assumed the obligation to indemnify any AEI Indemnified Party for Losses in excess of the value of such Escrowed Property, as more specifically set forth in the Indemnification Agreement. The maximum liability of AEI for all Losses shall be equal to one-half times the sum of the Market Value of the shares of AEI Common Stock payable to the Radix Stockholders pursuant to this Merger Agreement, plus the cash payable to Non-Qualified Stockholders, in each case as adjusted pursuant to Article II hereof.

          SECTION 8.5. REPRESENTATION BY STOCKHOLDER REPRESENTATIVES. Pursuant to the terms of SECTION 2.6 hereof, the Stockholder Representatives shall act on behalf of the Radix Stockholders in connection with the settlement, compromise, arbitration and disposition of any claim of indemnification brought under this Article VIII, any disbursement of Escrowed Property relating thereto, and in connection with any other matter relating to the provisions of this Article VIII.

          SECTION 8.6. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AGAINST INDEMNIFIED PARTIES.

                    (i) In the event that subsequent to the Closing any AEI Indemnified Party or Radix Indemnified Party (each, an "INDEMNIFIED PARTY") receives notice of the assertion of any claim (including an Employee Claim) or of the commencement of any action, suit or proceeding by any entity who is not a party to this Agreement (including, without limitation, any Governmental Authority) (a "THIRD PARTY CLAIM," which term shall also encompass all Existing Litigation as defined in SECTION 3.10)
 against such Indemnified Party, with respect to which AEI or the Indemnitors, as the case may be (the "INDEMNIFYING PARTY"), may be required to provide indemnification under this Agreement, the Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim (collectively, the "THIRD PARTY INDEMNIFICATION NOTICE"), to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon delivering written notice to the Indemnified Party (the "DEFENSE NOTICE") within thirty
 (30) days after receipt from an Indemnified Party of a Third Party Indemnification Notice, to conduct, at the Indemnifying Party's sole cost and expense, the defense against such Third Party Claim in the Indemnifying Party's own name, or, if necessary, in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to reasonably approve the defense counsel representing the Indemnifying Party, and in the event that the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the Indemnified Party's reasonable approval in accordance with the terms hereof. In the case of all Existing Litigation, the Radix Stockholders, as the Indemnifying Party, shall be considered as having given a Defense Notice with respect thereto, and AEI, as the Indemnified Party, agrees that the defense counsel currently conducting the defense is approved. AEI agrees to cause Radix to notify such counsel following the Closing that the defense of such Existing Litigation is being conducted by the Stockholder Representatives in accordance with the terms thereof.

                    (ii) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by
 SECTION 8.6(i) hereof, then in any such event the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling any such claim without the prior written consent of the Indemnifying Party. If the Indemnified Party fails to diligently defend such claim with counsel reasonably satisfactory to the Indemnifying Party, or settles any such claim without the Indemnifying Party's prior written consent or otherwise breaches this Article VIII, the Indemnified Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith and the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such claim.

                    (iii) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, all at the sole cost and expense of the Indemnifying Party. Regardless of which party defends such claim, the other party hereto shall have the right at its own cost and expense to participate in the defense of any Third Party Claim assisted by counsel of its own choosing. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this SECTION 8.6(III), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give at least five (5) days' prior written notice to the Indemnified Party to that effect, setting forth in reasonable detail the terms and conditions of any such settlement (the "SETTLEMENT NOTICE"). If the Indemnified Party objects to such firm offer within ten

 (10) calendar days after its receipt of such Settlement Notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer described in the Settlement Notice, plus costs and expenses paid or incurred by the Indemnified Party up to the point such Settlement Notice had been delivered. If an Indemnified Party settles any Third Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article VIII with respect to such Third Party Claim.

                    (iv) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. To the extent that the consent or approval of either the Indemnifying Party or the Indemnified Party is required in this SECTION 8.6, any such consent or approval shall not be unreasonably withheld and will be deemed given in the absence of a written response within ten (10) days of any request therefor. Upon submission to the Escrow Agent of a copy of any such settlement agreement, or of such a judgment, together with an opinion of counsel that all appeals have been taken or the time for taking appeals has expired, then Escrow Agent shall promptly distribute to AEI such amount of Escrowed Property as shall be equal to the amount of such judgment or settlement, plus all other Losses incurred in respect thereof, as set forth in an Officer's Certificate duly acknowledged by an officer of AEI.

                    (v) Any failure by an Indemnified Party to give a timely, complete or accurate Third Party Indemnification Notice as provided in this SECTION 8.6 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such Third Party Indemnification Notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially adversely affected or damaged as a result of such failure to give a timely, complete and accurate Third Party Indemnification Notice.

          SECTION 8.7. NOTICE OF CLAIMS. In the case of a claim for indemnification under either SECTION 8.2 or SECTION 8.3 hereof, upon determination by an AEI Indemnified Party or a Radix Indemnified Party, as the case may be, that it has a claim for indemnification, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis and amount of such claim for indemnification (each, an "INDEMNIFICATION NOTICE") and, with respect to a claim for indemnification under SECTION 8.2 hereof, an AEI Indemnified Party shall deliver a copy of the Indemnification Notice to the Escrow Agent. Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnified Party in writing (the "INDEMNIFICATION DISPUTE NOTICE") that the basis of or the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the grounds of such dispute, with a copy to the Escrow Agent in case of a claim under SECTION 8.2 hereof. In the event that an Indemnification Dispute Notice is not given to the Indemnified Party within the required thirty (30) day period the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party and, in the case of a claim under SECTION 8.2 hereof, the Escrow Agent shall satisfy such obligation out of the Escrowed Property in accordance with the terms of the Escrow Agreement.

          In the event that an Indemnification Dispute Notice is timely given to an Indemnified Party, the parties hereto shall have thirty (30) days to resolve any such dispute. If such dispute is a claim brought by AEI, and the parties shall resolve such dispute, they shall submit a Notice of Settlement to the Escrow Agent specifying the amount of Escrowed Property to be delivered to AEI in respect thereof, and the Escrow Agent shall promptly deliver such Escrowed Property to AEI. In the event that such dispute is not resolved by such parties within such period, the parties hereto shall resolve such dispute in accordance with the provisions of SECTION
 8.8 hereof.

          SECTION 8.8. ARBITRATION. If any claim, controversy or dispute shall arise between AEI and the Stockholder Representatives on behalf of the Radix Stockholders in connection with this Agreement, such claim, controversy or dispute shall be resolved by final, non-appealable and binding arbitration as follows:

               a)   Any dispute submitted to arbitration pursuant to this
 SECTION 8.8 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "BOARD OF ARBITRATION"), selected as hereinafter provided. AEI and the Stockholder Representatives shall each select one (1) member of the Board of Arbitration and the third member of the Board of Arbitration shall be selected by mutual agreement of the two previously selected members, or if such previously selected members fail to reach agreement on such third member within twenty (20) days after the date by which the first two members are both selected, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the two previously selected members. If either party hereto, as the case may be, refuses, neglects or otherwise fails to appoint its respective member of the Board of Arbitration within thirty (30) days after its receipt of written notice from the other party requesting it to do so, such requesting party may appoint the two initial members of the Board of Arbitration who shall then proceed to appoint the third member in accordance with the terms hereof.

                b) The Board of Arbitration shall hold a hearing (the "ARBITRATION HEARING") within thirty (30) days of the date that all of the members of the Board of Arbitration have been appointed, which hearing shall be held in New York, New York or such other place as the parties hereto may agree upon. Testimony shall be taken at the Hearing. In the event that either party hereto fails to appear at the Arbitration Hearing or otherwise breaches this SECTION 8.8, the Arbitration Hearing shall nevertheless proceed on an expedited basis. The Arbitration Hearing shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 through 16.

               c) In preparation for their respective presentations at any such Arbitration Hearing, AEI and the Stockholder Representatives may conduct discovery, including, without limitation, deposing and obtaining documents from such directors, officers, employees or agents of AEIC, Radix, the Radix Subsidiaries or their outside accountants or advisors, and any third parties, as such parties deem reasonably necessary for such preparation; provided that any such discovery shall be completed on an expedited basis so as not to delay the conduct of the Arbitration Hearing in accordance with the provisions hereof; and provided further that the Arbitrator shall have the right to impose reasonable limitations on such discovery if a party is found to be going beyond the scope of the matter relating to the Arbitration Hearing.
 Each party hereto may file with the Board of Arbitration such briefs, affidavits and supporting documents as each party hereto may deem appropriate provided, however, that the Board of Arbitration has the option to require in person testimony in respect of any proffered affidavit if the Board of Arbitration believes that such testimony would be preferable under the circumstances, and such in person testimony shall then be required except in respect of witnesses that are not available without undue expense, inconvenience or whose absence is otherwise reasonably explained.

                d) The Board of Arbitration shall reach and render a decision (the "ARBITRATION DECISION") in writing (concurred in by a majority of the members of the Board of Arbitration), which writing shall set forth any calculations made in reaching the Arbitration Decision, shall describe the manner in which any such calculations were made and shall include a representation that the manner so used was in accordance with the specific terms of this Agreement; PROVIDED, HOWEVER, that the Board of Arbitration may adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate so long as such rules and procedures conform to the terms and conditions hereof. The Arbitration Decision shall specifically set forth the number of any Escrowed Property required to be distributed to AEI pursuant to this ARTICLE VIII, if any, and the Escrow Agent shall deliver such Escrowed Property to AEI promptly after receipt by the Escrow Agent of a copy of the Arbitration Decision. To the extent practical, any Arbitration Decision of the Board of Arbitration shall be rendered no more than thirty (30) days following the conclusion of any Arbitration Hearing. Notwithstanding the foregoing, the Board of Arbitration shall only be authorized on any one issue to decide in favor of and choose the position of either AEI or the Stockholder Representatives or to decide upon a compromise position between the respective positions asserted by the parties hereto at the Arbitration Hearing. The Board of Arbitration shall base any Arbitration Decision solely upon the presentations of the parties hereto at the Arbitration Hearing, the agreed treatment in respect of certain accounting issues set forth in Exhibit I and any materials made available under SECTION 8.7(c) hereof and not upon independent review. The Balance Sheet Arbitrator shall not place any reliance in reaching its determination in respect of any disputed item that such item was treated in a particular manner in a balance sheet previously certified by Radix's Auditors, nor will the Balance Sheet Arbitrator apply any test of consistency (other than depreciation of fixed assets) between previously certified balance sheets and the Closing Balance Sheet; PROVIDED,

 HOWEVER, that the Balance Sheet Arbitrator shall in all cases be obligated to give effect to the treatment of a disputed item in a prior balance sheet provided that such treatment was in accordance with GAAP, to otherwise adhere to GAAP and to give effect to the criteria established on EXHIBIT I.

               e) The Board of Arbitration shall cause any Arbitration Decision to be delivered to each party to the arbitration within five
 (5) days of reaching such decision. Any Arbitration Decision made by the Board of Arbitration within the scope of its authority (either prior to or after the expiration of such thirty (30) day period) shall be final, non-appealable, binding and conclusive on each party to the arbitration and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be permitted to award damages to the extent that such damages constitute a "Loss" as defined in Article VIII, and none other.

               f) Each party to any such Arbitration Hearing shall bear its own costs and expenses in relation thereto, including, but not limited to, such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such respective party; PROVIDED, HOWEVER, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member appointed by the parties hereto shall be borne in equal parts by AEI and the Radix Stockholders and PROVIDED, FURTHER, that the expenses of Radix Stockholders shall be paid in accordance with the provisions of SECTION
 2.5 hereof.

               g) The procedures specified in this Article VIII shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or related to this Agreement; PROVIDED, HOWEVER, that a party, without prejudice to the above procedures, may file a complaint in a court of competent jurisdiction for statue of limitations or venue reasons or to seek a preliminary injunction or other provisional judicial re-lief, if in such party's sole discretion such action is necessary to avoid irreparable damage or to preserve the status quo. Despite the taking of any such action, the parties hereto shall continue to participate in good faith in the procedures specified in this Article VIII, without, however, waiving any matter to be determined in such action or proceeding. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Article VIII are pending. The parties hereto agree to take such action, if any, as may be required to effectuate such tolling.

          SECTION 8.9. DISBURSAL OF REMAINING ESCROWED PROPERTY. The Escrow Agent shall deliver to the Transfer Agent, to be distributed to the Radix Stockholders in accordance with their pro rata interest in the Escrowed Property, any Escrowed Property remaining in escrow after the expiration of Five Hundred Forty (540) days following the Closing, PROVIDED, HOWEVER, that (i) the Escrow Agent shall first have delivered all Escrowed Property payable to AEI in respect of Seller Expenses and Seller Reimbursable Expenses under SECTION 2.5, and made any delivery as required by Exhibit K and (ii) the Escrow Agent retain in escrow Escrowed Property (i) equal to the aggregate amount of any outstanding Dispute relating to the Purchase Price pursuant to Article II and (ii) equal to the aggregate amount of all outstanding claims for indemnification asserted by the AEI Indemnified parties in accordance with this Section VIII, in either case until such Dispute or claims are finally determined in accordance herewith whereupon any remaining Escrowed Property shall be distributed to AEI and/or the Radix Stockholders in accordance with the terms hereof and of the Escrow Agreement.

                               ARTICLE IX.

                         MISCELLANEOUS PROVISIONS

          SECTION 9.1. AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE. None of AEI, Newco, Radix or the Stockholder Representatives shall be deemed as a con-sequence of any act, delay, failure, omission, forbearance or other indulgence granted from time to time by such party: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or suppression is set forth in writing and signed by the party to be bound thereby; PROVIDED, HOWEVER, that in the event of any such modification, change or amendment occurring after the approval and adoption of this Agreement by the Radix Stockholders, Newco or AEI, as the case may be, after any such stockholder approval any such modification, change or amendment shall be subject to the further approval of such stockholders if such further approval is required under the Delaware Act or under any other applicable laws. No single or partial exercise by AEI, Newco, Radix or the Stockholder Representatives, on the other hand, of any right or remedy will preclude any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other party.

          SECTION 9.2. VALIDITY. If any provision of this Agreement or the application of any such provision to any party hereto or any circumstances relating hereto shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          SECTION 9.3. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, ex-pressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (in each case with receipt verified) as follows:

               (a)  If to AEI or Newco:

                    Air Express International Corporation
                    120 Tokeneke Road
                    Darien, Connecticut  06820
                    Attention:  Messrs. Hendrik J. Hartong, Jr.
                                and Guenter Rohrmann
                    Facsimile Number:  (203) 655-5734

                    With a copy to:

                    Katherine P. Burgeson, Esq.
                    Cummings & Lockwood
                    Four Stamford Plaza
                    107 Elm Street
                    Stamford, Connecticut 06904-0120
                    Facsimile Number:  (203) 351-4499

               (b)  if to Radix:

                    Radix Ventures, Inc.
                    230 Park Avenue
                    New York, New York  10169
                    Attention:  Messrs. John Radziwill and
                                Pierre L. Schoenheimer
                    Facsimile Number:  (212) 557-4770

                    With a copy to:

                    Leonard Lichter, Esq.
                    Spitzer & Feldman, P.C.
                    405 Park Avenue
                    New York, New York  10022-4405
                    Facsimile Number:  (212) 838-7472

               (c)  If to the Stockholder Representatives:

                    Mr. Pierre Schoenheimer
                    Mr. John Radziwill
                    Mr. Matthew Sheppard
                    c/o Radix Organization Inc.
                    230 Park Avenue
                    New York, New York  10169
                    Facsimile Number:  (212) 557-4770

                    With a copy to:

                    Leonard Lichter, Esq.
                    Spitzer & Feldman, P.C.
                    405 Park Avenue
                    New York, New York  10022-4405
                    Facsimile Number:  (212) 838-7472

 ;provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party's address for the purposes of this SECTION 9.5.

          SECTION 9.5. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflicts-of-laws principles thereof. AEI and each of the Stockholder Representatives hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding may be brought in, any federal court in the State of New York, and in the courts of the State of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, to the extent such suit, action or proceeding is permitted in accordance with Article VIII hereof (a "PERMITTED ACTION"); provided, however, that such a Permitted Action may also be brought in federal court or state court, or the foreign equivalent, in any state or jurisdiction where any such party has its principal residence or, in the case of AEI, where it has its chief executive offices, and such parties agree to submit to the jurisdiction of such other courts in connection with a Permitted Action,
 (b) waives to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Permitted Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such Permitted Action brought in one of the aforementioned courts is brought in an inconvenient forum, that the venue of any such Permitted Action brought in one of the aforementioned courts is improper, or that this Agreement, or the transactions contemplated hereby (including any determination pursuant to Article
 VIII) may not be enforced in or by such court, and (c) consents to service of process in any such Permitted Action by registered or certified mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. Notwithstanding the above, any final judgment rendered in connection with any such Permitted Action shall be conclusive against AEI or the Radix Representatives (both individually and in their representative capacity), as the case may be, and any such final judgment in respect of a Permitted Action, and any award of the Balance Sheet Arbitrator or the Board of Arbitrators may be enforced against such party in any other jurisdiction by suit on a judgment or in any other manner provided by applicable law, and, with respect to such an action, each of the parties hereto expressly submits to the personal jurisdiction of such courts, and waives to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Permitted Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such Permitted Action brought in one of the aforementioned courts is brought in an inconvenient forum, that the venue of any such Permitted Action brought in one of the aforementioned courts is improper, or that this Agreement, or the transactions contemplated hereby (including any determination pursuant to Article VIII) may not be enforced in or by such court .

          SECTION 9.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          SECTION 9.7. HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement or understanding of the parties hereto and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.8. ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the other documents and instruments referred to herein, including, without limitation, the Indemnification Agreement and the other agreements included in or contemplated by the exhibits hereto (the "OTHER AGREEMENTS") embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth or referred to herein or therein. This Agreement, the Disclosure Schedule and the Other Agreements supersede all prior agreements and understandings between the parties hereto, whether written or oral, with respect to such subject matter contained herein and therein. Disclosure of any event, fact, condition, circumstance or other matter in the Disclosure Schedule shall be deemed to qualify all representations, warranties, and covenants pertaining thereto in this Agreement and any document, instrument or agreement delivered pursuant hereto or thereto or in connection herewith or therewith; provided that there shall be a specific cross reference to any other representation, warranty or covenant pertaining thereto.

          SECTION 9.9. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that this Agreement may be assigned by AEI to an affiliated corporation or other affiliated entity; provided, however, that notwithstanding any such assignment, AEI shall remain primarily liable for the performance hereof. Upon any such assignment, such affiliate shall become a party to this Agreement and all references herein to AEI shall refer to such affiliate; PROVIDED, HOWEVER, that the shares to be delivered in the Merger shall remain shares of AEI. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          SECTION 9.10. CUMULATIVE RIGHTS. Each and every right granted to either party hereunder or under any or any certificate, schedule, document or other writing delivered by Radix or AEI prior to the Closing pursuant hereto or in connection herewith, or allowed it by any laws, rules or regulations shall be cumulative and may be exercised from time to time.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers or representatives, as the case may be, all as of the day and year first above written.

                              RADIX VENTURES, INC.


                              By:  /S/JOHN RADZIWILL
                                  -------------------------
                                  Name:  John Radziwill
                                  Title:  President

                              STOCKHOLDER REPRESENTATIVES:


                              /S/PIERRE L. SCHOENHEIMER
                                 ---------------------------
                                 Pierre L. Schoenheimer


                              /S/JOHN RADZIWILL
                                 ---------------------------
                                 John Radziwill


                              /S/M.P. SHEPPARD
                                 ---------------------------
                                 Matthew Sheppard


                              AIR EXPRESS INTERNATIONAL CORPORATION


                              By:   /S/HENDRIK J. HARTONG, JR.
                                 ---------------------------
                                       Hendrik J. Hartong, Jr.
                                       Chairman

                              AEIC ACQUISITION CORPORATION


                              By:   /S/HENDRIK J. HARTONG, JR.
                                 ---------------------------
                                       Hendrik J. Hartong, Jr.
                                       President

                                                                EXHIBIT A


                        DIRECTORS AND OFFICERS OF
                          SURVIVING CORPORATION

 DIRECTORS

 Hendrik J. Hartong, Jr.
 Guenter Rohrmann

 OFFICERS

 Hendrik J. Hartong, Jr., Chairman
 Guenter Rohrmann, President and Chief Executive Officer
 Dennis M. Dolan, Vice President and Treasurer
 Daniel J. McCauley, Vice President, General Counsel and Secretary

                                                                EXHIBIT B

                          CERTIFICATE OF MERGER
                         PURSUANT TO SECTION 251
                                  OF THE
                     DELAWARE GENERAL CORPORATION LAW
                                 MERGING
                      AEIC ACQUISITION CORPORATION,
                         a Delaware corporation,
                              WITH AND INTO
                          RADIX VENTURES, INC.,
                          a Delaware corporation

          Radix Ventures, Inc., a corporation organized and existing under the laws of Delaware ("RADIX"), DOES HEREBY CERTIFY THAT:

          FIRST: The name and state of incorporation of each of the constituent corporations participating in the merger herein are:

          (i) Radix Ventures, Inc., incorporated on November 12, 1986, pursuant to the General Corporation Law of the State of Delaware; and

          (ii) AEIC Acquisition Corporation ("AEIC ACQUISITION"), incorporated on April 27, 1995, pursuant to the General Corporation Law of the State of Delaware (Radix and AEIC Acquisition are sometimes hereinafter collectively referred to as the "MERGING CORPORATIONS").

          SECOND: An agreement of merger by and among the Merging Corporations and Air Express International Corporation, a Delaware corporation (the

 "AGREEMENT OF MERGER") has been approved, adopted, certified, executed and acknowledged by each of the Merging Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation in the merger herein certified shall be Radix Ventures, Inc., which corporation will continue its existence as said surviving corporation (the "SURVIVING CORPORATION") upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

          FOURTH: The Certificate of Incorporation of Radix shall be the Certificate of Incorporation of the Surviving Corporation.

          FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation, the address of which is:

          Radix Ventures, Inc.
          c/o Air Express International Corporation
          120 Tokeneke Road
          Darien, Connecticut  06820
          SIXTH:  A copy of the aforesaid Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Merging Corporations.

          IN WITNESS WHEREOF, said Radix Ventures, Inc., a Delaware corporation, has caused this Certificate to be signed by John Radziwill, its President, as of this ___ day of _____, 1995.



                              RADIX VENTURES, INC.



                              By____________________________
                                  John Radziwill
                                  President

                                                               EXHIBIT C



                        INDEMNIFICATION AGREEMENT

          INDEMNIFICATION AGREEMENT (this "AGREEMENT"), dated as of May 1, 1995, by and between Messrs. John Radziwill ("RADZIWILL"), Pierre L. Schoenheimer ("SCHOENHEIMER") and Matthew P. Sheppard ("SHEPPARD") (Radziwill, Schoenheimer and Sheppard are sometimes hereinafter collectively referred to as the "INDEMNITORS"), and Air Express International Corporation, a Delaware corporation ("AEI"). Capitalized terms used herein are used as defined in that certain Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Radix Ventures, Inc., a Delaware corporation, AEI, and AEIC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AEI, unless otherwise defined herein.

                                RECITALS:

          WHEREAS, Schoenheimer is the owner, either of record or beneficially, of 210,502 Radix Shares, Radziwill is the owner, either of record or beneficially, of 210,102 Radix Shares, and Sheppard is the owner, either of record or beneficially, of 77,000 Radix Shares; and

          WHEREAS, pursuant to the terms and conditions of the Merger Agreement, AEI intends to acquire Radix by merging Newco with and into Radix (the "MERGER") and converting all of the Outstanding Radix Shares (other than Dissenting Shares and Non-Qualified Shares) as of the date of such Merger into up to 1,000,000 shares of the common stock, par value $.01 per share, of AEI (the "AEI COMMON STOCK"); and

          WHEREAS, in connection with the consummation of the Merger, 110,000 Shares of AEI Common Stock (the "ESCROWED PROPERTY") are being delivered to the Escrow Agent to hold pursuant to the terms of the Merger Agreement and the Escrow Agreement;

          WHEREAS, the Escrowed Property is to be used, among other things, as security for any deficiency in the Tangible Net Assets of the Company under Article II of the Merger Agreement, and in respect of the indemnification obligations set forth in Article VIII of the Merger Agreement;

          WHEREAS, the Indemnitors have agreed that they will jointly and severally indemnify the AEI Indemnified Parties for certain Losses and deficiency in

 Tangible Net Assets to the extent that AEI shall not have been fully reimbursed therefor out of the Escrowed Property, and in respect of certain other Losses, in each case in accordance with the terms and subject to the limitations hereof;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          SECTION 1.  INDEMNIFICATION.

          Each Indemnitor, jointly and severally, agrees to indemnify, defend and save each AEI Indemnified Party, harmless from and against, and to promptly pay to an AEI Indemnified Party or reimburse an AEI Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees or other expenses, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities or obligations sustained or incurred by such AEI Indemnified Party relating to, caused by or resulting from:

               (a) any insufficiency in the Market Value of the Escrowed Property to satisfy any deficiency in Radix's Tangible Net Assets as provided in Section 2.2 of the Merger Agreement;

               (b) any insufficiency in the Market Value (as defined in Section 2.3 of the Merger Agreement) of the Escrowed Property to fully compensate any AEI Indemnified Party for all indemnifiable Losses and deficiency in Tangible Net Assets under Section 8.2 of the Merger Agreement;

               (c) any Losses incurred by any AEI Indemnified Party arising out of, related to or in connection with the payment of the Termination Fee pursuant to the Merger Agreement; and

               (d) any Losses incurred by any AEI Indemnified Party in respect of any suits, actions or claims relating to the establishment of the escrow fund and the disbursement of the Escrowed Property in accordance with the provisions of the Merger Agreement and the Escrow Agreement.

          SECTION 2. INDEMNIFICATION CEILINGS; SURVIVAL. The maximum liability of each individual Indemnitor for all Losses or other claims hereunder shall be equal to one-half of the Market Value of the shares of AEI Common Stock issued to such individual Indemnitor pursuant to the Merger Agreement, as adjusted pursuant to Section 2.2 of the Merger Agreement. The liability of the Indemnitors hereunder shall be subject to the same limitations on the survival period in which any claim for Losses may be brought as contained in Article VIII of the Merger Agreement and, specifically, Section 8.1 thereof.

          SECTION 3. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AGAINST INDEMNIFIED PARTIES.

               (a) In the event that subsequent to the Closing any AEI Indemnified Party receives notice of the assertion of any claim or of the commencement of any action, suit or proceeding by any entity who is not a party to this Agreement (including, without limitation, any Governmental Authority) (a "THIRD PARTY CLAIM") against such AEI Indemnified Party, with respect to which the Indemnitors (the "INDEMNIFYING PARTY"), are required to provide indemnification under this Agreement, the AEI Indemnified Party shall promptly give written notice, together with a statement of any available information regarding such claim (collectively, the "THIRD PARTY INDEMNIFICATION NOTICE"), to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon delivering written notice to the AEI Indemnified Party (the "DEFENSE NOTICE") within thirty (30) days after receipt from an AEI Indemnified Party of a Third Party Indemnification Notice, to conduct, at the Indemnifying Party's sole cost and expense, the defense against such Third Party Claim in the Indemnifying Party's own name, or, if necessary, in the name of the AEI Indemnified Party; PROVIDED, HOWEVER, that the AEI Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party, which right shall be exercised reasonably, and in the event that the Indemnifying Party and the AEI Indemnified Party cannot agree upon such counsel within ten
 (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the AEI Indemnified Party's approval in accordance with the terms hereof.

               (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by this Section, then in any such event the AEI Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the AEI Indemnified Party shall be prohibited from compromising or settling any such claim without the prior written consent of the Indemnifying Party. If the AEI Indemnified Party fails to diligently defend such claim with counsel reasonably satisfactory to the Indemnifying Party, or settles any such claim without the Indemnifying Party's prior written consent or otherwise breaches this Section 3, the AEI Indemnified Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith and the Indemnifying Party shall have no obligation to indemnify the AEI Indemnified Party with respect to such claim.

               (c) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the AEI Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, and the Indemnifying Party shall be responsible for all out-of-pocket costs and expenses of the Indemnifying Party in connection therewith. Regardless of which party defends such claim, the other party hereto shall have the right at its own cost and expense to participate in the defense of any Third Party Claim assisted by counsel of its own choosing. Without the prior written consent of the AEI Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the AEI Indemnified Party for which the AEI Indemnified Party is not entitled to indemnification hereunder. If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 3, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give at least five (5) days' prior written notice to the AEI Indemnified Party to that effect, setting forth in reasonable detail the terms and conditions of any such settlement (the "SETTLEMENT NOTICE"). If the AEI Indemnified Party objects to such firm offer within ten (10) calendar days after its receipt of such Settlement Notice, the AEI Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer described in the Settlement Notice, plus costs and expenses paid or incurred by the AEI Indemnified Party up to the point such Settlement Notice had been delivered. If an AEI Indemnified Party settles any Third Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no obligation to indemnify the AEI Indemnified Party under this Section with respect to such Third Party Claim.

               (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the AEI Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. To the extent that the consent or approval of either the Indemnifying Party or the AEI Indemnified Party is required in this Section, any such consent or approval shall not be unreasonably withheld and will be deemed given in the absence of a written response within ten (10) days of any request therefor.

               (e) Any failure by an AEI Indemnified Party to give a timely, complete or accurate Third Party Indemnification Notice as provided in this Section 3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such Third Party Indemnification Notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially adversely affected or damaged as a result of such failure to give a timely, complete and accurate Third Party Indemnification Notice.

          SECTION 4. NOTICE OF CLAIMS. In the case of a claim for indemnification under this Agreement, upon determination by an AEI Indemnified Party that it has a claim for indemnification, such AEI Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis and amount of such claim for indemnification (each, an "INDEMNIFICATION NOTICE"). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the AEI Indemnified Party in writing (the "INDEMNIFICATION DISPUTE NOTICE") that the basis of or the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the grounds of such dispute. In the event that an Indemnification Dispute Notice is not given to the AEI Indemnified Party within the required thirty (30) day period the Indemnifying Party shall be obligated to pay to the AEI Indemnified Party the amount set forth in the Indemnification Notice within sixty (60) days after the date that the Indemnification Notice had been given to the Indemnifying Party.

          In the event that an Indemnification Dispute Notice is timely given to AEI, the parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such parties within such period, the parties hereto shall resolve such dispute in accordance with the provisions of Section 5 hereof.

          SECTION 5.  BINDING EFFECT; ARBITRATION.

          The agreement of the Stockholder Representatives, or the findings of the Balance Sheet Arbitrator or the Board of Arbitration, in respect of any liability to an AEI Indemnified Party under the Merger Agreement, shall be binding and conclusive with respect to the liability of the Indemnitors hereunder to the extent that such agreement or finding is made in respect of a claim, controversy or dispute under the Merger Agreement. With respect to any claim, controversy or dispute between any AEI Indemnified Party that has not finally been determined under the Merger Agreement, but for which an AEI Indemnified Party may be entitled to indemnification hereunder, then such claim, controversy or dispute shall be resolved by final, non-appealable and binding arbitration as follows:

               (a) Any dispute submitted to arbitration pursuant to this Section 5 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "BOARD OF ARBITRATION"), selected as hereinafter provided. AEI and the Indemnitors shall each select one
 (1) member of the Board of Arbitration and the third member of the Board of Arbitration shall be selected by mutual agreement of the two previously selected members, or if such previously selected members fail to reach agreement on such third member within twenty (20) days after the date by which the first two members are both selected, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the two previously selected members. If either party hereto, as the case may be, refuses, neglects or otherwise fails to appoint its respective member of the Board of Arbitration within thirty (30) days after its receipt of written notice from the other party requesting it to do so, such requesting party may appoint the two initial members of the Board of Arbitration who shall then proceed to appoint the third member in accordance with the terms hereof.

               (b) The Board of Arbitration shall hold a hearing (the "ARBITRATION HEARING") within thirty (30) days of the date that all of the members of the Board of Arbitration have been appointed, which hearing shall be held in New York, New York or such other place as the parties hereto may agree upon. In the event that either party hereto fails to appear at the Arbitration Hearing or otherwise breaches this
 Section 5, the Arbitration Hearing shall nevertheless proceed on an expedited basis. The Arbitration Hearing shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 through 16.

               (c) In preparation for their respective presentations at any such Arbitration Hearing, AEI and the Indemnitors may conduct discovery, including, without limitation, deposing and obtaining documents from such directors, officers, employees or agents of Radix, the Radix Subsidiaries or Radix's respective outside accountants or advisors, and any third parties, as such parties deem reasonably necessary for such preparation; provided that any such discovery shall be completed on an expedited basis so as not to delay the conduct of the Arbitration Hearing in accordance with the provisions hereof. Each party hereto may file with the Board of Arbitration such briefs, affidavits and supporting documents as each party hereto may deem appropriate.

               (d) The Board of Arbitration shall reach and render a decision (the "ARBITRATION DECISION") in writing (concurred in by a majority of the members of the Board of Arbitration), which writing shall set forth any calculations made in reaching the Arbitration Decision, shall describe the manner in which any such calculations were made and shall include a representation that the manner so used was in accordance with the specific terms of this Agreement; PROVIDED, HOWEVER, that the Board of Arbitration may adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate so long as such rules and procedures conform to the terms and conditions hereof. The Arbitration Decision shall specifically set forth the number of any Escrowed Property required to be distributed to AEI pursuant to this
 SECTION 5, if any. To the extent practical, any Arbitration Decision of the Board of Arbitration shall be rendered no more than thirty (30) days following the commencement of any Arbitration Hearing.

               (e) Notwithstanding the foregoing, the Board of Arbitration shall only be authorized on any one issue to decide in favor of and choose the position of either AEI or the Indemnitors or to decide upon a compromise position between the respective positions asserted by the parties hereto at the Arbitration Hearing. The Board of Arbitration shall base any Arbitration Decision solely upon the presentations of the parties hereto at the Arbitration Hearing and any materials made available under SECTION 5.7(c) hereof and not upon independent review.

               (f) The Board of Arbitration shall cause any Arbitration Decision to be delivered to each party to the arbitration within five
 (5) days of reaching such decision. Any Arbitration Decision made by the Board of Arbitration within the scope of its authority (either prior to or after the expiration of such thirty (30) day period) shall be final, non-appealable, binding and conclusive on each party to the arbitration and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be permitted to award damages in excess of compensatory damages and pre-award interest to the extent such damages constitute a "Loss" as defined herein or in the Merger Agreement.

               (g) Each party to the Arbitration Hearing shall bear its own costs and expenses in relation thereto, including, but not limited to, such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such respective party; PROVIDED, HOWEVER, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member appointed by the parties hereto shall be borne in equal parts by AEI, on the other hand and the Indemnitors, on the other hand.

               (h) The procedures specified in this Section 5 shall be the sole and exclusive procedures for the resolution of disputes between the parties existing out of or related to this Agreement; PROVIDED, HOWEVER, that a party, without prejudice to the above procedures, may file a complaint for statue of limitations or venue reasons or to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite the taking of any such action, the parties hereto shall continue to participate in good faith in the procedures specified in this Section
 5. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this SECTION 5 are pending. The parties hereto agree to take such action, if any, to effectuate such tolling.

          SECTION 6.  MISCELLANEOUS.

               (a) MODIFICATION; WAIVER; DISCHARGE. Except as otherwise set forth herein, no waiver, amendment, modification, discharge or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein. The waiver by any party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other breach or provision of this Agreement.

               (b) NOTICES. All notices, requests, demands, instructions and other communications provided for hereunder shall be in writing and shall be deemed given or delivered to each party hereto when delivered by hand or mailed by overnight courier or sent by facsimile transmission, in each case with receipt verified, or by registered or certified mail, return receipt requested, addressed or sent as follows:

          IF TO AEI:

               Air Express International Corporation
               120 Tokeneke Road
               Darien, Connecticut  06820
               Attention:  Messrs.  Hendrik J. Hartong, Jr. and
                              Guenter Rohrmann
               Facsimile Number:  (203) 655-5734

               With a copy to:

               Katherine P. Burgeson, Esq.
               Cummings & Lockwood
               Four Stamford Plaza
               107 Elm Street
               Stamford, CT  06904
               Facsimile Number (203) 351-4499

 IF TO THE INDEMNITOR REPRESENTATIVES:

               Mr. Pierre Schoenheimer
               Mr. John Radziwill
               Mr. Matthew Sheppard
               c/o Radix Organization Inc.
               230 Park Avenue
               New York, NY 10169
               Facsimile Number:  (212) 557-4770

               With a copy to:

               Leonard Lichter, Esq.
               Spitzer & Feldman, P.C.
               405 Park Avenue
               New York, New York  10022-4405
               Facsimile Number:  (212) 838-7472

 or at such other address or facsimile number as either party may specify by notice to the other party given as aforesaid.

               (c) ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the Escrow Agreement, constitutes the entire agreement and understanding between AEI and the Indemnitors relating to the matters set forth herein or therein and supersedes, terminates and cancels any prior written or oral, express or implied agreements, understandings, arrangements, covenants, communications, negotiations, commitments and representations or warranties by any party hereto or any director, officer, employee, agent or affiliate of any party hereto. This Agreement is not being executed by the parties hereto in reliance upon any representation or warranty not expressly set forth herein.

               (d) ASSIGNMENT. This Agreement may not be assigned, sold, transferred, pledged or hypothecated by the Indemnitors, but may freely be assigned, sold, transferred, pledged or hypothecated by AEI, and will inure to the benefit of and be binding upon any such successor or assign.

               (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

               (f) SEVERABILITY. Any provision of this Agreement which is held invalid, illegal, prohibited or unenforceable by a court of competent jurisdiction hereof in any such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity of enforceability of such provision in any other jurisdiction, and the remainder of this Agreement, disregarding such invalid, illegal, prohibited or unenforceable portion, shall continue in full force and effect as though such invalid, illegal, prohibited or unenforceable portion had not been contained therein.

               (g) HEADINGS. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

               (h) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflicts-of-laws principles thereof. Each of the Indemnitors hereby irrevocably (a) submits to the non-exclusive jurisdiction of, and agrees that any action, suit or other proceeding may be brought in, any federal court in the State of Connecticut or New York, and in the courts of the State of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, to the extent such suit, action or proceeding is permitted in accordance with Section 5 hereof (a "PERMITTED ACTION"), (b) waives to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Permitted Action, claim that such Indemnitor is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such Permitted Action brought in one of the aforementioned courts is brought in an inconvenient forum, that the venue of any such Permitted Action brought in one of the aforementioned courts is improper, or that this Agreement, or the transactions contemplated hereby (including any determination pursuant to this Agreement) may not be enforced in or by such court, and (c) consents to service of process in any such Permitted Action by registered or certified mail. Nothing herein shall affect the right to serve process in any other manner permitted by law nor shall limit the right of any AEI Indemnified Party to bring a Permitted Action or other proceeding against any or all of the Indemnitors in the courts of any other jurisdiction. Further, each Indemnitor agrees that any final judgment rendered in connection with any such Permitted Action shall be conclusive and may be enforced against such party in any other jurisdiction, whether in the United States or abroad, by suit on a judgment or in any other manner provided by applicable law.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              AIR EXPRESS INTERNATIONAL
                              CORPORATION


                              By:_______________________________
                                    Hendrik J. Hartong, Jr.
                                    Chairman



                               ___________________________________
                               John Radziwill, Individually



                               ___________________________________
                               Pierre L. Schoenheimer, Individually



                               ___________________________________
                               Matthew P. Sheppard, Individually

                                                                EXHIBIT D



                           EMPLOYMENT AGREEMENT

          AGREEMENT made as of the 1st day of May, 1995, by and between AIREXPRESS INTERNATIONAL USA, INC., a Delaware corporation, having its offices at 120 Tokeneke Road, Darien, Connecticut 06820, hereinafter referred to as "AEI," and MATTHEW SHEPPARD, residing at 28641 Crescent Ridge Road, Rancho Palos Verdes, California 90274, hereinafter referred to as "Employee".

                          W I T N E S S E T H :

          WHEREAS, the parties desire to enter into an Agreement covering terms and conditions relating to the employment of Employee by AEI; and

          WHEREAS, Employee represents and warrants to AEI that Employee is not bound by any agreement which would, in any way, prevent or restrict Employee from entering into this Agreement or carrying out the obligations thereof.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

          1. TERM. AEI hereby employs Employee, and Employee hereby accepts such employment upon the terms and conditions set forth herein. The initial term of employment hereunder shall be for a period of one
 (1) year commencing on the "Effective Date" (as defined in the Agreement and Plan of Reorganization by and among Radix Ventures, Inc., Air Express International Corporation, AEIC Acquisition Corporation and Shareholder Representatives of even date herewith) and shall continue thereafter, until terminated as hereinafter provided.

           2. DUTIES, RESPONSIBILITIES AND SERVICES. Employee initially shall serve AEI in the position of Vice President, located at the Company's offices in Darien, Connecticut, or the offices of Radix Ventures, Inc.
 at Los Angeles, California, as directed by AEI, or in such other equal executive position or location as shall mutually be agreed from time to time by the parties.

          3. COMPENSATION. As compensation for all services to be rendered hereunder, AEI shall pay Employee a gross base salary of One Hundred Eighty-Nine thousand Six Hundred Dollars ($189,600) in equal semi-monthly installments. It is understood and agreed that all payments to Employee hereunder are subject to applicable withholding, Social Security or similar taxes.

          4.  OTHER COMPENSATION.

               (a) BENEFITS. Employee shall participate in such benefits as are offered or provided to employees of AEI in accordance with the terms and conditions of AEI's benefit plans.

               (b) DISCRETIONARY BONUS. For each full or part calendar year of the Term of this Agreement, the Employee's performance shall be reviewed and a determination made by the Board of Directors regarding the payment of a discretionary performance-related incentive bonus to the Employee.

               (c) STOCK OPTION. Employee shall be granted, on the Effective Date or promptly thereafter, an option to purchase fifteen thousand (15,000) shares of AEIC stock under and pursuant to the terms of the AEIC 1991 Incentive Stock Option Plan.

               (d) APARTMENT EXPENSES. For and during a period of three hundred sixty (360) days following the commencement of the Term of this Agreement, AEI shall reimburse such expenses which do not exceed Fifteen Thousand Dollars ($15,000) that the Employee incurs in connection with the Employee's lease and occupancy of an apartment in the New York City area.

               (e) TRAVEL. For and during a period of three hundred sixty (360) days following the commencement of the Term of this Agreement, AEI will provide Employee with Round Trip air transportation for non-business-related travel between New York, New York and Los Angeles, California or such other city in the U.S. at which Employee may be providing services and Los Angeles, California. Such air transportation shall be provided for a maximum of two (2) Round Trips each calendar month. All other expenses related to the foregoing non-business-related travel, i.e., parking, tolls, meals, etc. shall be paid by Employee.

               (f) CAR ALLOWANCE. AEI shall pay Employee Five Hundred Dollars ($500.00) per month, which shall be accepted by Employee in full payment of all costs associated with the ownership, use and operation by Employee of Employee's car in the performance of Employee's duties.

               (g) BUSINESS EXPENSES. AEI shall, in accordance with AEI's policies and guidelines, reimburse Employee for all reasonable business-related expenses incurred by Employee in the performance of Employee's duties.

               (h) VACATION. Employee shall be entitled to fifteen (15) working days paid vacation during each calendar year of this Agreement which shall be prorated for part calendar years, to be taken at such time as the Board of Directors shall consider convenient, having regard to the requirements of AEI's business. Vacation days cannot be deferred from one calendar year to the next and no additional compensation shall be paid hereunder for vacation days not taken in the calendar year during which they are accrued.

          5. TERMINATION OF AGREEMENT. The term of this Agreement is subject to the following:

               (a)  This Agreement shall terminate on Employee's death.

               (b) This Agreement shall terminate if Employee is unable by reason of any incapacity to carry out or to perform Employee's duties hereunder for a continuous period of ninety (90) days.

               (c) This Agreement may be terminated by AEI if the Board of Directors determines that Employee has refused, after ten (10) days' notice, to carry out or to perform the duties required hereunder or otherwise breached any provision of this Agreement and has, after notice and opportunity to cure, failed to cure such breach, or violated any statutory or common law duty to AEI.

               (d) Employee may terminate this Agreement at any time after May 1, 1996 upon thirty (30) days' prior written notice to AEI. The date of notice will be deemed to be the date of mailing of said notice. If Employee terminates this Agreement as provided in this
 Article 5(d), Employee agrees that Employee will not directly or indirectly render any service whether for compensation or otherwise of a business or professional nature to any person or entity that in any manner competes with AEI or its affiliates for a period of twelve (12) months following the date this Agreement is terminated.

           (e) AEI may terminate this Agreement at any time on notice to the Employee. In such event, AEI shall pay compensation and provide benefits as provided in this Agreement to Employee for the greater of the balance of the Term of this Agreement or a period of six (6) months. In the event Employee directly or indirectly renders any service, whether for compensation or otherwise, of a business or professional nature to any person or entity that in any manner competes with AEI or its affiliates following receipt of AEI's notice of termination as aforesaid, AEI shall have no obligation to pay compensation or provide benefits to Employee as hereinabove provided.

          6.  COMPETITION WITH AEI.

          Employee covenants and agrees with AEI that during the term of this Agreement:

               (a) Employee will devote Employee's entire time and efforts to the provision of services to AEI as herein provided; and

               (b) Employee shall not directly or indirectly render any service of a business or professional nature to any other person or entity whether for compensation or otherwise.

          7.  CONFIDENTIAL INFORMATION AND RELATED MATTERS.

               (a) Except as required by Employee's duties hereunder, Employee agrees that Employee will not directly or indirectly use, publish, disseminate or otherwise disclose any confidential information of AEI or any affiliate. The term "confidential information" means information of whatever kind or nature disclosed to or known by Employee as a consequence of or through employment by AEI about AEI's or any affiliate's services, products, or operations.

               (b) Employee agrees that all records and other materials relating in any manner whatsoever to AEI's customers or AEI's business, whether prepared by Employee or otherwise, shall be and remain the exclusive property of AEI. All such records, materials and other property belonging to AEI shall be returned by Employee to AEI on termination of employment.

          8. WAIVERS AND MODIFICATIONS. No waiver by either party of a breach by the other of any provision hereof shall operate as waiver of a later or other breach or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the agreement and understanding between the parties hereto and supersedes all other agreements or understandings with respect to the matters set forth herein and may only be waived or amended by an instrument in writing signed by both parties.

          9. NOTICES. Notices hereunder shall be deemed duly given when made in writing and sent by registered mail to the Employee or the President of AEI, as the case may be, at the addresses hereinabove set forth. AEI or Employee may at any time by notice designate a different address in writing to which notices may be sent, in which case such different address shall be used.

          10. ASSIGNMENT. AEI may assign this Agreement to any affiliate or successor.

           11. APPLICABLE LAW. In the event either party to this Agreement brings a legal suit to enforce any provision of this Agreement, such legal suit must be brought and heard in a Court located in the State of Connecticut, applying the law of Connecticut. All costs and expenses incurred by the prevailing party in such legal suit shall be reimbursed by the non-prevailing party.

          12. MISCELLANEOUS. Headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning hereof. If any provision of this Agreement shall be declared void or unenforceable by any Court or administrative body, such provision shall be deemed to have been severed from the remainder of this Agreement, and such remainder of this Agreement shall continue in all respects valid and enforceable.

          IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                             AIR EXPRESS INTERNATIONAL USA, INC.


                             By  /S/------------------------------



                             /S/-----------------------------------
                             MATTHEW SHEPPARD, EMPLOYEE

                                                                EXHIBIT E



                            SERVICES AGREEMENT

          This Services Agreement, dated as of the 1st day of May, 1995 (the "AGREEMENT"), by and among Radix Ventures, Inc., a Delaware corporation ("RADIX"), Air Express International Corporation, a Delaware corporation ("AEI"), and Don Friedkin ("FRIEDKIN").

                                RECITALS:

          WHEREAS, Air Express International Corporation ("AEI") is to acquire Radix pursuant to the terms and conditions set forth in a certain Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Radix, AEI, and AEIC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AEI ("NEWCO"), with AEI acquiring Radix by merging Newco with and into Radix (the "MERGER") and converting all of the issued and outstanding common stock of Radix (other than Dissenting Shares and Non-Qualified Shares) as of the date of such Merger into up to 1,000,000 shares of the common stock of AEI (the "AEI COMMON STOCK"); and

          WHEREAS, Friedkin is a stockholder of Radix, and will be receiving shares of AEI Common Stock in the Merger;

          WHEREAS, Radix, AEI and Friedkin desire to enter into this Agreement in order to preserve the Customs licenses and permits of Radix's wholly-owned subsidiary, Radix Group International, Inc.
 ("RGI"), during the period following the Merger;

          WHEREAS, the execution and delivery of this Services Agreement is a condition precedent to the obligations of AEI to execute and deliver the Merger Agreement;

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          NOW, THEREFORE, in consideration of the terms and covenants of this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

          1. SERVICE AS QUALIFYING INDIVIDUAL. For a period of ninety days following the Closing, Friedkin agrees that he will serve as the qualifying individual in respect of the customs licenses and permits for RGI. Friedkin agrees that he will extend his service as such for a
 reasonable period thereafter if requested by AEI.    AEI agrees that
 Friedkin will be paid $5,000 per month for such service (pro-rated for any partial month), and that he will be entitled to medical insurance (including dental, if any) during the period of such service. AEI further agrees that it will indemnify and hold Friedkin harmless from and against any liabilities incurred by him as a result of maintaining such license and acting on behalf of Radix in this capacity for the period following the Closing.

          2. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes, but which together shall constitute but one and the same instrument and shall be binding upon the parties hereto and their permitted successors, transferees and assigns. Counterparts of this Agreement may be executed and delivered by facsimile transmission.

          3. GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws principles thereof.

          4. LEGAL EFFECT. This Agreement shall have no legal force or effect until the Effective Time of the Merger, whereupon this Agreement shall become simultaneously effective.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, in counterparts or otherwise, all as of the day and year first written above.

                              RADIX VENTURES, INC.


                              By:--------------------------------
                                   Name:
                                   Title:

                              AIR EXPRESS INTERNATIONAL
                              CORPORATION


                              By:--------------------------------
                                   Hendrik J. Hartong, Jr.
                                   Chairman




                              -----------------------------------
                                 Don Friedkin

                                                                EXHIBIT F

                          SUPPLEMENTAL AGREEMENT

          This Supplemental Agreement, dated as of the 1st day of May, 1995 (the "AGREEMENT"), by and among Radix Ventures, Inc., a Delaware corporation ("RADIX"), Air Express International Corporation, a Delaware corporation ("AEI"), and John Radziwill ("RADZIWILL").

                                RECITALS:

          WHEREAS, AEI is to acquire Radix pursuant to the terms and conditions set forth in a certain Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Radix, AEI, and AEIC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AEI ("NEWCO"), with AEI acquiring Radix by merging Newco with and into Radix (the "MERGER") and converting all of the issued and outstanding common stock of Radix (other than Dissenting Shares and Non-Qualified Shares) as of the date of such Merger into 1,000,000 shares of the common stock of AEI (the "AEI COMMON STOCK"); and

          WHEREAS, Radziwill is a stockholder of Radix, and will be receiving shares of AEI Common Stock in the Merger;

          WHEREAS, Radix, AEI and Radziwill desire to enter into this Agreement in order (i) to provide for a severance period for Radziwill, and a related period in which Radziwill agrees that he will not compete with the business of Radix or AEI, (ii) to provide the terms upon which Radziwill will be nominated to serve on AEI's Board of Directors, and
 (iii) to contractually restrict Radziwill from transferring more than a certain percentage of the AEI Common Stock which Radziwill receives in connection with the Merger for a two year period following the Effective Date;

          WHEREAS, the execution and delivery of this Supplemental Agreement is a condition precedent to the obligations of AEI to execute and deliver the Merger Agreement;

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

          NOW, THEREFORE, in consideration of the terms and covenants of this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

                                ARTICLE I.

                                SEVERANCE

          SECTION 1.1. SEVERANCE FEE. Radix hereby agrees to pay severance to Radziwill in the amount of $10,000 per month for each month, pro-rated for the first month, from the Effective Date through and including the month of December, 1996 (the "SEVERANCE PERIOD").
 Such payment shall be made no later than the 15th of each month during the Severance Period. In connection with such severance payments, Radix shall withhold any applicable payroll taxes as required by law. AEI hereby guaranties that such payments will be made timely by Radix to Radziwill.

          SECTION 1.2.  ASSISTANCE.

                    (a) From time to time during the Severance Period, Radziwill agrees to make himself available by telephone to Radix, at such time or times as shall be convenient to Radziwill, to facilitate Radix's operations subsequent to the Merger; provided, however, that nothing herein shall commit Radziwill to any specified schedule, or to provide any minimum level of advice.

                    (b) Radziwill agrees that he will provide reasonable assistance in connection with maintaining relationships with Radix's agent in France and Radix's French customers, and that in connection therewith, upon reasonable notice and at such time as shall be mutually satisfactory, Radziwill agrees that he will travel to France for in person meetings with such agent and customers. AEI and/or Radix shall promptly reimburse Radziwill for all reasonable expenses incurred by him in connection with rendering such assistance.

          SECTION 1.3. SERVICE AS QUALIFYING INDIVIDUAL. During the Severance Period, Radziwill agrees that he will serve as the qualifying officer in respect of Federal Maritime Commission license or permit of Radix Group International, Inc. ("RGI"), a wholly owned subsidiary of Radix. Radix and AEI each agree that, within a reasonable period of time following the Effective Date, they will replace Radziwill in that capacity with another officer of RGI. AEI agrees that it will indemnify and hold Radziwill harmless from and against any liabilities incurred by him as a result of maintaining such license and acting on behalf of RGI in this capacity for the period following the Closing.

          SECTION 1.4. FRINGE BENEFITS. During the Severance Period, subject to satisfying any general applicable eligibility requirements, Radziwill shall be entitled to participate in such employee medical (and dental, if any) insurance plan as is generally made available by Radix to its employees, as such plan may be amended from time to time in the sole and absolute discretion of Radix. Radix and Radziwill acknowledge and agree that Radix shall have no obligation to provide Radziwill with any other employee benefit plan or arrangement, regardless of the employee plans or arrangements that Radix makes available to its employees.

                               ARTICLE II.
                           NOMINATION TO BOARD

          AEI agrees that, following the Closing, it will take appropriate action to increase the size of its Board of Directors and to appoint Radziwill to fill the vacancy resulting from such increase, and that it will thereafter nominate Radziwill to serve on AEI's Board of Directors at the1996 AEI annual shareholder meeting. After the 1996 AEI annual shareholder meeting, AEI shall have no further obligation to nominate Radziwill to serve on AEI's Board of Directors. Radziwill shall be provided such compensation and perquisites for his service on the Board as shall be made available to other non-Executive directors (including indemnification for service as a Board member), and shall undertake to advise the Chairman and members of management as to the business and affairs of AEI in such manner as is ordinarily expected of non-Executive directors. AEI shall have no liability to Radziwill in the event that the Stockholders of AEI fail to elect Radziwill to AEI's Board of Directors despite such nomination by AEI. AEI agrees, however, that it will recommend and fully support the nomination of Radziwill in any proxy materials or other communications to Stockholders. Radziwill shall be free to resign from the Board of Directors at any time. The obligation of AEI to nominate Radziwill to the Board of Directors shall terminate in the event that Radziwill shall have engaged in any of the activities that are enumerated in Rule 401(f) of Regulation S-X promulgated by the Securities and Exchange Commission, or in the event of any breach by Radziwill of its non-compete obligations hereunder.
 AEI will not remove Radziwill from the Board except for cause.

                               ARTICLE III.
                    RESTRICTION ON TRANSFER OF SHARES

          SECTION 3.1. RESTRICTIONS AS TO SHARES. Radziwill hereby agrees that he will not sell, pledge, assign or otherwise transfer ("Transfer") more than one-third of the AEI Common Stock received by him in connection with the Merger for a period of twelve months following the Effective Date (the remaining two-third of the shares is herein referred to as the "RESTRICTED SHARES"). Thereafter, this contractual restriction on Transfer will terminate as to one-half of the Restricted Shares, on the first anniversary date hereof and as to the remaining Restricted Shares on the second anniversary of the date hereof. Notwithstanding the foregoing, Radziwill acknowledges and agrees that, in connection with similar restrictions on the Transfer of AEI Common Stock that were agreed to by Radix and AEI with each of Pierre L. Schoenheimer ("SCHOENHEIMER") and Matthew P. Sheppard ("SHEPPARD") (Radziwill, Schoenheimer and Sheppard are sometimes hereinafter collectively referred to as the "MAJORITY STOCKHOLDERS"), the Majority Stockholders may agree in writing among themselves to allow one or two of them to Transfer more than the allowable percentage of AEI Common Stock in any of the two (2) years following the Effective Date, as long as the aggregate number of shares Transferred through any such year does not exceed the collective number of shares of AEI Common Stock that the Majority Stockholders, in the aggregate, are allowed to Transferred through such year;

 PROVIDED, HOWEVER, that the Majority Stockholders shall provide a copy of such written agreement to Radix and AEI before any one of the Majority Stockholders Transfers more than the allowable number of shares of AEI Common Stock that such Indemnitor is allowed to Transfer through the subject year.

          SECTION 3.2. STOCK CERTIFICATE LEGENDS. Radziwill, Radix and AEI each hereby acknowledge and agree that stop-transfer instructions will be given to AEI's transfer agent with respect to the Restricted Shares issued to Radziwill pursuant to the Merger Agreement and that a legend will be placed on the certificates representing such shares substantially in the following form:

          "The shares of stock represented by this share certificate are subject to the terms and restrictions and other provisions contained in a Supplemental Agreement, dated May 1, 1995, by and among Radix Ventures, Inc., Air Express International Corporation and [name]. A copy of such Agreement has been filed with the Secretary of the issuer and may be inspected at the issuer's offices."

 AEI agrees that it will cause such stop-transfer instructions to be released and new certificates without such legends to be issued with respect to shares as to which the restrictions have lapsed, and in respect of shares which Radziwill may otherwise be entitled to Transfer as a result of an agreement with the other Majority Stockholders as permitted above.

                               ARTICLE IV.
                             NON-COMPETITION

          SECTION 4.1. NON-COMPETITION. For a two year period following the Effective Date of the Merger, Radziwill agrees that he will not engage, directly or indirectly, whether alone or in conjunction with any person, corporation, partnership or other business enterprise, in North America or Europe in any Competitive Activity (as hereinafter defined). For purposes of this Section 4.1, "COMPETITIVE ACTIVITY" shall mean (i) activity consisting of Radziwill's participating in the management of, owning more than 5% of the combined equity interest of, having a material interest in, or his acting as a principal, consultant or agent for or director, officer or employee of, any business operation of any person, corporation, partnership or other business enterprise if such business operation is then in direct competition with the business operations of Radix or any subsidiaries, divisions or affiliates of Radix as conducted on the Effective Date, which include, without limitation, the businesses of customs brokerage, international air and ocean freight forwarding and warehousing ancillary to such other business; (ii) the solicitation or inducement of any director, officer, employee, agent or independent contractor of AEI, Radix or any subsidiary, division or affiliate thereof to leave his or her employment with the Company, Radix or any subsidiary, division or affiliate thereof or the hiring of any such director, officer, employee, agent or independent contractor, or (iii) the request or advice to any client to withdraw, curtail or cancel its business with AEI, Radix or any subsidiary, division or affiliate thereof. For purposes hereof, Radix Organization, Inc., shall not be deemed to be an affiliate, independent contractor or agent of Radix.

          SECTION 4.2. CONFIDENTIALITY. Radziwill acknowledges that, either during or after the Severance Period, he will not, except as may otherwise be required by law, directly or indirectly, disclose or make available to any person, corporation, partnership or other business enterprise for any reason or purpose whatsoever, or use or cause to be used in any manner adverse to the interests of Radix or any subsidiary, division or affiliate thereof, any Confidential Information (as hereinafter defined) PROVIDED, HOWEVER, that Radziwill shall not be obligated to treat as confidential any Confidential Information that (i) was publicly known at the time of disclosure to Radziwill, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement, (iii) is lawfully disclosed to Radziwill by a third party or (iv) is required by law, regulation or court order to be disclosed.

          As used in this Agreement the term "CONFIDENTIAL INFORMATION" means: information disclosed to Radziwill or known by Radziwill as a direct consequence of or through his direct relationship with the Radix or any subsidiary, division or affiliate thereof, not generally known in the industries or businesses in which they operate concerning such parties' respective clients, customers, employees and suppliers or lists thereof, advertising and marketing data and methods, business methods, organization, procedures, finances, information regarding the skills, abilities or compensation of such parties' respective directors, officers, employees, agents and independent contractors, trade secrets, trademarks and other intellectual property rights, product and service lines and any related or other technical, corporate or trade information.

          SECTION 4.3. INJUNCTIVE RELIEF. In the event that either party breaches any of the terms set forth herein, the other party shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the breaching party and to enjoin the breaching party from any further violation of the terms herein and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Each party acknowledges, however, that the remedies at law for any breach by him of the provisions herein may be inadequate and that the other party shall be entitled to injunctive relief against such party in the event of any such breach.

                                ARTICLE V.
                              MISCELLANEOUS

          Section 5.1. NO CONFLICT. AEI and Radix each hereby acknowledge that Radziwill shall be acting from time to time in his capacity as Stockholder Representative pursuant to the terms of the Merger Agreement and nothing herein or as a result of his service as a director of AEI shall be deemed to limit or otherwise restrict his ability to act in that capacity.

          SECTION 5.2. VALIDITY. In the event that any provision of this Agreement is held invalid or unenforceable by a court having competent jurisdiction hereof, the invalidity of unenforceability of any such provision shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; PROVIDED, that if any one or more of the terms contained in Sections 4 hereof shall for any reason be held by a court having competent jurisdiction hereof to be excessively broad with regard to time, duration, geographic scope or activity or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision held invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Agreement or the enforcement of such provision in any other jurisdiction or circumstances and such term shall not be deleted but shall be reformed and construed by any court having competent jurisdiction hereof in a manner to enable this Agreement and such term to be enforced to the fullest extent permitted by applicable law.

          SECTION 5.3. ASSIGNMENT. Radix and AEI may assign or transfer this Agreement and their respective rights and obligations hereunder to an affiliate or successor without the prior written consent of Radziwill (provided, however, that AEI may not assign its obligation to nominate Radziwill to its Board of Directors, and no such assignment shall release Radix or AEI of their respective obligations hereunder or adversely affect the benefits to which Radziwill is entitled pursuant to
 Section 1.4, above). Any assignment or transfer of the rights and obligations of Radziwill hereunder shall not be effected without the prior written consent of Radix and AEI. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, transferees and assigns.

          SECTION 5.4. WAIVER OR MODIFICATION. No waiver, modification, release, or cancellation of this Agreement or any portion of this Agreement shall be binding unless evidenced by a writing executed by Radix, AEI and Radziwill or an authorized representative thereof with the same formality of this Agreement. The waiver by any party hereto of a breach or any provision of this Agreement shall not operate or be construed as a waiver of any other breach or provision of this Agreement.

          SECTION 5.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes, but which together shall constitute but one and the same instrument and shall be binding upon the parties hereto and their permitted successors, transferees and assigns. Counterparts of this Agreement may be executed and delivered by facsimile transmission.

          SECTION 5.6 GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws principles thereof. Each party agrees to submit to the jurisdiction of any Federal Court sitting in the State of New York, or any state court sitting in the State of New York, in respect of any claims brought hereunder. Each party agrees that such jurisdiction shall be the exclusive jurisdiction for any such claim except that (i) any final judgment rendered by any such court may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by applicable law and (ii) and any such claim may be brought in federal court or state court, or the foreign equivalent, in any state or jurisdiction where any such party has its principal residence or, in the case of AEI, where it has its chief executive offices, and such parties agree to submit to the jurisdiction of such other courts in connection with any action maintained hereunder.

           SECTION 5.7. LEGAL EFFECT. This Agreement shall have no legal force or effect until the Effective Time of the Merger, whereupon this Agreement shall become simultaneously effective.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, in counterparts or otherwise, all as of the day and year first written above.

                              RADIX VENTURES, INC.


                              By:------------------------------------
                                 Name:
                                 Title:

                              AIR EXPRESS INTERNATIONAL
                              CORPORATION


                              By:------------------------------------
                                 Hendrik J. Hartong, Jr.
                                 Chairman


                              ---------------------------------------
                              John Radziwill, Individually

                                                                EXHIBIT G



                          SUPPLEMENTAL AGREEMENT

          This Supplemental Agreement, dated as of the 1st day of May, 1995 (the "AGREEMENT"), by and among Radix Ventures, Inc., a Delaware corporation ("RADIX"), Air Express International Corporation, a Delaware corporation ("AEI"), and Pierre L. Schoenheimer ("SCHOENHEIMER").

                                RECITALS:

          WHEREAS, AEI is to acquire Radix pursuant to the terms and conditions set forth in a certain Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Radix, AEI, and AEIC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AEI ("NEWCO"), with AEI acquiring Radix by merging Newco with and into Radix (the "MERGER") and converting all of the issued and outstanding common stock of Radix (other than Dissenting Shares and Non-Qualified Shares) as of the date of such Merger into up to 1,000,000 shares of the common stock of AEI (the "AEI COMMON STOCK"); and

          WHEREAS, Schoenheimer is a stockholder of Radix, and will be receiving shares of AEI Common Stock in the Merger;

          WHEREAS, Radix, AEI and Schoenheimer desire to enter into this Agreement in order (i) to provide for a severance period for Schoenheimer, and a related period in which Schoenheimer agrees that he will not compete with the business of Radix or AEI, and (ii) to contractually restrict Schoenheimer from transferring more than a certain percentage of the AEI Common Stock which Schoenheimer receives in connection with the Merger for a two year period following the Effective Date;

          WHEREAS, the execution and delivery of this Supplemental Agreement is a condition precedent to the obligations of AEI to execute and deliver the Merger Agreement;

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the terms and covenants of this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

                                ARTICLE I.
                                SEVERANCE

          SECTION 1.1. SEVERANCE FEE. Radix hereby agrees to pay severance to Schoenheimer in the amount of $10,000 per month for each month, pro-rated for the first month, from the Effective Date through and including the month of December, 1996 (the "SEVERANCE PERIOD").
 Such payment shall be made no later than the 15th of each month during the Severance Period. In connection with such severance payments, Radix shall withhold any applicable payroll taxes as required by law. AEI hereby guaranties that such payments will be made timely by Radix to Schoenheimer.

          SECTION 1.2. TELEPHONIC ADVICE. From time to time during the Severance Period, Schoenheimer agrees to make himself available by telephone to Radix, at such time or times as shall be convenient to Schoenheimer, to facilitate Radix's operations subsequent to the Merger; provided, however, that nothing herein shall commit Schoenheimer to any specified schedule, or to provide any minimum level of advice.

          SECTION 1.3. FRINGE BENEFITS. During the Severance Period, subject to satisfying any general applicable eligibility requirements, Schoenheimer shall be entitled to participate in such employee medical (and dental, if any) insurance plan as is generally made available by Radix to its employees, as such plan may be amended from time to time in the sole and absolute discretion of Radix. Radix and Schoenheimer acknowledge and agree that Radix shall have no obligation to provide Schoenheimer with any other employee benefit plan or arrangement, regardless of the employee plans or arrangements that Radix makes available to its employees.

                               ARTICLE II.
                    RESTRICTION ON TRANSFER OF SHARES

          SECTION 2.1. RESTRICTIONS AS TO SHARES. Schoenheimer hereby agrees that he will not sell, pledge, assign or otherwise transfer ("Transfer") more than one-third of the AEI Common Stock received by him in connection with the Merger for a period of twelve months following the Effective Date (the remaining two-third of the shares is herein referred to as the "RESTRICTED SHARES"). Thereafter, this contractual restriction on Transfer will terminate as to one-half of the Restricted Shares, on the first anniversary date hereof and as to the remaining Restricted Shares on the second anniversary of the date hereof. Notwithstanding the foregoing, Schoenheimer acknowledges and agrees that, in connection with similar restrictions on the Transfer of AEI Common Stock that were agreed to by Radix and AEI with each of John Radziwill ("RADZIWILL") and Matthew P. Sheppard ("SHEPPARD") (Schoenheimer, Radziwill and Sheppard are sometimes hereinafter collectively referred to as the "MAJORITY STOCKHOLDERS"), the Majority Stockholders may agree in writing among themselves to allow one or two of them to Transfer more than the allowable percentage of AEI Common Stock in any of the two (2) years following the Effective Date, as long as the aggregate number of shares Transferred through any such year does not exceed the collective number of shares of AEI Common Stock that the Majority Stockholders, in the aggregate, are allowed to Transfer through such year; PROVIDED, HOWEVER, that the Majority Stockholders shall provide a copy of such written agreement to Radix and AEI before any one of the Majority Stockholders Transfers more than the allowable number of shares of AEI Common Stock that such Indemnitor is allowed to Transfer through the subject year.

          SECTION 2.2. STOCK CERTIFICATE LEGENDS. Schoenheimer, Radix and AEI each hereby acknowledge and agree that stop-transfer instructions will be given to AEI's transfer agent with respect to the Restricted Shares issued to Schoenheimer pursuant to the Merger
 Agreement and that a legend will be placed on the certificates representing such shares substantially in the following form:

          "The shares of stock represented by this share certificate are subject to the terms and restrictions and other provisions contained in a Supplemental Agreement, dated May 1, 1995, by and among Radix Ventures, Inc., Air Express International Corporation and [name]. A copy of such Agreement has been filed with the Secretary of the issuer and may be inspected at the issuer's offices."

 AEI agrees that it will cause such stop-transfer instructions to be released and new certificates without such legends to be issued with respect to shares as to which the restrictions have lapsed, and in respect of shares which Schoenheimer may otherwise be entitled to transfer as a result of an agreement with the other Majority Stockholders as permitted above.

                               ARTICLE III.
                             NON-COMPETITION

          SECTION 3.1. NON-COMPETITION. For a two year period following the Effective Date of the Merger, Schoenheimer agrees that he will not engage, directly or indirectly, whether alone or in conjunction with any person, corporation, partnership or other business enterprise, in North America or Europe in any Competitive Activity (as hereinafter defined). For purposes of this Section 4.1, "COMPETITIVE ACTIVITY" shall mean (i) activity consisting of Schoenheimer's participating in the management of, owning more than 5% of the combined equity interest of, having a material interest in, or his acting as a principal, consultant or agent for or director, officer or employee of, any business operation of any person, corporation, partnership or other business enterprise if such business operation is then in direct competition with the business operations of Radix or any subsidiaries, divisions or affiliates of Radix as conducted on the Effective Date, which include, without limitation, the businesses of customs brokerage, international air and ocean freight forwarding and warehousing ancillary to such other business; (ii) the solicitation or inducement of any director, officer, employee, agent or independent contractor of AEI, Radix or any subsidiary, division or affiliate thereof to leave his or her employment with the Company, Radix or any subsidiary, division or affiliate thereof or the hiring of any such director, officer, employee, agent or independent contractor, or (iii) the request or advice to any client to withdraw, curtail or cancel its business with AEI, Radix or any subsidiary, division or affiliate thereof. For purposes hereof, Radix Organization, Inc. shall not be deemed to be an affiliate, independent contractor or agent of Radix.

          SECTION 3.2. CONFIDENTIALITY. Schoenheimer acknowledges that, either during or after the Severance Period, he will not, except as may otherwise be required by law, directly or indirectly, disclose or make available to any person, corporation, partnership or other business enterprise for any reason or purpose whatsoever, or use or cause to be used in any manner adverse to the interests of Radix or any subsidiary, division or affiliate thereof, any Confidential Information (as hereinafter defined) PROVIDED, HOWEVER, that Schoenheimer shall not be obligated to treat as confidential any Confidential Information that (i) was publicly known at the time of disclosure to Schoenheimer, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement, (iii) is lawfully disclosed to Schoenheimer by a third party or (iv) is required by law, regulation or court order to be disclosed.

          As used in this Agreement the term "CONFIDENTIAL INFORMATION" means: information disclosed to Schoenheimer or known by Schoenheimer as a direct consequence of or through his direct relationship with the Radix or any subsidiary, division or affiliate thereof, not generally known in the industries or businesses in which they operate concerning such parties' respective clients, customers, employees and suppliers or lists thereof, advertising and marketing data and methods, business methods, organization, procedures, finances, information regarding the skills, abilities or compensation of such parties' respective directors, officers, employees, agents and independent contractors, trade secrets, trademarks and other intellectual property rights, product and service lines and any related or other technical, corporate or trade information.

          SECTION 3.3. INJUNCTIVE RELIEF. In the event that either party breaches any of the terms set forth herein, the other party shall be entitled to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by the breaching party and to enjoin the breaching party from any further violation of the terms herein and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Each party acknowledges, however, that the remedies at law for any breach by him of the provisions herein may be inadequate and that the other party shall be entitled to injunctive relief against such party in the event of any such breach.

                               ARTICLE IV.
                              MISCELLANEOUS

          Section  4.1.  NO CONFLICT.  AEI and Radix each hereby
 acknowledge that Schoenheimer shall be acting from time to time in his capacity as Stockholder Representative pursuant to the terms of the Merger Agreement and nothing herein shall be deemed to limit or otherwise restrict his ability to act in that capacity.

          SECTION 4.2. VALIDITY. In the event that any provision of this Agreement is held invalid or unenforceable by a court having competent jurisdiction hereof, the invalidity of unenforceability of any such provision shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; PROVIDED, that if any one or more of the terms contained in Sections 4 hereof shall for any reason be held by a court having competent jurisdiction hereof to be excessively broad with regard to time, duration, geographic scope or activity or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision held invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Agreement or the enforcement of such provision in any other jurisdiction or circumstances and such term shall not be deleted but shall be reformed and construed by any court having competent jurisdiction hereof in a manner to enable this Agreement and such term to be enforced to the fullest extent permitted by applicable law.

          SECTION 4.3. ASSIGNMENT. Radix and AEI may assign or transfer this Agreement and their respective rights and obligations hereunder to an affiliate or successor without the prior written consent of Schoenheimer (provided, however, that AEI may not assign its obligation to nominate Schoenheimer to its Board of Directors, and no such assignment shall release Radix or AEI of their respective obligations hereunder or adversely affect the benefits to which Schoenheimer is entitled pursuant to Section 1.4 above). Any assignment or transfer of the rights and obligations of Schoenheimer hereunder shall not be effected without the prior written consent of Radix and AEI. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, transferees and assigns.

          SECTION 4.4. WAIVER OR MODIFICATION. No waiver, modification, release, or cancellation of this Agreement or any portion of this Agreement shall be binding unless evidenced by a writing executed by Radix, AEI and Schoenheimer or an authorized representative thereof with the same formality of this Agreement. The waiver by any party hereto of a breach or any provision of this Agreement shall not operate or be construed as a waiver of any other breach or provision of this Agreement.

          SECTION 4.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes, but which together shall constitute but one and the same instrument and shall be binding upon the parties hereto and their permitted successors, transferees and assigns. Counterparts of this Agreement may be executed and delivered by facsimile transmission.

          SECTION 4.6. GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws principles thereof. Each party agrees to submit to the jurisdiction of any Federal Court sitting in the State of New York, or any state court sitting in the State of New York, in respect of any claims brought hereunder. Each party agrees that such jurisdiction shall be the exclusive jurisdiction for any such claim except that (i) any final judgment rendered by any such court may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by applicable law and (ii) and any such claim may be brought in federal court or state court, or the foreign equivalent, in any state or jurisdiction where any such party has its principal residence or, in the case of AEI, where it has its chief executive offices, and such parties agree to submit to the jurisdiction of such other courts in connection with any action maintained hereunder.

           SECTION 4.7. LEGAL EFFECT. This Agreement shall have no legal force or effect until the Effective Time of the Merger, whereupon this Agreement shall become simultaneously effective.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, in counterparts or otherwise, all as of the day and year first written above.

                             RADIX VENTURES, INC.


                             By:------------------------------------
                                Name:
                                Title:

                             AIR EXPRESS INTERNATIONAL
                             CORPORATION


                             By:------------------------------------
                                Hendrik J. Hartong, Jr.
                                Chairman


                              --------------------------------------
                              Pierre L. Schoenheimer, Individually

                                                                EXHIBIT H



                          SUPPLEMENTAL AGREEMENT

          This Supplemental Agreement, dated as of the 1st day of May, 1995 (the "AGREEMENT"), by and among Radix Ventures, Inc., a Delaware corporation ("RADIX"), Air Express International Corporation, a Delaware corporation ("AEI"), and Matthew P. Sheppard ("SHEPPARD").

                                RECITALS:

          WHEREAS, AEI is to acquire Radix pursuant to the terms and conditions set forth in a certain Agreement and Plan of Reorganization, dated as of the date hereof (the "MERGER AGREEMENT"), by and among Radix, AEI, and AEIC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AEI ("NEWCO"), with AEI acquiring Radix by merging Newco with and into Radix (the "MERGER") and converting all of the issued and outstanding common stock of Radix (other than Dissenting Shares and Non-Qualified Shares) as of the date of such Merger into up to 1,000,000 shares of the common stock of AEI (the "AEI COMMON STOCK"); and

          WHEREAS, Sheppard is a stockholder of Radix, and will be receiving shares of AEI Common Stock in the Merger;

          WHEREAS, Radix, AEI and Sheppard desire to enter into this Agreement in order to contractually restrict Sheppard from transferring more than a certain percentage of the AEI Common Stock which Sheppard receives in connection with the Merger for a two year period following the Effective Date;

          WHEREAS, the execution and delivery of this Supplemental Agreement is a condition precedent to the obligations of AEI to execute and deliver the Merger Agreement;

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the terms and covenants of this Agreement, and other good and valuable consideration, the parties hereto agree as follows:

                                ARTICLE I.
                    RESTRICTION ON TRANSFER OF SHARES

          Section 1.1. RESTRICTIONS ON TRANSFER. Sheppard hereby agrees that he will not sell, pledge, assign or otherwise transfer ("Transfer") more than one-third of the AEI Common Stock received by him in connection with the Merger for a period of twelve months following the Effective Date (the remaining two third of the shares is herein referred to as the "RESTRICTED SHARES"). Thereafter, this contractual restriction on Transfer will terminate as to one-half of the Restricted Shares, on the first anniversary date hereof and as to the remaining Restricted Shares on the second anniversary of the date hereof. Notwithstanding the foregoing, Sheppard acknowledges and agrees that, in connection with similar restrictions on the Transfer of AEI Common Stock that were agreed to by Radix and AEI with each of Pierre L. Schoenheimer ("SCHOENHEIMER"), John Radziwill ("RADZIWILL") and Sheppard (Schoenheimer, Radziwill and Sheppard are sometimes hereinafter collectively referred to as the "MAJORITY STOCKHOLDERS"), the Majority Stockholders may agree in writing among themselves to allow one or two of them to Transfer more than the allowable percentage of AEI Common Stock in any of the two (2) years following the Effective Date, as long as the aggregate number of shares Transferred through any such year does not exceed the collective number of shares of AEI Common Stock that the Majority Stockholders, in the aggregate, are allowed to Transfer through such year; PROVIDED, HOWEVER, that the Majority Stockholders shall provide a copy of such written agreement to Radix and AEI before any one of the Majority Stockholders Transfers more than the allowable number of shares of AEI Common Stock that such Indemnitor is allowed to Transfer through the subject year.

          SECTION 1.2. STOCK CERTIFICATE LEGENDS. Sheppard, Radix and AEI each hereby acknowledge and agree that stop-transfer instructions will be given to AEI's transfer agent with respect to the Restricted Shares issued to Sheppard pursuant to the Merger Agreement and that a legend will be placed on the certificates representing such shares substantially in the following form:

          "The shares of stock represented by this share certificate are subject to the terms and restrictions and other provisions contained in a Supplemental Agreement, dated May 1, 1995, by and among Radix Ventures, Inc., Air Express International Corporation and [name]. A copy of such Agreement has been filed with the Secretary of the issuer and may be inspected at the issuer's offices."

 AEI agrees that it will cause such stop-transfer instructions to be released and new certificates without such legends to be issued with respect to shares as to which the restrictions have lapsed, and in respect of shares which Sheppard may otherwise be entitled to transfer as a result of an agreement with the other Majority Stockholders as permitted above.

                               ARTICLE II.
                              MISCELLANEOUS

          Section 2.1. NO CONFLICT. AEI and Radix each hereby acknowledge that Sheppard shall be acting from time to time in his capacity as Stockholder Representative pursuant to the terms of the Merger Agreement and nothing herein or as a result of his service as an officer and employee of Radix following the Merger shall be deemed to limit or otherwise restrict his ability to act in that capacity.

          SECTION 2.2. VALIDITY. In the event that any provision of this Agreement is held invalid or unenforceable by a court having competent jurisdiction hereof, the invalidity of unenforceability of any such provision shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          SECTION 2.3. WAIVER OR MODIFICATION. No waiver, modification, release, or cancellation of this Agreement or any portion of this Agreement shall be binding unless evidenced by a writing executed by Radix, AEI and Sheppard or an authorized representative thereof with the same formality of this Agreement. The waiver by any party hereto of a breach or any provision of this Agreement shall not operate or be construed as a waiver of any other breach or provision of this Agreement.

          SECTION 2.4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes, but which together shall constitute but one and the same instrument and shall be binding upon the parties hereto and their permitted successors, transferees and assigns. Counterparts of this Agreement may be executed and delivered by facsimile transmission.

          SECTION 2.5. GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Connecticut, without regard to the conflicts of laws principles thereof. Each party agrees to submit to the jurisdiction of any Federal Court sitting in the State of New York, or any state court sitting in the State of New York, in respect of any claims brought hereunder. Each party agrees that such jurisdiction shall be the exclusive jurisdiction for any such claim except that (i) any final judgment rendered by any such court may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by applicable law and (ii) and any such claim may be brought in federal court or state court, or the foreign equivalent, in any state or jurisdiction where any such party has its principal residence or, in the case of AEI, where it has its chief executive offices, and such parties agree to submit to the jurisdiction of such other courts in connection with any action maintained hereunder.

          SECTION 2.6. LEGAL EFFECT. This Agreement shall have no legal force or effect until the Effective Time of the Merger, whereupon this Agreement shall become simultaneously effective.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, in counterparts or otherwise, all as of the day and year first written above.

                             RADIX VENTURES, INC.


                             By:------------------------------------
                                Name:
                                Title:

                             AIR EXPRESS INTERNATIONAL
                             CORPORATION


                             By:------------------------------------
                                Hendrik J. Hartong, Jr.
                                Chairman


                              ------------------------------------
                              Matthew P. Sheppard, Individually

                                                                EXHIBIT I



                    CALCULATION OF TANGIBLE NET ASSETS

 1. AEI agrees with Radix accounting treatment of the Flagship acquisition as reflected on the January 31, 1995 Balance Sheet and Income Statement.

 2. AEI agrees that software capitalized and included in property, plant and equipment and/or other assets as of January 31, 1995 and subsequent additions and/or deletions and amortization to the Closing Balance Sheet date is a tangible asset.

 3. Whether paid or not paid, the termination fee of $300,000 payable to ROI, net of tax benefits, the $200,000 severance payment to a Radix officer, net of tax benefits, the amounts expended in connection with Section 1.3(c) (iv), (v), (vi) and (viii) net of any tax benefits, and the payment of all Seller Expenses on a before and after tax basis, are to be reflected as a liability on the Closing Balance Sheet.

 4. The tangible net assets reflected on the Closing Balance Sheet (after the recording of all liabilities in No. 3 above) are to be increased by the after tax amount of the $300,000 termination fee, the $200,000 severance payment, the amounts expended in connection with Section 2.3(c)(iv), (v), (vi) and (vii) net of any tax benefits, and the before tax amount of seller expenses in excess of $500,000.

 5. Capitalized expenses associated with the Bank of New York credit facility shall be charged, net of tax benefits, if any, to Radix's shareholders' equity on the Closing Balance Sheet.

                                                                EXHIBIT J



                            ENVIRONMENTAL LAWS



          "ENVIRONMENTAL LAWS" shall mean

               a) The Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. [section] 8601 et seq.) ("CERCLA") and/or the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. [section] 6901 et seq.) ("RCRA") and/or the Toxic Substances Control Act (15 U.S.C. [section] 2601 et seq.) ("TSCA") and/or the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. [section] 136 et seq.) ("FIFRA") and/or the Clean Air Act (42 U.S.C. [section] 7401 et seq.) ("CAA") and/or the Federal Water Pollution Control Act (33 U.S.C. [section] 1251 et seq.) ("FWPCA") and/or the Safe Drinking Water Act (42 U.S.C. [section] 300f et seq.) ("SDWA"); and

               b) All applicable present statutes, laws, regulations, rules, ordinances, codes, licenses, permits, guidelines, standards, orders, requirements, approvals, plans, authorizations, concessions, franchises, and similar items of all governmental agencies, departments, commissions, boards, bureaus and instrumentalities of the United States, any foreign country, or any state and political subdivision thereof, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to pollution and/or the protection of human health and/or the environment, including, without limitation:

               (i) those pertaining to reporting, licensing, permitting, investigating, and remediating emissions, discharges, releases, or threatened releases of Materials of Environmental Concern (as hereinafter defined), whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, generation, treatment, removal, storage, disposal, transport, or handling of Materials of Environmental Concern, whether solid, liquid or gaseous in nature; and

               (ii) those pertaining to the protection of the health and safety of employees or the public.

          "MATERIALS OF ENVIRONMENTAL CONCERN" means any substance:

               a) the presence of which requires investigation or remediation under any Environmental Laws; or

               b) which is defined as a "hazardous waste," "hazardous substance," "hazardous material," toxic substance, pollutant or contaminant under any Environmental Laws; or

               c) which is identified under any Environmental Laws as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes restricted or regulated by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States, any foreign country or any state or any political subdivision thereof.

               "ENVIRONMENTAL CLAIM" means any claim, order, investigation, action, suit, proceeding, injunction, demand or violation of any Environmental Laws, including, without limitation, any claim, order, investigation, action, suit, proceeding, injunction, demand or violation for health effects to persons, property damage and/or damage to natural resources brought by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States, any foreign country or any state or any political subdivision thereof, or from any director, officer, employee, agent, contractor or any other private or third party, and any notice,

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                                                                        3



 whether oral or written, advising the Company of any of the foregoing or of any fact, event or condition which could reasonably be the basis for the assertion of any of the foregoing.

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                                                                EXHIBIT K



          The following shall apply with regard to the relationship between Radix Group & AEI, on the one hand (collectively "RGI/AEI") and ASA, on the other after the Effective Date:

               1. RGI/AEI shall use reasonable best efforts to continue to work with ASA relating to the software usage and, particularly, the interfacing between the Radix Group System and the AEI System.

               2. In the event of any significant problem with ASA, as part of its continuing activities for RGI/AEI, AEI management will promptly involve Matthew Sheppard and Pierre Schoenheimer ("S&S") in discussions with ASA relating to those problems. A "significant problem" shall be deemed to have occurred with ASA under this Agreement, upon RGI/AEI giving written notice to ASA with respect to the occurrence of any two documented instances of problems that have not been resolved in a timely manner, including, without limitation, the following:

                    i). the failure of ASA to remedy a defect or malfunction in the software or documentation, and to provide RGI/AEI with corrected copies of same, within three (3) days of receipt of written notice of such a defect or malfunction from RGI/AEI;

                    ii). the failure of ASA to respond within three
                         (3) days to a written request from RGI/AEI for support in connection with the use and operation of the software or any problems therewith;

                    iii).the failure of ASA to upgrade the software
                         or documentation within three (3) days of receipt of a written request from RGI/AEI for such an upgrade;

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                                                                        2




                    iv). the failure of ASA to provide RGI/AEI with
                         copies of any upgrades or enhancements to the software or documentation which increases the speed, efficiency or ease of operation of the software, or adds additional capabilities to or otherwise improves the functions of the software, within three (3) days of ASA's generating for or providing to any customer said upgraded software or documentation.

               3. If AEI within the first six months after the Effective Date, has a significant problems with ASA which remains unresolved with the above period, it will notify S&S thereof in writing, stating the significant problem. S&S will then have 10 days to attempt to resolve the significant problem to the reasonable satisfaction of AEI.

               4. If S&S are unable to resolve such issues within said periods, RGI/AEI may exercise its right to acquire the Source Code from ASA for $250,000 (or less) and, provided such payment is made within 6 months of the Effective Date, such amount net of the estimated future tax benefit of the amortization of such amount will be paid to AEI by distribution to AEI of Escrowed Property in such amount from the escrow.

               5. In the event that either Mr. Schoenheimer or Mr. Sheppard shall not be available to act in this capacity, then John Radziwill shall act in such party's stead.


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